Table of Contents

OFFERING CIRCULAR

IROQUOIS VALLEY FARMLAND REIT, PBC

An offering of up to $43,087,726 in Common Stock

	Per Share	Total Maximum
Public Offering Price (1)	$595	$43,087,726	(2)
Underwriting Discounts and Commissions (3)	$–	$–
Proceeds to Us from this Offering to the Public (Before Expenses)	$595	$43,087,726

(1)	The price per share of common stock shown was determined by our board of directors and will apply until an alternate price is approved by the board of directors. Historically, share price is adjusted annually and effective in the spring. This is a “best efforts” offering.

(2)	On May 3, 2019, we initially qualified up to $50,000,000 in shares of our common stock for issuance. As of July 10, 2020, we have sold 11,539.69 shares, for total gross offering proceeds of approximately $6,912,274. Accordingly, as of July 10, 2020, the total maximum amount of shares available for issuance is $43,087,726.

(3)	There are no underwriting fees or commissions associated with this offering.

Neither we, nor any other affiliate of ours involved in the offer and sale of our common stock being offered hereby is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of shares of our common stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this offering circular. Any representation to the contrary is a criminal offense.

This offering circular follows the Form-S11 disclosure format.

The date of this offering circular is July 10, 2020.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The mailing address of our principal executive offices is:

Iroquois Valley Farmland REIT, PBC

708 Church Street, Suite 234

Evanston, Illinois 60201

Our telephone number is (847) 859-6645 and our website is www.iroquoisvalley.com.

The mailing address and telephone number of our agent for service of process is:

Registered Agent Solutions, Inc.

9 E. Lookerman Street, Suite 311

Dover, Delaware 19901

888-716-7274

Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Iroquois Valley REIT”), is one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

We are offering up to $43,087,726 in our common shares to the public at $595 per share. The minimum investment in shares of our common stock for initial purchases is 17 shares, or $10,115, based on the current price per share. On May 3, 2019, we qualified up to $50,000,000 in shares of our common stock for issuance. As of July 10, 2020, we have sold 11,539.69 shares, for total gross offering proceeds of approximately $6,912,274. Accordingly, as of July 10, 2020, the total maximum amount of shares available for issuance is $43,087,726.

We expect to offer common stock in this offering until the earlier of May 3, 2022, which is three years from the qualification date of this offering, or the date on which we raise the maximum amount being offered, unless terminated by our board of directors at an earlier time. In no event will we extend this offering beyond 180 days after the third anniversary of the initial qualification date. This is a “best efforts” offering, which means that we will use our best efforts to sell shares of common stock, but there is no obligation to purchase or sell any specific amount of shares. Our shares of common stock are not being underwritten by an underwriter.

There is no public trading market in which our common stock can be sold. Shares of our common stock are not traded on any national securities exchange. This means that it may be difficult to sell your shares. While we will look to develop secondary and internal market options, you cannot be guaranteed the ability to sell or trade our common stock. Transfers of our common stock will be subject to the transfer restrictions in our Certificate of Incorporation and Bylaws and may only be made in full compliance with applicable federal and state securities laws. We have, however, adopted a stock redemption program (the “Stock Redemption Program”) designed to provide our stockholders with limited liquidity approximately once a year, but eligibility for this program is subject to a five (5) year holding period and other restrictions. Please refer to “Policies with Regards to Certain Activities—Stock Redemption Program” section hereunder, and the copy of the Stock Redemption Program filed with the SEC as an exhibit to our offering statement, for more details.

i

We conduct our business and own our farmland investments through our “operating company,” Iroquois Valley Farms LLC, an Illinois limited liability company (“Iroquois Valley LLC”), which was formed on June 5, 2007. In an effort to simplify tax reporting and provide opportunities to effectively raise growth capital, effective as of December 31, 2016, the members and managers of Iroquois Valley LLC approved and implemented a conversion from a limited liability company to the operating structure described here. As part of the conversion, our operating tax status changed, as we went from a limited liability company taxed as a partnership to a real estate investment trust (“REIT”) taxed pursuant to provisions of the Internal Revenue Code of 1986, as amended (“Code”) as further described herein. (See section “U.S. Federal Income Tax Considerations”). In the conversion, the members of Iroquois Valley LLC contributed 99% of their membership interests to Iroquois Valley REIT and 1% of their membership interests to Iroquois Valley Farmland TRS, Inc. (“Iroquois Valley TRS” or our “TRS”), a taxable REIT subsidiary, and as a result of the transaction Iroquois Valley REIT owns (i) 100% of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC). Iroquois Valley REIT is the sole manager of Iroquois Valley LLC.

References to “Iroquois Valley,” “we,” “our,” “us” or the “Company” refer to the entire Iroquois Valley corporate family, namely Iroquois Valley REIT together with its consolidated subsidiaries, including our operating company, Iroquois Valley LLC (as well as any subsidiaries thereof) and Iroquois Valley TRS.

Iroquois Valley REIT was incorporated as a public benefit corporation pursuant to the laws of Delaware. As a result of our status as a public benefit corporation, Iroquois Valley REIT may make decisions or pursue strategies that do not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby. While the nature of our business and the purposes to be conducted or promoted by us must at all times be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, we intend to produce a public benefit or public benefits and to operate in a responsible and sustainable manner. We manage our business in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures.

Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors. No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. We do reserve the right in the future and without notice to engage either a placement agent or broker-dealer (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will reduce our proceeds from this offering by the amount of the total of such fees and commissions.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Potential investors are urged to consult their tax advisors regarding the tax consequences to them, in light of their particular circumstances, of acquiring, holding and disposing of our common stock. See “Risk Factors” for risks to consider before buying shares of our common stock, including the following:

•	Our prior performance, as well as that of our affiliated entities, may not predict our future results. Therefore, there is no assurance that we will achieve our investment objectives.

•	Iroquois Valley REIT is a public benefit corporation pursuant to the laws of Delaware, and as such may make decisions or pursue strategies that do not maximize financial gain, and consequently, could reduce the value of shares of our common stock offered hereby.

ii

•	You will not be able to evaluate a significant number of our investments prior to purchasing shares of our common stock. We have not yet identified a significant number of investments to acquire with the net proceeds of this offering. Investments we make will be analyzed by our investment committee which reports to our board of directors. Please refer to the section titled “Policies with Regards to Certain Activities—Investment Committee” for a more detailed description of the investment committee.

•	This offering is being made pursuant to recently adopted rules and regulations under Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are still relatively untested and subject to change.

•	If we raise substantially less than the maximum offering amount, we may not be able to acquire a diverse portfolio of investments, and the value of your shares may vary more widely with the performance of specific assets.

•	We may change our investment guidelines without shareholder consent, which could result in investments that are different from those described in this offering circular.

•	Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source, including offering proceeds, borrowings, or sales of assets. We have not established a limit on the amount of proceeds we may use to fund distributions. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments, and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with REIT distribution requirements and avoid U.S. federal income and excise taxes on retained income.

•	Our shares are illiquid. Our Stock Redemption Program requires a minimum five-year holding period for eligibility. There is no public market for our shares, nor a specific deadline by which one will be created, if ever. There is no requirement that our operating company liquidate our portfolio by a specific date, and in fact it is generally our intent to work with our farmers to hold and steward land for organic farming on a long-term basis.

•	No public market currently exists for shares of our common stock. Until shares of our common stock are listed, if ever, you may not be able to sell any shares of our common stock purchased hereunder. If you are able to sell your shares of our common stock, you may have to sell them at a substantial loss.

•	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level U.S. federal income tax and, as a result, our cash available for distribution to our shareholders and the value of the shares of our common stock could materially decrease.

•	Real estate investments are subject to general downturns in the industry as well as downturns in specific geographic areas. We cannot predict what the operations will yield on our farmland investments or that any tenant or mortgage or other real estate-related loan borrower will remain solvent. Global pandemics, such as the ongoing COVID-19 pandemic, may affect our farmers directly, and/or impact their supply chains, access to markets, or availability of labor. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions or appreciation of your investment.

iii

•	Our farmland investments are subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

iv

v

ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell shares of our common stock securities offered hereunder. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Post-Qualification Offering Circular Amendment No. 3 amends and restates the offering circular of Iroquois Valley REIT, as originally qualified by the SEC on May 3, 2019, as amended and as may further be amended and supplemented from time to time in order to add, update and/or replace information contained in the offering circular and to include: the audited consolidated financial statements of Iroquois Valley REIT, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, equity and cash flows for the years ended December 31, 2019 and 2018, and the related notes to the consolidated financial statements.

This offering circular is part of an offering statement filed with the SEC, using a continuous offering process. Periodically, as we make material investments, or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. Also, a copy of our offering circular and all supplements will be posted on our website, www.iroquoisvalley.com. The contents of our website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Notice regarding the impact of COVID-19 on the timing of the Company’s annual amendment to its Offering Statement on Form 1-A/A POS

In March 2020, the SEC adopted Rule 230.257(f) providing temporary relief to Regulation A reporting companies unable to timely comply with their filing obligations as a result of the novel coronavirus (“COVID-19”) outbreak. This offering circular, and the amendment to the Company’s Offering Statement on Form 1-A/A POS of which it is a part, are filed in reliance on this temporary relief, as COVID-19 and related, government-imposed restrictions have affected the Company’s accountants, auditors, consultants, staff, and professional advisors in their efforts to timely file this post-qualification amendment. For additional detail on risks to the Company stemming from COVID-19, please see the Company’s current report on Form 1-U filed with the SEC on April 28, 2020 and the section of this offering circular titled “Risk Factors.”

1

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain antifraud provisions, to the extent that our common shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our common shares are listed on a national securities exchange.

“Qualified purchasers” include:

1.	“accredited investors” under Rule 501(a) of Regulation D, which for natural persons means:

a.	An individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; OR

b.	Earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

2.	all other investors besides “accredited investors,” so long as their investment in our common shares does not represent more than:

a.	10% of the greater of their annual income or net worth (for natural persons); OR

b.	10% of the greater of annual revenue or net assets at fiscal yearend (for non-natural persons).

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Foreign (non-U.S.) investors may participate in this offering only in accordance with applicable investment standards of the foreign investor’s residence and SEC Regulation S. However, such foreign purchasers may not be permitted to re-sell common stock purchased in this offering to a U.S. person or for the account or benefit of a U.S. person for a period of six (6) months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

2

OFFERING SUMMARY

This offering summary highlights key information regarding Iroquois Valley REIT and this offering of our common stock. This summary is intended solely for convenient reference and does not contain all of the information necessary to fully evaluate this offering. To understand this offering fully, you should read the offering circular carefully, including the “Risk Factors” section, and consult your own advisors before deciding to invest in Iroquois Valley REIT.

IROQUOIS VALLEY

Iroquois Valley Farmland REIT, PBC, a Delaware public benefit corporation (“Iroquois Valley REIT”), is an organic farmland finance company (together with its subsidiaries, “Iroquois Valley,” “us,” or “we”). We will select, value, and manage farmland investments across the Unites States. Farmland investments include the acquisition of farmland, mortgage financings secured by farmland, and extending operating lines of credit to farmers, all centered around organic farming. We are one of the first private companies in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland.

SOCIAL AND ENVIRONMENTAL OBJECTIVES

Iroquois Valley REIT focuses on organic agriculture that positively impacts the health and sustainability of food systems, farming communities, and ecosystems. We support family farms and aim to support the next generation of American farmers. We embrace the following guiding principles as our “Vision Statement”:

•	Enable the next generation of young farmers to positively impact world health;
•	Farm with healthy, humane and organic practices without GMOs, toxic pesticides, herbicides, fungicides, synthetic fertilizers or other harmful chemicals;
•	Keep the farmers on the land by indefinitely renewing their leases and preferentially selling to the farm tenant. Enable farmers to own land by providing mortgage financing;
•	Grow a broad base of mission-aligned investors and partners working to heal people and planet;
•	Transition traditional investment capital from conventional trading and extractive practices to renewable and regenerative uses;
•	Maintain a fair-valued and democratically governed enterprise enabling both investors and farmers to enjoy a stable and profitable return on their farming investment; and
•	Protect farmland.

See “Our Business and Properties—Section 6: Impact.”

OUR PORTFOLIO OBJECTIVES

Our objectives when acquiring farmland investments are to:

•	Offer investors a diversified farmland portfolio in terms of geography, production mix, and asset class;
•	Balance new and existing relationships with farmers;
•	Grow the fair market value of our shares;
•	Provide investors liquidity through our Stock Redemption Program while maintaining ownership of the underlying farmland assets in perpetuity;
•	Pay annual dividends; and
•	Preserve, protect, and return your capital contribution.

See “Our Business and Properties—Section 4: Our Portfolio.”

3

We seek to achieve these objectives steadily over time; however, there is no assurance that we will meet our social and environmental or portfolio objectives. See “Risk Factors.”

OUR STRATEGY

We aim to provide investors access to a diversified portfolio of certified organic farmland in line with our portfolio objectives and public benefit commitment. We expect to use substantially all the net proceeds of this offering to invest in farmland investments throughout the United States. Farmland investments may include direct acquisitions of farmland, offering intermediate farm mortgage loans to farmers, or financing organic farm stability and expansion through operating lines of credit. We may invest in farmland investments through one or more joint ventures or subsidiaries. See “Estimated Use of Proceeds.”

In selecting farmland investments, we prioritize those which will provide financial returns and further our social and environmental objectives. For real estate investments, we hope to acquire and manage farmland properties that generate both fixed and variable leasing revenue from tenants. For debt investments (i.e., mortgages and operating lines of credit), we directly structure, underwrite, and originate these products, allowing us to approach our underwriting in partnership with the farmer. Our focus with these debt instruments is to lend to farmers with a low risk of default based on due diligence supervised by our investment committee and board of directors. In structuring our loan transactions, we aim to receive an acceptable risk-adjusted return and to provide the farmer with a realistic and manageable payment schedule.

We also seek to acquire farmland investments that reflect the diversity of activities occurring on certified organic farmland throughout the United States. We seek to invest across a wide swath of geographic locations with operators that vary in terms of size, generational history, crop and production mixes, business plans, and supply chain practices.

MARKET OPPORTUNITIES

Our income stream from farmland investments depends in large part on organic farmers’ revenue and profitability. Demand for organic food continues to grow, largely driven by millennials’ concern for the quality, source, and nutrition of the food they eat and feed their children. Organic farmers earn a price premium for their crops at market. Studies show that, as a result, over time organic farms can be more profitable than conventional farms of a similar size, scope, and crop variety. The growing demand for organic food, coupled with the price premium for certified organic products, is fundamental to our business model. Ultimately, we believe that in this market, our farmland investments will allow us to create income for periodic dividend payments to our stockholders, in addition to social and environmental impact.

OUR COMMITMENT TO IMPACT

As a Delaware public benefit corporation, Iroquois Valley REIT and its board of directors will consider our public benefit objective in addition to the financial interests of shareholders when making decisions. In doing so, we intend to operate in a responsible and sustainable manner. Pursuant to our Certificate of Incorporation, our public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures.

We have taken a number of steps to further our commitment to social and environmental impact. We have appointed a Director of Impact to our staff. In 2019, Iroquois Valley became one of the first companies to undergo an Impact Management Assessment by Aeris Insight. And since 2012, we have been certified as a “B Corp,” a private certification awarded for meeting rigorous standards of social and environmental performance, accountability, and transparency. We have consistently scored within the top 10% of all B Corps assessed, earning us awards like “Best for the World Overall” and in specific categories.

4

OUR STRUCTURE

This is an offering of the common stock of Iroquois Valley REIT. We make our farmland investments through our operating subsidiary, Iroquois Valley Farms LLC (“Iroquois Valley LLC”). Iroquois Valley REIT is the manager of and owns (directly and indirectly) 100% of Iroquois Valley LLC.

See “Our Business and Properties—Section 1: Corporate Structure” and “Summary of Iroquois Valley LLC’s Operating Agreement” for more information about our corporate structure.

DIRECTORS AND OFFICERS

Iroquois Valley REIT is led by a board of directors elected by our shareholders. The board has the full authority to manage the business and affairs of the Company. With the election and appointment of new directors in 2019, nearly 50% of our directors are either active farmers or involved with farming and gardening operations. We intend to maintain this level of representation from the farming community on our board moving forward. Our board has created and delegated certain authority to an investment committee in order to assist with the identification and due diligence on new acquisitions. See “Policies with Regards to Certain Activities—Investment Committee.”

The board of directors appoints corporate officers to both Iroquois Valley REIT and Iroquois Valley LLC. Generally, we do compensate our officers and other employees, typically through salaries and performance-based bonuses, and, less often, through equity grants or stock options. We do not compensate directors, but in the future, the board may determine that reasonable compensation is appropriate for directors.

For additional detail, including biographies of directors and officers, see “Directors and Officers” and “Management Compensation.”

5

TABLE SUMMARY OF KEY INFORMATION ABOUT THIS OFFERING OF COMMON STOCK

The table below provides a summary of key additional features of this offering of common stock. The table below is intended to serve as a convenient reference for potential investors and is qualified in its entirety by reference to the offering circular.

The Offering

We are offering up to $43,087,726 in shares of common stock of Iroquois Valley REIT at $595 per share. The minimum investment in shares of our common stock for initial purchases is 17 shares, or $10,115, based on the current price per share. We are making this offering available to U.S. investors subject to SEC Regulation A and to non-U.S. investors subject to SEC Regulation S and local securities laws. For additional detail on eligibility for participation in this offering and related matters, see “Plan of Distribution.”

This offering commenced on May 3, 2019. As of July 10, 2020, we have raised total aggregate gross offering proceeds of approximately $6,912,274 and have issued 11,539.69 shares of our common stock.

We currently expect that this offering will remain open until the earlier of May 3, 2022 or the date on which we raise the maximum amount being offered, unless terminated by us at an earlier time. We reserve the right to terminate this offering for any reason at any time. In no event will we extend this offering beyond October 30, 2022, the date 180 days after the third anniversary of the initial qualification date.

Voting Rights

Each common stockholder is entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. See the sections of this offering circular titled “Description of Common Stock” and “Certain Provisions of Delaware Law and our Charter Documents.”

Summary of Risk Factors	Investing in shares of our common stock is subject to many risks. These risks include, without limitation:

•	risks related to our business model and the farms in which we invest;
•	risks related to compliance with securities laws and other laws and regulations;
•	risks related to real estate and real estate-related assets;
•	risks related to our use of leverage; and
•	risks related to our REIT status and other tax risks.

You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in us.
Conflicts of Interest	We are subject to various conflicts of interest arising out of our activities with respect to certain relationships between the Company, our directors and officers, stockholders, and farm operators. See “Conflicts of Interest.”

6

Distributions

We have operated, and intend to continue to operate, in a manner that allows us to qualify Iroquois Valley REIT as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. Among other requirements, REITs are generally required to distribute to shareholders at least 90% of their annual REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain).

We expect that our board will declare and pay distributions annually in arrears. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow and the REIT distribution requirements. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

Our goal is to provide a reasonably predictable and stable level of current income, through annual distributions, while at the same time maintaining a fair level of consistency in our net asset value. Any distributions that we make will directly impact our net asset value by reducing the amount of our assets. Over the course of your investment, your distributions plus the change in your shares’ value (either positive or negative) will produce your total return. See “Description of Common Stock.”

Stock Redemption Program

Our Stock Redemption Program is intended to provide limited interim liquidity for our stockholders until a liquidity event occurs. Subject to certain conditions, shares become eligible for redemption following a minimum five-year holding period. A copy of our Stock Redemption Program is attached as an exhibit to our offering statement filed with the SEC. See also “Policies with Regards to Certain Activities—Stock Redemption Program.”

How to Subscribe

After reviewing and considering this offering circular and all exhibits, you may request to purchase stock electronically through invest.iroquoisvalley.com, or by submitting the subscription agreement attached as an exhibit to this offering circular. See “How to Subscribe.”

Additional Information

Our office is located at 708 Church Street, Suite 234, Evanston, IL 60201. Our telephone number is (847) 859-6645. Information regarding the Company is also available on our website at www.iroquoisvalley.com.

If you have questions about making an investment in Iroquois Valley REIT, you may reach the investor relations team at (847) 859-6645 ext. 701 or invest@iroquoisvalleyfarms.com.

7

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers highlight material information regarding us and this offering. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase any shares of our common stock.

Q: What is Iroquois Valley?

A: We are one of the first private enterprises in North America to offer investors direct exposure to a diversified portfolio of certified organic farmland. Iroquois Valley is a certified B Corp and our REIT is incorporated as a Delaware Public Benefit Corporation (“PBC”). As a PBC, we conduct business that balances the interests of the shareholders with our public benefits. Our publicly stated goal is to create public benefit by enabling healthy food production, restoring soil, and improving water quality through the establishment of secure and sustainable farmland tenures.

Q: What is Iroquois Valley’s legal structure?

A: We conduct our business and own our farmland investments through our "operating company,” Iroquois Valley LLC, which was formed on June 5, 2007. Effective as of December 31, 2016, in an effort to simplify tax reporting and provide opportunities to efficiently raise growth capital, the members and managers of our operating company approved and implemented a conversion: from a limited liability company owned by multiple equity owners to a three-entity operating structure.

In connection with this conversion, the members of Iroquois Valley LLC contributed 99% of their membership interests to Iroquois Valley REIT and 1% of their membership interests to Iroquois Valley TRS, and as a result of the transaction Iroquois Valley REIT owns (i) 100% of Iroquois Valley TRS and (ii) 99% of Iroquois Valley LLC (with Iroquois Valley TRS owning the remaining 1% of Iroquois Valley LLC). We are offering shares of common stock of Iroquois Valley REIT in this offering.

Iroquois Valley LLC remains our operating company, holding and managing the overwhelming majority of our properties, and employing our staff and management. Iroquois Valley REIT is the sole manager of Iroquois Valley LLC. We have formed (and will again in the future form) subsidiaries to acquire certain properties. Examples of reasons to do so include to secure certain financing, to engage a joint venture partner (or partners), or for general liability protection.

Q: What is a real estate investment trust, or REIT?

A: In general, a REIT is an entity that:

•	Combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;
•	Is able to qualify as a "real estate investment trust” under the Code for U.S. federal income tax purposes and is therefore generally entitled to a deduction for the dividends it pays and not subject to U.S. federal corporate income taxes on its net income that is distributed to its shareholders. This treatment substantially eliminates the "double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and
•	Generally, pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We elected to be treated as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2016.

8

Q: Who chooses which investments we make?

A: Our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance, and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating and monitoring our investment opportunities, and making decisions related to the acquisition, management, financing, and disposition of our assets, in accordance with our investment objectives, guidelines, policies, and limitations. Our board receives regular updates on potential investments, periodic introductions to Iroquois Valley farmers, and regular reports on compliance with the board’s guidance.

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. In addition, subject to certain limitations and restrictions established and overseen by our board of directors, our management team has limited discretionary authority to make certain investments. See "Policies with Regards to Certain Activities.”

Q: What kind of offering is this?

A: We are offering a maximum of $43,087,726 in our common shares to the public on a "best efforts” basis at $595 per share. This offering is being conducted as a continuous offering pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions may be briefly paused at times to allow us to effectively and accurately process and settle subscriptions that have been received.

Q: How does a “best efforts” offering work?

A: When our common shares are offered to the public on a "best efforts” basis, we are only required to use our best efforts to sell our common shares. No party, such as an underwriter, has a firm commitment or obligation to purchase any of our common shares.

This means that although we intend to sell up to $43,087,726 in our common shares in this offering, we may only be able to sell an amount much less than that maximum. In turn, if we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire a diverse portfolio of investments, and the value of your shares may vary more widely with the performance of specific assets.

Q: What is the purchase price for your common shares?

A: Our current offering price is set at $595 per share.

Q: Is there any minimum investment required?

A: Yes, the minimum investment is $10,115 (17 shares).

Q: Who can buy shares?

A: Generally, you may purchase shares if you are a “qualified purchaser” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include:

i)	“accredited investors” under Rule 501(a) of Regulation D; and
ii)	all other investors so long as their investment in our common shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

9

Net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Q: May I make an investment through my IRA or other tax-deferred retirement account?

A: Generally, yes. We currently accept investments through IRAs maintained with certain custodians. You are urged to consider the tax implications of such an investment and to discuss the tax implications with your professional advisors before investing.

Q: How is an investment in your common shares different from investing in shares of other real estate investment opportunities offered on similar online investment platforms?

A: We are one of the few non-exchange traded REITs offered directly to all potential investors primarily over the internet. We already own and intend to expand a diversified portfolio of organic farmland investments, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited investors at a low investment minimum.

Q: How is an investment in shares of our common stock different from investing in shares of a listed REIT?

A: Shares of a “listed REIT” are listed on a public trading market. Therefore, the fundamental difference between our common shares and those of a listed REIT is the daily liquidity available with a listed REIT. For investors with a short-term investment horizon or other reasons to desire a more liquid investment, a listed REIT may be a better alternative than investing in our common shares. While we believe our common shares are an alternative way for investors to deploy capital into a diversified pool of real estate assets with a lower correlation to the general stock market than listed REITs, and we may eventually seek to list our shares on an exchange sometime in the future, an investment in this offering is highly illiquid.

Additionally, listed REITs are subject to more demanding public disclosure and corporate governance requirements than we are subject to. While we are subject to the scaled reporting requirements of Regulation A, such periodic reports are substantially less than what typically would be required for a listed REIT.

Q: Will I have the opportunity to redeem my common shares?

A: Yes. Effective on February 22, 2019, our board of directors approved and adopted a Stock Redemption Program intended to provide limited interim liquidity for our stockholders until a liquidity event occurs.

Stock redemption under this program is subject to certain restrictions and limitations, including a five (5) year hold period before shares are eligible for redemption. In addition, redemptions of your shares will be dependent upon the timing and terms of our Stock Redemption Program approved by our board of directors. Please refer the copy of our Stock Redemption Program filed as an exhibit to our offering statement filed with the SEC and "Policies with Regards to Certain Activities—Stock Redemption Program.”

10

Q: Will I be charged upfront selling commissions?

A: No. Investors will not pay upfront selling commissions as part of the price per common share purchased in this offering. Additionally, there is no dealer-manager fee in connection with the offering and sale of our common shares through our website.

Q: Who pays your organization and offering costs?

A: Organization and offering costs may be paid from a variety of sources, including but not limited to cash flow from operations, proceeds of this offering and/or offerings by our subsidiaries, interest or dividend income received from our investments, financing or lines of credit from institutional lenders, the sale of investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

Q: What fees and expenses do you pay to any of your affiliates?

A: No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. Generally, we do compensate our executive officers and other employees, typically through salaries and performance-based bonuses. In the future, the board may determine that reasonable compensation is appropriate for directors. The Company may receive reasonable market-based acquisition or closing fees associated with loan origination. We will use certain offering proceeds to reimburse expenses related to the offering, including but not limited to legal, accounting, and filing fees. See “Management Compensation.”

Q: Do we intend to use leverage?

A: Yes. We do and will continue to use leverage in making our investments. Our targeted portfolio-wide leverage, after we have acquired a substantial portfolio, is between 25-40% of the financial cost basis of our assets. As we continue to grow our portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the interim portfolio) in order to quickly build a diversified portfolio of properties and assets.

Q: How often will I receive distributions?

A: We expect that our board will continue to declare and pay distributions annually in arrears; however, our board may declare other periodic distributions as circumstances dictate. Any distributions we make will be at the discretion of our board and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that our board will set the rate of distributions at a level that will be reasonably consistent and sustainable over time, which will be fully dependent on the yields generated by our assets.

In addition, our board of directors’ discretion as to the payment of distributions is impacted by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, our board will make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. Any distributions that we make will directly impact our net asset value by reducing the amount of our assets.

11

Q: What is the source of your distributions?

A: We may pay distributions from a variety of sources, including but not limited to cash flow from operations, proceeds of this offering and/or offerings by our subsidiaries, interest or dividend income received from our investments, financing or lines of credit from institutional lenders, the sale of investments, or loan proceeds. Generally, we have few or no limitations on the amounts we may pay from such sources.

Q: Will the distributions I receive be taxable as ordinary income?

A: Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax, until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in our common shares will be treated as sales proceeds from the sale of our common shares for U.S. federal income tax purposes. Distributions we designate as capital gain dividends are generally taxable at long-term capital gains rates for U.S. federal income tax purposes.

However, because each investor’s tax considerations are different, we recommend that you consult with your tax advisor prior to making an investment. You also should review the section of this offering circular entitled "U.S. Federal Income Tax Considerations,” including for a discussion of the special rules applicable to distributions in redemption of shares and liquidating distributions.

Q: May I reinvest my cash distributions in additional shares?

A: Generally, yes, provided that your investment in shares of our common stock is permitted pursuant to the limitations imposed under Regulation A as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws. We have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional common shares. However, so long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional shares hereunder either directly or through a program established by us in the future, if any. The purchase price for such shares will be the price per share on that date as determined by our board of directors.

Q: Who might be interested in making an investment in your shares?

A: An investment in our shares may be of interest to you if you seek to diversify your personal portfolio with a real estate investment vehicle focused on organic farmland properties and other select real estate-related assets, seek to receive current income, or seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Any investment in Iroquois Valley is subject to substantial risks and should not be taken lightly. No assurance can be given that a shareholder will receive dividends, will be repaid his/her/its investment, or that an investor will not lose the entire investment. You should consult with your tax, financial, and legal advisors before making an investment.

12

Q: Are there any risks involved in buying your shares?

A: Yes. Investing in our common shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” for a description of the risks relating to this offering and an investment in our shares.

Q: What will you do with the proceeds from your offering?

A: We have used, and intend to continue to use, substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to invest in and manage a diverse portfolio of assets primarily consisting of organic farmland properties. However, our management team, led and overseen by our board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. For example, we may use offering proceeds to reduce outstanding debt, provide cash for working capital purposes, or pay a dividend to stockholders.

We may not be able to promptly invest the net proceeds of this offering in commercial real estate and other select real estate-related assets such as mortgage loans. For example, our deal flow may affect our ability to deploy available capital quickly as we conduct due diligence and evaluate prospective investments taking into account our business strategy and impact goals. In the interim, we may invest in short-term, highly liquid or other authorized investments. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-related investments.

Q: How long will this offering last?

A: We currently expect that this offering will remain open for investors until the earlier of May 3, 2022, which is three years from the qualification of this offering, or the date on which we raise the maximum amount being offered, unless terminated by us at an earlier time. In no event will we extend this offering beyond October 30, 2022, which is 180 days after the third anniversary of the initial qualification date. We reserve the right to terminate this offering for any reason at any time.

Q: Will I be notified of how my investment is doing?

A: Yes, we will provide you with periodic updates on the performance of your investment in us, including:

•	an annual report;
•	a semi-annual report;
•	current event reports for specified material events within four business days of their occurrence;
•	supplements to the offering circular, if we have material information to disclose to you; and
•	other reports that we may file or furnish to the SEC from time to time.

We will provide this information to you by posting such information on the SEC’s website at www.sec.gov.

Q: When will I get my detailed tax information?

A: Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.

13

Q: How do I buy shares?

A: You may purchase shares of our common stock in this offering by filling out a subscription agreement like the one attached as an exhibit to this offering circular. This process can be completed electronically through our website, www.iroquoisvalley.com, or submitted by mail as per the instructions on the subscription agreement. As part of the subscription process you will need to select an investment amount and pay for the shares at the time you subscribe. If you have questions, you may reach an investor relations team member at (847) 859-6645 ext. 701. See “How to Subscribe.”

Q: Who can help answer my questions about the offering?

A: If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by writing, emailing, or telephoning us at:

Iroquois Valley Farmland REIT, PBC

P.O. Box 5850

Evanston, IL 60204

Offering Contact Information

Alex Mackay

Vice President Investor Relations

amackay@iroquoisvalleyfarms.com

(847) 859-6645 ext. 701

14

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this offering circular before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, financial condition, prospects and forward-looking statements. In addition, some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

RISKS RELATED TO OUR BUSINESS AND FARMS

The geographic concentration of our portfolio could cause us to be more susceptible to adverse weather, economic or regulatory changes or developments in the markets in which our farms are located than if we owned a more geographically diverse portfolio, which could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all.

We are susceptible to developments or conditions in these states and/or the specific counties in which our farms are located, including adverse weather conditions (such as drought, windstorms, tornados, floods, hail and temperature extremes), transportation conditions (including conditions relating to truck and rail transportation and the navigation of the Mississippi River), crop disease, pests and other adverse growing conditions, health crises and pandemics, and unfavorable or uncertain political, economic, business or regulatory conditions (such as changes in price supports, subsidies and environmental regulations). Any such developments or conditions could materially adversely affect the value of our farms and our ability to lease our farms on favorable terms or at all, which could materially adversely affect our financial condition, results of operations, cash flow and ability to make distributions to our stockholders.

Our portfolio is concentrated in a limited number of farms, which subjects us to an increased risk of significant loss if any farm declines in value or if we are unable to lease a farm.

Our current portfolio includes 77 individual farmland investments (including farms, mortgages, and lines of credit) relating to farms in 15 states across the U.S. However, in many cases, we have made multiple investments in a single farm or farmer. (See “Our Business and Properties—Section 5: Our Portfolio”). One consequence of a limited number of investments and farms is that the aggregate returns we realize may be substantially adversely affected by the unfavorable performance of a small number of farm operations or a significant decline in the value or success of any single property. Lack of diversification will increase the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our farms.

15

Our investments in pastured livestock and dairy farms have additional capital risks compared to our commodity and specialty/vegetable row crop farms because if diseased or damaged, it requires multiple years and substantial capital to redevelop the revenue producing assets, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

A number of our farms are focused on pastured livestock for either dairy or meat production. See “Our Business and Properties” for additional details on our current portfolio. And in the future, we expect to add to our investments in farmland used for pastured livestock and dairy production, which could significantly increase our concentration of livestock-based investments. Livestock production involves more risk than annual vegetable and commodity row crops because livestock investment requires more time and a greater capital investment. The livestock herd is susceptible to disease. If a farmer loses part of its herd to flooding, fire or disease, there would generally be significant time and capital needed to replace the animals and it may take years to resume production.

We currently lease many of our farms to family-owned farms, small and medium-sized independent farming operations, and younger farmers, which may have limited financial and personnel resources and, therefore, may be less stable than larger companies or agribusinesses, which could impact our ability to generate rental revenue.

We lease many of our farms to family-owned farms and medium-sized farming operations, which will expose us to a number of unique risks related to these entities. For example, family-owned farms and medium-sized agricultural businesses may be less able than larger farming operations to make lease payments when they experience adverse events. In addition, our target tenants for our organic grain farms may face intense competition, including competition from companies with greater financial resources, which could lead to price pressure on crops that could lower our tenants' income, which in turn could impact our ability to generate rental revenue. Furthermore, the success of a family-owned farm or medium-sized business may also depend on the management talents and efforts of one or a small group of persons. The death, disability or resignation of one or more of these persons could have a material adverse impact on our farmers and, in turn, on us.

In addition, our tenants and borrowers are frequently younger operators. Young farmers may have less experience overall, particularly regarding the business planning associated with taking on substantial lease and mortgage obligations. At the same time, the young farmers we typically work with are generally more experienced than their age may initially suggest, given what are typically strong family farming backgrounds. These “multi-generational” farmers have often established or expanded their businesses after growing up farming with parents and grandparents. Thus, they likely have multi-generational and community support structures to offer guidance. Nevertheless, it is a fact that these young farmers have less years of experience than an older farmer would generally have.

Our investments in row crop farms have long-term leases with purchase options, and the nature of such contract structures increase our exposure to various risks.

As of the date of this offering circular, less than 10 of our leases have an expiration date of more than four years. In the future, as we acquire more permanent crop farms or renew our current permanent crop property leases, we may enter into multi-year fixed or participating leases consistent with our past practice for mature permanent farms. Participating leases may continue to be either flexible or crop share leases, and the gross revenue participation may vary based on crop prices or crop yield. Such leases may also provide for annual rent escalations based on a fixed dollar amount or a percentage per acre. By entering into long-term leases with participating rent components, we are subject to various risks, including risks relating to declining crop prices, lower than average crop production, and interest rate risk, each of which could reduce the amount of rent we receive under such leases.

16

In addition, as part of working with farmers focused on long-term land tenancy, we have used and may continue to use advanced contractual purchase agreements or purchase option rights, with the intention of having the farmer buy the property in the future. There is no guarantee that the farmer will be able to purchase the land when contractually required or at any point during an option period. In certain circumstances, purchase prices may be pre-agreed upon and therefore may not reflect fair market value at the time of the sale.

Our business is dependent in part upon the profitability of our tenants' and borrowers’ farming operations, and any downturn in the profitability of their farming operations could have a material adverse effect on the amount of rent we can collect and, consequently, our cash flow and ability to make distributions to our stockholders.

We depend on our tenants and borrowers to operate the farms in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent or interest, as well as pay real estate taxes, maintain certain insurance coverage and maintain the farms generally. The ability of our tenants to fulfill their obligations under our leases depends, in part, upon the overall profitability of their farming operations, which could be adversely impacted by, among other things, adverse weather conditions, crop prices, global supply of arable farmland, crop disease, pests, contaminants, and unfavorable or uncertain political, global health, economic, business, or regulatory conditions. We can provide no assurances that, if a tenant defaults on its obligations to us under a lease, we will be able to lease or re-lease that property on economically favorable terms in a timely manner, or at all. In addition, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

Due to the nature of crops as a commodity, there is a risk that crop prices could fall to levels that will not sustain an ongoing operation and may result in default or payment delays. Similarly, farming has historically been a marginally profitable business and, therefore, projected profits or variable rent payments may not materialize. Any downturn in the profitability of the farming operations of our tenants/borrowers, without insurance to make up the difference, or a downturn in the agricultural industry as a whole could have a material adverse effect, on our financial condition, results of operations, cash flow and ability to make distributions to our stockholders. Although we continue to seek means to reasonably diversify our portfolio, concentration in our portfolio may exacerbate any potential impacts.

The recent COVID-19 outbreak or similar global health crises could negatively impact our farmland investments.

The recent outbreak of COVID-19 could have a materially adverse effect on the financial condition of farms in our portfolio. The outbreak of COVID-19 has resulted in governmental authorities implementing numerous measures to try to contain the virus, such as quarantines, shelter in place orders, and shutdowns. The outbreak may cause market volatility in commodity prices and could result in other market uncertainties. The outbreak could affect demand for certain products from the wholesalers, distributors, processors, cooperatives and producers to whom our farmers sell, and it is likely that the outbreak of COVID-19 will cause an economic slowdown. Our farmers’ ability to grow their businesses, contract for labor and supplies, sell crops, and access supply chains could be materially affected. Risks related to an epidemic, pandemic or other health crisis such as COVID-19 could severely disrupt farmer operations and thus lower the lease and mortgage revenue from our farmland investments.

17

We may be subject to risks associated with our tenants' and borrowers’ financial condition and liquidity position.

A majority of our leases do not require the full payment of rent in cash in advance of the planting season, which subjects us to credit risk exposure to our farm-operator tenants and the risks associated with farming operations, such as weather, commodity price fluctuations and other factors. We will also be exposed to these risks with respect to flexible leases for which a portion of the rent is based on a percentage of a tenant's farming revenues and leases with terms greater than one year. We also may not become aware of a tenant's financial distress until the tenant fails to make payments to us when due, which may significantly reduce the amount of time we have to evict the tenant and re-lease the property to a new tenant before the start of the spring planting season, should we choose to do so. These risk scenarios also apply to our borrowers—we may have limited efficient recourse upon borrower default.

We may be unable to collect balances due on our leases or mortgages from any tenants or borrowers in bankruptcy, which could materially adversely affect our financial condition, results of operations and cash flow.

We are subject to tenant and borrower credit risk. Our tenants, particularly those that may depend on debt and leverage, could be susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their financial obligations, including meeting their obligations to us under their leases. A tenant in bankruptcy may be able to restrict our ability to collect unpaid rent and interest during the bankruptcy proceeding and may reject the lease. If a bankrupt tenant rejects a lease with us, any claim we might have for breach of the lease, excluding a claim against collateral securing the lease, would be treated as a general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year of lease payments or 15% of the remaining lease payments payable under the lease, but in no case more than three years of lease payments. In addition, a tenant may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If such a claim is successful, our rights and remedies as a lender, compared to a landlord, will generally be more limited. In the event of a tenant bankruptcy, we may also be required to fund certain expenses and obligations (e.g., real estate taxes, debt costs and maintenance expenses) to preserve the value of our farms, avoid the imposition of liens on our farms or transition our farms to a new tenant. Again, bankruptcy by borrower’s present certain similarities. Although our mortgage loans are typically secured by properties and our lines of credit are typically secured by other Borrower assets, foreclosure may not be an efficient means to re-capture our investment in a bankruptcy context, and may not be the recourse selected by our board in light of our broader public benefit goals. In sum, our financial condition, results of operations, and ability to make distributions to our stockholders could be materially adversely affected if a tenant or borrower declares bankruptcy.

Our failure to identify and consummate acquisitions that meet our investment criteria would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Our ability to expand through acquisitions is integral to our business strategy and requires that we identify and consummate suitable acquisition or investment opportunities that meet our investment criteria and are compatible with our growth strategy. While we continue to actively seek and evaluate farms for potential purchase as well as potential mortgage and operating line of credit borrowers, there is no guarantee that we will be able to continue to find and acquire such assets at attractive prices (or, in the case of our loan products, borrowers) or that any such acquisitions will not initially result in our portfolio being concentrated in a certain geography or crop type.

18

Additionally, we compete for the acquisition of farmland and related assets with many other entities engaged in agricultural and real estate investment activities, including individual and family operators of farming businesses, corporate agriculture companies, financial institutions, institutional pension funds, real estate companies, private equity funds and other private real estate investors. Our competitors may have greater resources than we do and may be willing to pay more for certain assets or may have a more compatible operating philosophy with our acquisition targets. In addition, the number of entities and the amount of funds competing for suitable investment farms may increase, resulting in increased demand and increased prices paid for these farms. Our failure to identify and consummate acquisitions that meet our investment criteria, including our target allocation ranges for crop type, would significantly impede our ability to achieve our business objectives, including growing our portfolio and diversifying by geography, crop type, and farmer, which could materially adversely affect our results of operations and ability to make distributions to our stockholders.

Some state laws prohibit or restrict the ownership of agricultural land by business entities, which could impede the growth of our portfolio and our ability to diversify geographically.

Certain states in which a substantial amount of farmland is located, including for example Iowa, North Dakota, South Dakota, Minnesota, Oklahoma, Wisconsin, Missouri and Kansas, have laws that prohibit or restrict to varying degrees the ownership of agricultural land by corporations or business entities like us. Additional states may, in the future, pass similar or more restrictive laws, and we may not be legally permitted, or it may become overly burdensome or expensive, to acquire farms in these states, which could impede the growth of our portfolio and our ability to diversify geographically in states that might otherwise offer compelling investment opportunities.

We are subject to state and local land use laws, including with respect to easements, and these issues may impact our ability to implement our business plan.

Pre-existing easements may impact the value of assets we purchase or the ability of our farmers to use that land for organic farming. For certain farmland investments, we have or may pursue the establishment of a conservation easement. If successful, we may be compensated for a portion of the development value that is contributed, but such an easement restricts the usage of the property and may affect its resale value. There is no guarantee that the we will be able to resell a property at its new cost basis after a conservation easement is established.

Failure to succeed in new markets could have a material adverse effect on our results of operations and ability to make distributions to our stockholders.

Our portfolio is comprised of farms located in Illinois, Indiana, Iowa, Kentucky, Maine, Michigan, Minnesota, Montana, New York, Ohio, Vermont, Virginia, West Virginia, and Wisconsin. We intend to continue our geographic expansion into new markets, including but not limited to the western United States. Any expansion into new geographies creates potential risks. As we move to acquire assets located in new markets, we may face risks associated with a lack of market knowledge or understanding of the local market, including the availability and identity of quality tenant or borrower farmers, forging new business relationships in the area and unfamiliarity with local government requirements and procedures. The management team may not be able to properly or efficiently evaluate the farmer or the opportunity due to geographic nuances in the market or farmland. While diversification itself is a risk mitigator, our management team may have less experience with the regional or local production models.

19

The nature of our investments also continues to evolve, such that our farmland investments include not only land acquisitions but also now mortgage loan assets and lines of credit to farmers. As our farmland investments as a whole and our menu of investment products expand, it could interfere or alter the direction and management of Iroquois Valley as a whole.

Our anticipated growth, expansion, and diversification may require additional corporate infrastructure or restructuring

Although we do not foresee such a need at this time, it is possible that certain structural changes may be necessary in the future to most effectively manage both the legacy buy-and-lease acquisitions and the mortgage and other loan business, or for example, our continued geographic expansion. Our platform for operating our business may not be as scalable as we anticipate or able to support significant growth without substantial new investment in personnel and infrastructure.

There could be significant administrative, legal, and accounting costs incurred by us associated with such restructuring. If we are unable to make significant investments on a timely basis or at reasonable costs, our business and operations could be materially adversely affected.

If our farms do not have access to adequate water supplies or proper drainage, it could harm our ability to lease the farms or to farm them on favorable terms or at all, which could have a material adverse impact on the value of our farms and our results of operations and our ability to make distributions to our stockholders.

In order to farm, there must be suitable access to water as well as proper drainage. Although we believe the farms in our current portfolio have, and we expect to acquire assets with, sufficient water and access to proper drainage, our analysis and surveys of the water availability and our properties may be incorrect, and water availability and rights may be affected by federal, state and local government regulations, policies and practices as well as private sector rights, actions and inactions. If we are unable to obtain or maintain sufficient water supplies for our farms or if they do not have proper drainage, or the costs incurred to obtain or maintain the water supplies cause the farming operation to be less profitable, which would impact the ability of our tenants and borrowers to make timely payments. Moreover, these water problems could negatively impact our ability to lease our farms on favorable terms or at all would be significantly impaired, which could have a material adverse impact on the value of our farms and our results of operations and ability to make distributions to our stockholders.

Additionally, for our current farms in the Midwest, and any farms that we invest in in the future that depend upon rain water rather than local water access, our tenants or borrowers on that property may be susceptible to extended droughts, and any failure on the part of such tenants/borrowers to procure adequate crop insurance, where available, would impact the ability of such tenants to make payments, which would have a material adverse impact on our ability to generate returns on our farms.

Our farms may be subject to adverse weather conditions, seasonal variability or alternate bearing, crop and livestock disease and other contaminants, which may affect our farmers’ ability to make payments, and thereby have a material adverse effect on our results of operations, financial condition and our ability to make distributions to stockholders. Crop insurance may be limited, inapplicable, or unavailable to make up any shortfall under these scenarios.

Our farms are vulnerable to adverse weather conditions, including drought, windstorms, tornados, floods and temperature extremes, which are quite common but difficult to predict. Unfavorable growing conditions can reduce both crop size and crop quality. Seasonal factors, including supply and consumer demand, may also have an effect on the crops grown by our tenants. In extreme cases, entire harvests may be lost in some geographic areas.

20

A significant portion of the U.S. has experienced severe drought conditions over the past few years and this could have negative short-term impacts on U.S. agriculture generally, including less crop production, increased competition for farmland due to distressed sales and lower farm income. Such conditions could have a materially adverse impact on our farming operations on our farms or longer-term effects on the U.S. agricultural industry generally. In addition, farms located near rivers or other water sources may be more susceptible to floods and drainage problems in periods of sustained rains. Our farms may also be vulnerable to crop disease, pests and other contaminants. Damages to farmers’ crops from drainage issues, crop disease or pests may vary in severity and effect, depending on the stage of production at the time of the drainage issue, infection or infestation, and, with respect to infestation or infection, the type of treatment applied and climatic conditions. The costs to control infestations vary depending on the severity of the damage and the extent of the plantings affected. These drainage issues or infestations can increase the costs and decrease the revenues of our tenants and borrowers. Farmers may also incur losses from product recalls, fines or litigation due to other contaminants that may cause food borne illness. It is difficult to predict the occurrence or severity of such product recalls, fines or litigation as well as their impact upon our tenants. Health crises such as the COVID-19 pandemic may also impact our farmers, including, for example, by disrupting their supply chains, market access, or availability of seasonal labor.

Under the terms of lease arrangements with our farmers, we seek to require tenants to obtain crop insurance to the extent reasonably commercially available. However, organic production is typically considered a higher risk than conventional crops resulting in higher premiums, reserves, and qualifying periods. In some cases, it may not be economic for a tenant operator or borrower to insure a specialty crop, or insurance may simply be unavailable, which may result in a farm managing an uninsured crop, or that particular farm not being able to produce a crop that would result in the most valuable yield. In addition, we generally do not require mortgage or line of credit borrowers to obtain or maintain crop insurance as an express condition of their applicable loan.

Future climate changes could materially adversely impact the value of our farms, our ability to lease our farms, our results of operations and our ability to make distributions to our stockholders.

In addition to the general risks that adverse weather conditions pose for our tenants and borrowers, including their ability to make their rental or mortgage payments, the value of our farms and the operations of our tenants and borrowers may be subject to risks associated with long-term effects of climate change. Some climatologists have predicted that the impacts of climate change could include increases in average temperatures, more extreme temperatures changes in rainfall patterns, severe droughts and increases in volatile weather over time. Such effects of climate change could make our farms less suitable for farming or other alternative uses, which could materially adversely impact the value of our farms, our ability to lease our farms or otherwise generate revenues from our farms, our results of operations and our ability to make distributions to our stockholders.

Agricultural technology enhancements, including genetic engineering, could adversely impact our anticipated returns, which in turn could have a materially adverse effect on our results of operations and financial condition.

Future advances in seed technology, genetic engineering, irrigation improvements and other agricultural technology enhancements may lead to higher crop production on existing farmland, which could put downward pressure on the demand for crops. As a result, we could experience a reduction in our anticipated returns, which are, in part, based on certain assumptions regarding increased global demand for crops and declining availability of farmland, which in turn could have a materially adverse effect on our results of operations and financial condition.

21

The market prices of the crops that our farmers produce have experienced volatility in the past and may experience volatility in the future, which may affect our farmers’ ability to pay rent or mortgage payments and, accordingly, may have a material adverse impact on our financial condition, results of operations and our ability to make distributions to our stockholders.

Prices of crops are volatile and can fluctuate due to conditions that are difficult to predict, including global competition with respect to supply and resources, crop yields, technological developments, severe weather and crop disease in the major crop production regions worldwide, domestic and international demand for a given crop and for U.S. agricultural products generally, and changes in governmental policies regarding agriculture, energy, trade, fiscal and monetary issues, particularly with regard to subsidies and tariffs, any of which may result in either increases or decreases in the value of the crops that our tenants produce each year. Competition may also increase from alternative farming ventures, such as controlled-environment farming (cultivation indoors in which conditions are highly regulated) using soil or hydroponic methods (cultivation in water with mineral supplements, without soil). Any of these factors could adversely affect ability the ability of our borrowers and tenants to meet their obligations to us and our ability to lease or re-lease farms on favorable terms, or at all, which could have a material adverse impact on the value of our farms, our financial condition, results of operations and our ability to make distributions to our stockholders.

Adverse changes in government policies related to farming, including decreases in farm subsidies, tax incentives or the percentage of ethanol that must be blended into fuel, could reduce prices of crops and the profitability of farming operations, which could materially adversely affect the value of our farms and our results of operations.

There are a number of state and federal government programs that provide subsidies and tax and other incentives to farm operators. Some of these programs have been in operation since the 1930s and were intended to stabilize the income to farm operators and protect them from agricultural setbacks such as wind damage, floods, drought and crop disease. In addition, in recent years both the U.S. federal government and certain state governmental agencies have required that transportation fuel sold in the U.S. contain a minimum volume of renewable fuel, including ethanol. These renewable fuel requirements have caused ethanol demand to increase substantially, which in turn has had a positive impact on the price of corn and specialty/vegetable and commodity row crop farmland prices in general. The elimination or reduction of any of these subsidies or other incentives, the widespread use of other forms of renewable fuel or reduction in renewable fuel requirements in the future could reduce the prices of crops and the profitability of farming operations, which could materially adversely impact the value of our farms and our ability to lease them on favorable terms, or at all, which would have a material adverse effect on our results of operations.

If the U.S. Federal Reserve or other central banks embark on a substantial tightening of monetary policy in the future that causes real interest rates to rise, it may cause land prices to decline if the rise in real interest rates is not accompanied by rises in the general levels of inflation, and we would also experience higher costs of our financing. A stronger U.S. dollar could also negatively impact exports, which could negatively impact our financial results.

A substantial tightening of monetary policy by the U.S. Federal Reserve or other central banks would increase credit costs (through the resulting increase in interest rates) and decrease credit availability. This could hurt farm operators because higher real interest rates make it more difficult for farm operators to qualify for loans and increase their borrowing costs. Higher interest rates also tend to decrease U.S. and world economic growth, thus decreasing the demand for agricultural crops. Moreover, a stronger U.S. dollar could affect the level of agricultural exports from the United States, potentially causing demand for exports to decline, which could negatively impact our financial results.

22

All of these consequences could reduce farm income. If increases in real interest rates (which is defined as nominal interest rates minus the inflation rate) or changes in the value of the U.S. dollar are not accompanied by higher levels of farm income and rents, this could lead to declines in agricultural land values and a reduction in our profitability, either of which would have a material adverse effect on our business or results of operations, financial condition and ability to make distributions to our stockholders. Furthermore, increases in interest rates would also increase our costs of borrowing money, which would negatively impact our financial condition and ability to make distributions to our stockholders.

There is a risk the IRS will take a position adverse to our reorganization as a REIT. If the IRS took this position, we would incur significant tax liability.

On January 1, 2017, we effected a plan of reorganization to be taxed as a REIT. Although management believes this reorganization was a tax-free transaction, there is no assurance that the Internal Revenue Service (“IRS”) will not take a position adverse to us. In the event the IRS determines the transaction is not tax-free, the parties to the reorganization would have to pay tax on any gain realized as a result of the reorganization, which may create a shortfall of cash and cause us to liquidate assets. However, to protect against this risk we received an opinion from legal counsel stating the reorganization should be tax-free. We have not received any notifications from the IRS or other governing entities about the aforementioned reorganization.

We have limited operating history as a REIT and as a reporting company under the terms of SEC Regulation A, Tier 2. We cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our company as a REIT, meet our regulatory obligations, or to appropriately deploy the amount of capital we hope to receive in this offering.

We have limited operating history as a REIT. We cannot assure you that the past experience of our senior management team will be sufficient to successfully operate our company as a REIT or in the context of this offering, including the requirements to timely meet the disclosure requirements of the SEC under our obligations pursuant to Regulation A, Tier 2. For example, we are required to develop and implement control systems and procedures in order to qualify and maintain our qualification as a REIT and satisfy our periodic and current reporting requirements under applicable SEC regulations. This transition could place a significant strain on our management systems, infrastructure and other resources, any of which could materially adversely impact our business, results of operations, and financial condition.

If this offering is successful, we may not be able to deploy the net proceeds in a timely manner or in a manner that will allow us to achieve our expected profitability. An inability to prudently manage fundamental changes to our business or the deployment of capital could materially adversely affect our results of operations and our ability to make distributions to our stockholders.

A pandemic such as COVID-19 could adversely impact our business and/or our ability to complete financial reports to enable us to comply with our SEC reporting obligations under Regulation A.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak of respiratory illness caused by COVID-19 or other public health crisis were to affect our facilities, staff, accountants or advisors, our business could be adversely affected. Such a pandemic can result in mandatory social distancing, travel bans, and quarantine, and this may limit access to our employees and professional advisors. These factors may hamper our efforts to comply with our filing obligations with SEC.

23

We operate as a Delaware public benefit corporation. As a result, we may not maximize financial gain to shareholders, while the public benefits we generate may be difficult to measure and value.

We organized Iroquois Valley REIT as a public benefit corporation pursuant to the laws of Delaware in 2016, and as such Iroquois Valley REIT is intended to produce a public benefit and to operate in a responsible and sustainable manner. We are managed in a manner that balances our stockholders’ pecuniary interests, the best interests of those materially affected by our conduct, and the public benefit or public benefits described in our Certificate of Incorporation. Our specific public benefit purpose is enabling healthy food production, soil restoration and water quality improvement through the establishment of secure and sustainable farmland access tenures. As a result of our status as a public benefit corporation, the board may make decisions that are not intended to maximize financial gain, and consequently, could reduce the value of shares offered hereby. We are also a Certified B Corporation, and our board and management team may make decisions consistent with a “triple-bottom-line” ethic, taking social and environmental factors into consideration.

In addition, Iroquois Valley’s intended public benefit is broad and ambitious. Although designed with this priority, no assurance can be given that we will achieve, or even substantially contribute to its intended public benefit. Although we will undergo regular third-party assessments of our social impact, impact of this kind may be difficult to quantify, measure, describe, value, and verify. The board of directors will have discretion over Iroquois Valley’s strategy towards achieving our intended public benefit, and stakeholders (including shareholders) who may disagree with the board’s selected strategy may have limited recourse.

We depend on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all, which could limit our ability to, among other things, acquire additional farms, meet our capital and operating needs or make the cash distributions to our stockholders necessary to qualify and maintain our qualification as a REIT.

In order to qualify and maintain our qualification as a REIT, we generally are required under the Code to, among other things, distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at regular corporate rates to the extent that we distribute less than 100% of our REIT taxable income, including any net capital gains. Because of these distribution requirements, we may not be able to fund future capital needs, including acquisition opportunities and principal and interest payments on any outstanding debt, from operating cash flow.

Consequently, we rely on third-party sources to fund our capital needs. We may not be able to obtain such financing on favorable terms, in the time period we desire or at all. Any debt we incur will increase our leverage, expose us to the risk of default and may impose operating restrictions on us, and any additional equity we raise could be dilutive to existing stockholders. Our revolving credit facilities contain certain customary restrictions, requirements and other limitations on our ability to incur indebtedness. Our access to third-party sources of capital depends, in part, on:

•	general market conditions;

•	the market's view of the quality of our assets;

•	the market's perception of our growth potential;

•	our debt levels;

•	our current and expected future earnings;

•	our cash flow and cash distributions; and

•	the market price per share of our common stock

24

Accordingly, we may be unable to obtain the third-party financing that we believe to be optimal, which may cause us to have less cash for distributions to stockholders. Our use of external sources of financing could also make us more vulnerable to a downturn in our business or the economy generally and a significant increase in the ratio of our indebtedness to our assets may have an adverse effect on the market price of our common stock.

The recent COVID-19 outbreak or similar global health crises could affect our ability to access sources of capital.

The extent to which COVID-19 could impact our operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, or a recession, could have a material adverse effect on our liquidity, reduce credit options available to us, and limit our ability to obtain debt or equity financing, or to refinance our debt in the future. The foregoing challenges may make it more difficult to obtain amendments, extensions, and waivers, and adversely impact our ability to effectively meet our short- and long-term obligations.

Debt, and the use of debt to finance future acquisitions or for other purposes, could restrict our operations, inhibit our ability to grow our business and revenues, and negatively affect our business and financial results.

We may incur additional debt in connection with future acquisitions or for other purposes. In addition, if we are successful in acquiring a portfolio of properties, although we intend to maintain leverage consistent with our previously stated leverage range, our leverage may increase significantly over a shorter period of time than if we acquire properties on a farm by farm basis. If necessary, we also may borrow funds to make distributions to our stockholders in order to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of farms at inopportune times or on disadvantageous terms, which could result in losses. To the extent we cannot meet our future debt service obligations, we will risk losing to foreclosure some or all of our farms that may be pledged to secure our obligations. An increase in our degree of leverage also could make us more vulnerable to a downturn in business or the economy generally.

We may be subject to litigation or threatened litigation, which may divert management time and attention, require us to pay damages and expenses, or restrict the operation of our business.

We may be subject to litigation or threatened litigation, including claims relating to the actions of our tenants and otherwise in the ordinary course of business. In particular, we are subject to the risk of complaints by our tenants involving premises liability claims and alleged violations of landlord-tenant laws, which may give rise to litigation or governmental investigations, as well as claims and litigation relating to real estate rights or uses of our farms. In addition, any private property owner, including us and our farmers, is at risk of eminent domain action by government authorities, that could result in the loss of some or all of a property. Additionally, as a result of our filings required as Regulation A reporting company, our business and financial condition has become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties.

Regardless of their merit, some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. Whether or not any dispute actually proceeds to litigation, we may be required to devote significant management time and attention to its successful resolution (through litigation, settlement or otherwise), which would detract from our management's ability to focus on our business. We generally intend to vigorously defend ourselves; however, we cannot be certain of the ultimate outcomes of those claims that may arise in the future. Significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments and settlements exceed insured levels, could materially adversely impact our earnings and cash flows, thereby having a material adverse effect on our financial condition, results of operations, cash flows, and our ability to make distributions to our stockholders.

25

Liability for uninsured or underinsured losses could adversely affect our financial condition and revenues.

Our farms may be damaged by adverse weather conditions and natural disasters, such as earthquakes, floods and tornados. Our insurance or that of our farmers, as applicable, may not be adequate to cover all damages or losses from these events, or we may view it as not economically prudent to purchase insurance for certain types of losses. Various types of losses, such as losses due to wars, riots, nuclear reaction, terrorist acts, earthquakes, floods, hurricanes, global health crises, pollution or environmental matters, generally are either uninsurable, or not economically insurable (i.e., insurable at such high rates that to maintain such coverage would cause an adverse impact on the related investments). As a result, there can be no assurance that all investments will be insured against particular risks, or that particular risks which are currently insurable will continue to be insurable on an economically feasible basis.

Should an uninsured loss or a loss in excess of insured limits occur, we could lose our capital investment in the affected property, as well as anticipated future revenues from such property and, in the case of debt which is recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the property. If an insured liability to a third party were to occur, we could incur the cost of defense and settlement with, or court ordered damages to, that third party. In addition, inflation, changes in building or zoning codes and ordinances, environmental considerations and other factors may also make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by us might not be adequate to restore its economic position with respect to the affected property. Further, if any such loss is insured, we may be required to pay a significant deductible on any claim for recovery of such a loss prior to our insurer being obligated to reimburse us for the loss, or the amount of the loss may exceed our coverage for the loss, which could have a material adverse effect on our cash flow.

Potential liability for environmental matters could adversely affect our financial condition.

We are subject to the risk of liabilities under federal, state, and local environmental laws applicable to agricultural farms, including those related to wetlands, groundwater, and water runoff. Some of these laws could subject us to:

•	responsibility and liability for the cost of removal or remediation of hazardous substances released on our farms, which may include herbicides and pesticides, generally without regard to our knowledge of or responsibility for the presence of the contaminants;

•	liability for the costs of investigation, removal or remediation of hazardous substances or chemical releases at disposal facilities for persons who arrange for the disposal or treatment of these substances; and

•	potential liability for claims by third parties for damages resulting from environmental contaminants.

Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our farms, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from the property. Additionally, we could become subject to new, stricter environmental regulations, which could diminish the utility of our farms and have a material adverse impact on our results of operations.

26

The presence of endangered or threatened species on or near our acquired farms could restrict the activities of our tenants, which could in turn have a material adverse effect on the value of our farms and our results of operations.

Federal, state, and local laws and regulations intended to protect threatened or endangered species could restrict certain activities on our farms. The size of any area subject to restriction would vary depending on the protected species at issue, the time of year and other factors, and there can be no assurance that such federal, state and local laws will not become more restrictive over time. If portions of our farms are deemed to be part of or bordering habitats for endangered or threatened species that could be disturbed by the agricultural activities of our tenants, it could impair the ability of the land to be used for farming. This in turn could have a material adverse impact on the value of our assets and our results of operations.

We may be required to permit the owners of the mineral rights on our farms to enter and occupy parts of the farms for the purposes of drilling and operating oil or gas wells, which could materially adversely impact the rental value of our farms.

Although we own the surface rights to our farms and expect to own the surface rights to farms that we acquire, other persons may own the rights to any minerals, such as oil and natural gas that may be located under the surfaces of these farms. Currently there is no mineral development on any of our farms, but we can provide no assurances that third parties will not assert claims for mineral rights on our farms or that farms that we acquire in the future will not be subject to third-party mineral rights. To the extent that third parties have mineral rights on farms that we currently own or acquire in the future, we expect that we would be required to permit third parties to enter such farms for the purpose of drilling and operating oil or gas wells on the premises. We will also be required to set aside a reasonable portion of the surface area of our farms to accommodate these oil and gas operations. The devotion of a portion of our farms to these oil and gas operations would reduce the amount of the surface available for farming or farm-related uses. Such activities might also disrupt the productivity of the farmland or property related to farming or increase the risk of environmental liabilities, any of which could materially adversely impact the rents that we receive from leasing these farms.

If our farmers fail to comply with applicable labor regulations, it could have an adverse effect on their ability to make loan/rental payments to us and, in turn, our ability to make distributions to our stockholders.

State, local, and federal governments have implemented a number of regulations governing labor practices used in connection with farming operations. For example, these regulations seek to provide for minimum wages and minimum and maximum work hours, as well as to restrict the hiring of illegal immigrants. If one of our tenants or borrowers is accused of violating, or found to have violated such regulations, it could have a material adverse effect on their results of operations, which could materially adversely affect its ability to make its rental or loan payments to us, as applicable, and, in turn, our ability to make distributions to our stockholders.

Maintaining organic crops carries additional risks relative to traditional farming.

The production of organic crops also carries natural risks of organic farming, including the ability to control weeds or pests. If any of the tenants or farmers that work farmland owned or financed by us are inexperienced or do not attend to weed or pest control, the crop yield may suffer significantly. Organic and specialty crops often need temporary storage pending market sales and delivery, and the longer such crops are stored, the more problems that can occur including mold, pest infestation, and contamination. Likewise, organic and specialty crops cannot be mixed with conventional crops for storage. Thus, the lack of storage facilities may result in the crops being transported long distances to be stored elsewhere and subjecting the crops to additional spoilage risks and even theft. There is also no assurance that the premium prices for organic crops will continue.

27

Some of our farmland investments and potential farmland investments are in a transition to organic status. There are various factors that may affect these transitions and delay returns, or lead to lower returns generally.

Some of our recent farmland investments and potential farmland investments are in a transition from conventional to organic status. Many of them have been farmed conventionally for many generations and considerable effort may be required to transition such farms in order for them to become certified organic. Crop production may be limited during this transition period, and farms may require significant capital investment to facilitate the transition.

During the transition period, usually three years, the crops can only be sold as conventional crops, thus not attaining the typical organic pricing premium. Among the factors which may affect the transition process are: conventional crop prices, weather, adequate labor, drainage complications, soil compaction, soil degradation, excessive chemical applications and other compounding factors. Any of those factors may cause delays in transitioning farmland to certified organic. Such delayed transitions may result in the lack of organic certification, lower crop yields, and other issues that may lead to lower returns as a whole.

Organic certification requirements could change and may result in some farmland reverting to a conventional farm and conventional crop pricing. This reversion may lead to lower financial returns.

The organic certification requirements could change, which may result in the de-certification of our owned and financed farmland and reversion to conventional crop pricing, which is currently significantly lower than organic pricing. There is no assurance that the premium prices for organic crops will continue. Likewise, there is no way for us to know or predict whether any of these changes will occur. If organic certification requirements change such that some or all of our farmland is no longer organic, our returns may be lower due to the change to conventional crop pricing, because our farmers would be competing generally against other traditional, conventional farms and farming operations.

RISKS RELATED TO THIS OFFERING

This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

Our common shares are being offered and sold only to “qualified purchasers” as defined in Regulation A. Our reliance, even in part, on attracting investors that may not meet the net worth or income requirements of “accredited investors” carries certain risks that may not be present in other offerings. For example, certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than “accredited investors,” which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our maximum offering goal. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Other than those investments already in our portfolio described in this offering circular, you will not have the opportunity to evaluate our future investments before we make them, which makes your investment more speculative.

We have not yet acquired or identified all of the investments we will make. We are not able to provide you with any information to assist you in evaluating the merits of any specific properties or real estate-related assets that we may acquire in the future, except for investments that may be described in one or more supplements to this offering circular. We will seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our future investments before we make them, you will have to rely entirely on the ability of the board, management, and the investment committee to select suitable and successful investment opportunities. The investment committee, as authorized by the board of directors, will have broad discretion in selecting the properties we will invest in and the tenants of those properties, and you will not have the opportunity to evaluate potential investments.

28

Our Bylaws restrict you from transferring your shares unless your proposed transfer meets certain requirements. In the event that you have met all conditions to transfer your shares, you may still be unable to dispose of your shares.

Our Bylaws contain certain ownership limits with respect to its stock, including, among other restrictions, limits which prohibit the beneficial or constructive ownership by any person of more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our stock, excluding any shares that are not treated as outstanding for U.S. federal income tax purposes. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from this ownership limit if certain conditions are satisfied. On January 17, 2019, our board of directors approved an increase in the common stock ownership limit (for a single specific investor) to permit an investment by an outside third party which had the effect of the party owning approximately 12% of our issued and outstanding common stock as of February 9, 2019 the closing date of that investment. The common stock ownership limit as well as other restrictions on ownership and transfer of the stock in Iroquois Valley REIT’s Bylaws may (i) discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for Iroquois Valley REIT’s common stock or that Iroquois Valley REIT’s stockholders otherwise believe to be in their best interests, and (ii) result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

Our board of directors established the offering price of your shares based on the measures described herein, but such price is not based upon any other valuation or independent metric, private or public.

Our board of directors established the current offering price of the shares on the basis outlined herein (see “Determination of the Offering Price”). This price, while based on the management’s best estimate of the market value of our assets, may not bear any relationship to what the assets or shares would sell for in an open market or in the event of a liquidation. Because the offering price is not based upon any public market valuation, the price may be higher than the proceeds that an investor would receive upon liquidation or a resale of his or her shares if they were to be listed on an exchange or actively traded by broker-dealers.

The then-current offering price is also used to determine the repurchase price of shares under our Stock Redemption Program. So similar cautions apply to the extent you may seek to redeem your shares in the future. The offering price will be calculated by means determined by the board, and there may not be a public market to compare or verify this price.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will be more dependent on the performance of any of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that we will use our best efforts to sell our shares. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broader portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments, resulting in less breadth in terms of the type, number, geography, and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less breadth in our portfolio. Further, we will have certain fixed operating expenses, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

29

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in properties.

If we are able to quickly raise capital during this offering, we may have difficulty identifying and purchasing suitable properties on attractive terms at a corresponding rate of speed. Therefore, there could be a delay between the time we receive net proceeds from the sale of shares of our common stock in this offering and the time we invest the net proceeds. This could cause a substantial delay in the time it takes for your investment to realize its full potential return and this could adversely affect our ability to pay regular distributions of cash flow from operations to you. If we fail to timely invest the net proceeds of this offering, our results of operations and financial condition may be adversely affected.

We face risks associated with the deployment of our capital.

In light of the nature of our continuous offering and our investment strategy and the need to be able to deploy capital quickly to capitalize on potential investment opportunities, we may from time to time hold cash pending deployment into investments, which may at times be significant, particularly at times when we are receiving high amounts of offering proceeds or times when there are few attractive investment opportunities. Such cash may be held in an account for the benefit of our stockholders that may be invested in money market accounts or other similar temporary investments. In the event we are unable to find suitable investments such cash may be maintained for longer periods which would be dilutive to overall investment returns. It is not anticipated that the temporary investment of such cash into money market accounts or other similar temporary investments pending deployment into investments will generate significant interest, and investors should understand that such low interest payments on the temporarily invested cash may adversely affect overall returns.

Subject to the provisions of Delaware law, our Bylaws permit our board of directors to alter rights and obligations of current common stock or discourage a third party from acquiring us.

Our board of directors is permitted, subject to certain restrictions set forth in our Bylaws and Delaware law, to authorize the issuance of additional shares and classify or reclassify any unissued shares of common stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of repurchase of the stock, and may amend our Bylaws from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series that we have authority to issue without stockholder approval. Thus, under certain limited conditions, our board of directors may be able to authorize us to issue shares with terms and conditions that could subordinate the rights of the holders of our common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction such as a merger, tender offer or sale of all or substantially all of our assets, that might provide a premium price for holders of our common stock. As a result, your shares may experience dilution in the percentage of issued and outstanding shares owned. In addition, depending on the terms and pricing of any additional offerings and the value of our investments, you also may experience dilution in the book value and fair market value of, and stockholder distributions paid on, your shares, if any.

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our Certificate of Incorporation authorizes us to issue up to 200,000 shares of our common stock. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this offering; (2) sell shares in another private offering; (3) sell shares in an initial public offering or future public offerings; (4) issue equity interests in private offerings; or (5) issue shares upon the exercise of the options we may grant to our independent directors or future employees. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

30

RISKS RELATED TO COMPLIANCE AND REGULATION

We are offering our common shares pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common shares less attractive to investors as compared to a traditional initial public offering.

As a Regulation A, Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common shares less attractive to investors as compared to a traditional initial public offering. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. Current guidance and regulations relating to Regulation A is undergoing review and amendment. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common shares, we may be unable to raise the necessary funds necessary to commence operations, or to develop a diversified portfolio of organic farmland investments, which could severely affect the value of our common shares.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12 month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Notwithstanding the foregoing, each year our auditors evaluate our internal control procedures and provide comments thereon to help us ensure that the controls we have in place are appropriate and effective for our business operations. While we believe that our internal controls are appropriate and effective, there is a risk that there may be undiscovered errors in our internal controls or reported financial statements of which we are not aware.

Non-compliance with laws and regulations may impair our ability to raise capital, purchase and manage properties, and/or arrange, service or otherwise manage our loans and other assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business. Non-compliance with SEC reporting requirements for example, could impact our ability to rely on exemptions from registration such as Regulation A which would materially impact our ability to raise capital.

31

In addition, laws and regulations are subject to change, and regulators may revise their guidance, interpretations, and enforcement priorities. Any such changes could materially impact our ability to carry out our business plan and meet our various obligations.

There is a risk that we may not be exempt from registration under the Investment Company Act of 1940 (the “Investment Company Act”).

We intend to make investments in such a manner that we will not be treated as an "investment company" under the Investment Company Act. Although the Investment Company Act does not specifically exempt REITs, it does exempt any company that invests only in mortgages and real estate, and further applies only to companies that invest in securities. While we feel that the ownership of entire parcels of real estate and self-funded mortgages are not securities, there is a risk that regulatory bodies could determine that the Investment Company Act may apply to us. If we inadvertently become subject to registration under the Investment Company Act or similar regulatory schemes, our ability to engage in business in interstate commerce and other adverse consequences may apply, such as rendering contracts we enter into unenforceable and imposing burdensome substantive requirements and restrictions on our activities.

Your ability to have your shares repurchased through our Stock Redemption Program is limited. We may choose to repurchase fewer shares than have been requested to be repurchased by all stockholder, and the amount of shares we may repurchase is subject to caps. Further, our board of directors may modify, suspend, or terminate our Stock Redemption Program if it deems such action to be in our best interest and the best interest of our stakeholders.

In any calendar year, the total amount of shares that we will repurchase will be limited under our Stock Redemption Program. In addition, we may repurchase fewer shares than have been requested to be repurchased due to lack of readily available funds because of adverse market conditions beyond our control, the need to maintain liquidity for our operations or because we have determined that investing in real property or other illiquid investments is a better use of our capital than repurchasing our shares. Further, our board of directors may modify, suspend or terminate our stock redemption plan. If the full amount of all shares of our common stock requested to be repurchased in any given redemption period are not repurchased, funds will be allocated at the discretion of the board of directors subject to the terms of the Stock Redemption Program, and may not allow for complete liquidation by any one investor. Unsatisfied repurchase requests may be resubmitted in the next redemption period. See our Stock Redemption Program, attached as an exhibit, as well as the section of this offering circular titled “Policies with Regards to Certain Activities—Stock Redemption Program.”

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our results of operations and financial condition.

Economic events affecting the U.S. or global economy, such as the general negative performance of the real estate or farming sectors, could adversely affect the performance of our assets, and our cash flow could be materially adversely affected. In addition, if we determine to sell assets, we may not be able to realize the return on such assets that we may have been able to achieve had we sold at a more favorable time, and our results of operations and financial condition, including, without limitation, breadth of our portfolio by property type and location, could be materially adversely affected.

32

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

We have not established a minimum distribution payment level, and our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this offering circular. We may not generate sufficient income to make distributions to our stockholders. Our board of directors (or a committee thereof) will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants, REIT qualification and tax requirements and capital expenditure requirements. As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment.

We may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings, or offering proceeds, and we have no limits on the amounts we may pay from such sources.

We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may fund distributions to our stockholders from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan and how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering will result in us having less funds available to acquire organic farmland or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform, if expenses are greater than our revenues or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

Delaware law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Delaware law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to the additional limitations of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007 (the “NASAA REIT Guidelines”), our Bylaws provides that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our Bylaws generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and we may have limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses.

33

In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our Bylaws provide that we may not indemnify our directors or officers for any liability or loss suffered by them or hold our directors or officers harmless for any liability or loss suffered by us, unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Operational risks, including the risk of cyberattacks, may disrupt our businesses, result in losses or limit our growth.

We rely heavily on financial, accounting, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks and other cyber security incidents. Breaches of network security systems could involve attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses or other malicious code, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information. Although we take various measures to ensure the integrity of such systems, there can be no assurance that these measures will provide protection. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing it from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to our investors (and their beneficial owners). If such systems are compromised, do not operate properly or are disabled, we could suffer financial loss, a disruption of our businesses, liability to investors, regulatory intervention or reputational damage.

In addition, we rely on third-party service providers for certain aspects of our business, including for certain information systems, technology and administration. Any interruption or deterioration in the performance of these third parties or failures of their information systems and technology could impair the quality of our operations and could affect our reputation and hence adversely affect our business.

RISKS RELATED TO INVESTMENTS IN REAL ESTATE

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our farms and harm our financial condition.

Investments in real estate, including our investments in farmland, are relatively illiquid compared to other types of financial assets. As a result, our ability to promptly sell one or more farms in our portfolio in response to changing economic, financial and investment conditions may be limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objectives by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy.

34

In addition, the Code imposes restrictions on a REIT's ability to dispose of farms that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our farms for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forego or defer sales of farms that otherwise would be in our best interests. Moreover, if we acquire farms from C corporations (e.g., corporations generally subject to full corporate-level tax) in certain non-taxable transactions, built-in gain recognized on the non-taxable disposition of such farms within 10 years of our acquisition will be subject to tax at the highest applicable U.S. federal corporate income tax rate. Therefore, we may not be able to vary our portfolio in response to economic or other conditions promptly, on favorable terms or at all, which could harm our financial condition.

Finally, as a result of Iroquois Valley REIT’s status as a public benefit corporation, our board may make decisions that are not intended to maximize financial gain at all. So even where sale of a farm may be permissible and in our financial interest, for example, we may still elect not to dispose of that farm if we believe doing so will further a public benefit.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates, and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market, which could result in rising vacancy rates or decreasing market rental rates;

•	increased competition for properties targeted by our investment strategy or similar strategies;

•	bankruptcies, financial difficulties, or defaults by our tenants or borrowers;

•	increases in interest rates and lack of availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, limitations on rental rates, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our performance and our ability to meet our obligations and make distributions to stockholders.

Our success is dependent on general market and economic conditions.

The real estate industry generally and the success of our investment activities in particular will both be affected by global and national economic and market conditions generally and by the local economic conditions where our properties are located. These factors may affect the level and volatility of real estate prices, which could impair our profitability or result in losses. In addition, general fluctuations in the market prices of securities and interest rates may affect our investment opportunities and the value of our investments.

35

A recession, slowdown, or sustained downturn in the U.S. or global real estate market, and/or the U.S. or global economy (or any particular segment thereof) would have a pronounced impact on us, the value of our assets, and our profitability, and impede the ability of our assets to perform under or refinance their existing obligations, as well as impair our ability to effectively deploy our capital or realize upon investments on favorable terms. We could also be affected by any overall weakening of, or disruptions in, the financial markets. Any of the foregoing events could result in substantial losses to our business, which losses will likely be exacerbated by the presence of leverage in our investments’ capital structures.

Our portfolio will be concentrated in a narrow industry, agriculture, in a limited number of geographies or investments.

Our portfolio will be heavily concentrated at any time in only a limited number of geographies or investments, and, as a consequence, our aggregate return may be substantially affected by the unfavorable performance of even a single investment. To the extent the investment committee concentrates our investments in a particular type of asset or geography, our portfolio may become more susceptible to fluctuations in value resulting from adverse economic or business conditions affecting that particular type of asset or geography. Investors have no assurance as to the degree of diversification in our investments, either by geographic region or asset type. Although we are seeking diversification along certain metrics, our business strategy overall is focused on organic farmland real estate assets, and is thus by nature limited in scope.

Our board of directors may change our investment and operational policies or our investment guidelines without stockholder consent.

Except for changes to the transfer restrictions contained in our Bylaws and aspects of our beneficial purpose detailed in our Certificate of Incorporation, which may require stockholder consent to amend, our board of directors may change our investment and operational policies, including our policies with regards to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, subject to Delaware law. Such a change, should it occur, could result in us making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments described in this offering circular. Our board of directors approved very broad investment guidelines with which the investment committee must comply, but these guidelines are broad, and can be changed by our board of directors. These guidelines are discussed further in the section of this memorandum titled “Policies with Regards to Certain Activities.” A change in our investment strategy may, among other things, increase our exposure to real estate market fluctuations, default risk, and interest rate risk, all of which could materially affect our results of operations and financial condition.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable or elect not to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

36

•	acquired properties may fail to perform as expected;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

The acquisition and disposition of real properties carry certain litigation risks at the property level that may reduce our profitability and the return on your investment.

The acquisition, ownership, and disposition of real properties carry certain specific litigation risks. Litigation may be commenced with respect to a property acquired by us in relation to activities that took place prior to our acquisition of such property. In addition, at the time of disposition of an individual property, a potential buyer may claim that it should have been afforded the opportunity to purchase the asset or alternatively that such potential buyer should be awarded due diligence expenses incurred or statutory damages for misrepresentation relating to disclosure made, if such buyer is passed over in favor of another as part of our efforts to maximize sale proceeds. Similarly, successful buyers may later sue us under various damage theories, including those sounding in tort, for losses associated with latent defects or other problems not uncovered in due diligence. In addition, any private property owner, including us and our farmers, is at risk of eminent domain action by government authorities, that could result in the loss of some or all of a property.

In our due diligence review of potential investments, we may rely on third-party consultants, advisors, and representations made by sellers of potential portfolio properties, and we may not identify all relevant facts that may be necessary or helpful in evaluating potential investments.

Before making investments, due diligence will typically be conducted in a manner that the investment committee deems reasonable and appropriate based on the facts and circumstances applicable to each investment. Due diligence may entail evaluation of important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, investment banks and other third parties may be involved in the due diligence process to varying degrees depending on the type of investment, the costs of which will be borne by us. Such involvement of third-party advisors or consultants may present a number of risks primarily relating to the investment committee’s reduced control of the functions that are outsourced. In the due diligence process and making an assessment regarding a potential investment, the investment committee will rely on the resources available to it, including information provided by the target of the investment and, in some circumstances, third-party investigations. The due diligence investigation carried out with respect to any investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating such investment opportunity. Moreover, such an investigation will not necessarily result in the investment being successful. Further, any recourse we may have against a seller for a breach of representations and warranties may be capped and subject to time limitations and may not be adequate to cover losses that we may incur. There can be no assurance that attempts to provide downside protection with respect to investments, including pursuant to risk management procedures described in this offering circular, will achieve their desired effect and potential investors should regard an investment in us as being speculative and having a high degree of risk.

37

Rising interest rates could impact the value of investments.

Interest rates are one of the variables that affect real estate asset prices. A number of other factors are also important including real estate market fundamentals, inflation expectations, and investor investment horizons and return targets. For real estate, changes in interest rates influence real estate capitalization rates, with higher interest rates ultimately resulting in higher capitalization rates and lower property values, all other things being equal. However, interest rates and capitalization rates do not always move in lockstep as there typically is a lag between changes in interest rates and changes in capitalization rates, and especially for high quality properties. Capitalization rates tend to be durable due to the long term, inflation-protected nature of tenant leases, which typically include annual rent increases.

Our properties are, and any properties we acquire in the future will be, subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our properties are, and any properties we acquire in the future will be, subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. Most of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we are generally responsible for property taxes related to any vacant space. Consequently, any tax increases may adversely affect our results of operations at such properties.

We will face legal risks when making investments.

Investments are usually governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher than for other investments. In addition, it is not uncommon for investments to be exposed to a variety of other legal risks. These can include, but are not limited to, environmental issues, land expropriation and other property-related claims, industrial action, and legal action from special interest groups.

GENERAL RISKS RELATED TO INVESTMENTS IN REAL ESTATE-RELATED ASSETS

Real estate mortgage asset investments face a number of general market-related risks that could affect our creditworthiness.

We invest in mortgage real estate-related assets. Any deterioration of real estate fundamentals could negatively impact our performance by making it more difficult for borrowers to satisfy their payment obligations on the instruments underlying such investments, increasing the default risk applicable to borrowers, or making it relatively more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of issuers or real estate collateral relating to our investments and may include economic or market fluctuations, changes in environmental and zoning laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand for competing properties in an area, fluctuations in real estate fundamentals, the financial resources of tenants, changes in availability of debt financing which may render the sale or refinancing of properties difficult or impracticable, changes in building, environmental and other laws, energy and supply shortages, various uninsured or uninsurable risks and other unforeseen occurrences. There can be no assurance that there will be a ready market for the resale of investments because investments may not be liquid. Illiquidity may result from the absence of an established market for the investments, as well as legal or contractual restrictions on their resale by us.

38

Investments in real estate mortgage assets and operating lines of credit may be subject to risks including various creditor risks and early redemption features which may materially adversely affect our results of operations and financial condition.

Our investments in real estate mortgage assets and operating lines of credit to farmers may not be protected by financial covenants or limitations upon additional indebtedness and they may be illiquid or have limited liquidity. Our investments may be subject to early redemption features, refinancing options, limitations on access to security, pre-payment options or similar provisions which, in each case, could result in the borrower repaying the principal on an obligation held by us earlier than expected, resulting in a lower return to us than anticipated or reinvesting in a new obligation at a lower return to us.

Our debt investments face prepayment risk and interest rate fluctuations that may adversely affect our results of operations and financial condition.

During periods of declining interest rates, the borrower may exercise its option to prepay principal earlier than scheduled, potentially forcing us to reinvest the proceeds from such prepayment in lower yielding investments or loans, which may result in a decline in our return. In addition, the market price of our investments will change in response to changes in interest rates and other factors. During periods of declining interest rates, the market price of fixed-rate debt investments generally rises. Conversely, during periods of rising interest rates, the market price of such investments generally declines. The magnitude of these fluctuations in the market price of debt investments is generally greater for securities with longer maturities. While interest rates are currently expected to remain at favorable rates in the near term, there is a consensus that the U.S. Federal Reserve will continue to increase benchmark interest rates, which could negatively impact the price of debt securities and could adversely affect the value of our investments.

We may incur contingent liabilities in connection with the disposition of investments.

In connection with the disposition of an investment, we may be required to make certain representations about the business, financial affairs and other aspects (such as environmental, property, tax, insurance, and litigation) of such investment typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations are inaccurate or with respect to certain potential liabilities. These arrangements may result in the incurrence of contingent liabilities for which we may establish reserves or escrow accounts.

RISKS RELATED TO DEBT FINANCING

We will incur mortgage indebtedness and other borrowings ourselves, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

The acquisition of investment properties may be financed in substantial part by borrowing, which increases our exposure to loss. Our target leverage ratio is 25% to 40% of our gross real estate assets (measured using financial cost basis), inclusive of property-level and entity-level debt. The use of leverage involves a high degree of financial risk and will increase the exposure of the investments to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of the investments. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the properties. Our investments will be impaired by a smaller decline in the value of the properties than is the case where properties are owned with a proportionately smaller amount of debt.

39

Many of these same issues also apply to credit facilities which are expected to be in place at various times as well. For example, the loan documents for such facilities may include various coverage ratios, the continued compliance with which may not be completely within our control. If such coverage ratios are not met, the lenders under such credit facilities may declare any unfunded commitments to be terminated and declare any amounts outstanding to be due and payable.

Although borrowings by us have the potential to enhance overall returns that exceed our cost of funds, they will further diminish returns (or increase losses on capital) to the extent overall returns are less than our cost of funds. As a result, the possibilities of profit and loss are increased. Borrowing money to purchase properties provides us with the advantages of leverage but exposes us to greater market risks and higher current expenses.

If we draw on a line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.

We may utilize lines of credit to provide a ready source of liquidity for business purposes, including potentially to fund repurchases of shares of our common stock in the event that repurchase requests exceed our operating cash flow or net proceeds from our continuous offering. There can be no assurances that we will be able to obtain lines of credit on financially reasonable terms. In addition, we may not be able to obtain lines of credit of an appropriate size for our business until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or generate sufficient operating cash flow or proceeds from asset sales to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage or dispose of the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to make distributions to you and the value of your investment.

40

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. Such a refinancing would be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying properties in particular. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

RISKS RELATED TO CONFLICTS OF INTEREST

Various potential and actual conflicts of interest will arise, and these conflicts may not be identified or resolved in a manner favorable to us.

Various potential and actual conflicts of interest will arise as a result of our activities. In the section “Conflicts of Interest” herein, we have listed certain conflicts of interest of which we are aware. There may be additional conflicts of interest of which we are not aware of and therefore are not disclosed herein. All potential conflicts of interest should be carefully evaluated before making an investment in us. If any matter arises that we and our affiliates determine in our good faith judgment constitutes an actual conflict of interest, we and our affiliates may take such action, as we determine in good faith, may be necessary or appropriate to ameliorate the conflict. There can be no assurance that our board of directors will identify or resolve all conflicts of interest in a manner that is favorable to us.

RISKS RELATED TO OUR REIT STATUS AND CERTAIN OTHER TAX ITEMS

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face a substantial tax liability.

We expect to operate so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Notwithstanding the availability of cure provisions in the Code, various compliance requirements could be failed and could jeopardize our REIT status. Furthermore, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT. If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which under current laws would result in, among other things, our being unable to deduct distributions to stockholders in computing taxable income and being subject to federal income tax on our taxable income at regular corporate income tax rates;
•	any resulting tax liability could be substantial and could have a material adverse effect on our book value;
•	unless we were entitled to relief under applicable statutory provisions, we would be required to pay taxes, and thus, our cash available for distribution to stockholders would be reduced for each of the years during which we did not qualify as a REIT and for which we had taxable income; and
•	we generally would not be eligible to requalify as a REIT for the subsequent four full taxable years.

41

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.

Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.

On December 22, 2017 the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and non-corporate tax rates, the Tax Cuts and Jobs Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and would apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. In addition, the Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow on packages are delivered through or in connection with the tax system.

These acts make numerous large and small changes to the tax rules that generally do not affect REITs directly but may affect our stockholders and may indirectly affect us. The number and scale of the measures and relief provided by the CARES Act, as well as its recent implementation in the midst of the COVID 19 pandemic make it difficult to analyze the impact of this legislation. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, as well as the status of the CARES Act and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To qualify as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer unless we and such issuer jointly elect for such issuer to be treated as a “taxable REIT subsidiary” under the Code. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries and not more than 25% of our assets may be represented by nonqualified publicly offered REIT debt instruments. If we fail to comply with these requirements, we must dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

42

Our Bylaws will not permit any person or group to own more than 9.8% of our outstanding common stock or of our outstanding capital stock of all classes or series, and attempts to acquire our common stock or our capital stock of all other classes or series in excess of these 9.8% limits would not be effective without an exemption from these limits by our board of directors.

In order to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Our Bylaws will prohibit beneficial or constructive ownership by any person or group of more than a certain percentage, which is expected to be 9.8%, in value or by number of shares, whichever is more restrictive, of the outstanding shares of our common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding capital stock of all classes or series, which we refer to as the “ownership limits.” The constructive ownership rules under the Code and our Bylaws are complex and may cause shares of our stock owned by a group of related persons to be deemed to be constructively owned by one person. As a result, the acquisition of less than 9.8% of our outstanding common stock or our capital stock by a person could cause another person to own constructively in excess of 9.8% of the outstanding shares of our common stock or our capital stock, respectively, and thus violate the ownership limits. Any attempt to own or transfer shares of our common stock or capital stock in excess of an ownership limit without the consent of our board of directors will result either in the shares in excess of the limit being transferred by operation of the Bylaws to a charitable trust, and the person who attempted to acquire such excess shares will not have any rights in such excess shares, or in the transfer being void.

There can be no assurance that our board of directors, as permitted in the Bylaws, will not increase or decrease the ownership limits in the future, subject to maintaining REIT qualification. On January 17, 2019, our board of directors approved an increase in the common stock ownership limit for a single specific investor in order to permit an investment by an outside third party, resulting in that party owning approximately 12% of our issued and outstanding common stock as of February 9, 2019 (the closing date of that investment).

The ownership limits may have the effect of precluding a change in control of us by a third party, even if such change in control would be in the best interests of our stockholders or would result in receipt of a premium to the price of our common stock (and even if such change in control would not reasonably jeopardize our REIT status). See “Security Ownership of Management and Certain Beneficial Owners.”

Non-U.S holders may be subject to U.S. federal income tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

In addition to any potential withholding tax on ordinary dividends, a non-U.S. holder (as such term is defined below under “U.S. Federal Income Tax Considerations”), other than a “qualified shareholder” or a “qualified foreign pension fund,” that recognizes gain on a disposition of a “U.S. real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT that is attributable to gains from such a disposition, is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the amount received from (or, in the case of a distribution, to the extent attributable to gains from) such disposition. Such tax does not apply, however, to the disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to tax under FIRPTA unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied, subject to certain exceptions. We do not expect our shares to be regularly traded on an established securities market.

43

We may incur tax liabilities that would reduce our cash available for distribution to you.

Even if we qualify and maintain our status as a REIT, we may become subject to U.S. federal income taxes and related state and local taxes. For example, if we sell a property held primarily for sale in the ordinary course of trade or business (a “prohibited transaction” under the Code) will be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax. A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale for the production of rental income.

We may not make sufficient distributions to avoid excise taxes applicable to REITs. Similarly, if we were to fail an income test (and did not lose our REIT status because such failure was due to reasonable cause and not willful neglect) we would be subject to tax on the income that does not meet the income test requirements. We also may decide to retain net capital gain we earn from the sale or other disposition of our investments and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability unless they file U.S. federal income tax returns and thereon seek a refund of such tax.

In addition, if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which we acquire a basis in the asset determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax, at the highest U.S. federal corporate income tax rate, on any built-in gain recognized on a taxable disposition of the asset during the five (5) year period after its acquisition. We also may be subject to state and local taxes on our income or property, including franchise, payroll, mortgage recording and transfer taxes, either directly or at the level of the other companies through which we indirectly own our assets, such as our taxable REIT subsidiaries, which are subject to full U.S. federal, state, local and foreign corporate-level income taxes. Any taxes we pay directly or indirectly will reduce our cash available for distribution to you.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum tax rate applicable to qualified dividend income payable to certain non-corporate U.S. stockholders has been reduced by legislation to 20%. Dividends payable by REITs, however, generally are not eligible for the reduced rates applicable to qualified dividends. The more favorable rates applicable to regular corporate qualified dividends could cause certain non-corporate investors to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends even taking into account the lower 37% maximum rate for ordinary income and the 20% deduction for ordinary REIT dividends received in taxable years beginning after December 31, 2017 and before January 1, 2026, which could adversely affect the value of the shares of REITs, including our common stock.

44

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Forward-looking statements we make in this offering circular are subject to various risks and uncertainties that could cause actual results to vary from our forward-looking statements, including:

·	those detailed in the sections captioned “Risk Factors” and “Our Business and Properties;”

·	our future operating results;

·	our business and investment prospects;

·	changes in our business strategy;

·	availability, terms and deployment of capital;

·	availability of qualified personnel;

·	changes in our industry, interest rates or the general economy;

·	changes in governmental regulations, tax rates and similar matters;

·	the degree and nature of our competition;

·	the adequacy of our cash reserves and working capital; and

·	the timing of cash flows, if any, from our investments.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. Except as otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

45

Determination of THE OFFERING Price

The purchase price per share of our common stock in this offering is $595. The qualification of the shares of common stock to which this offering relates does not require any stockholders to offer or sell shares.

As of December 31, 2018 and December 31, 2019 the equity value per share of our common stock (on a fully diluted basis) was $533 and $548, respectively, calculated pursuant to Generally Accepted Accounting Principles (“GAAP”). The equity value per share reflects the “book value” of our assets, in other words, our cost basis, less depreciation. We do not believe equity value per share accurately represents our fair market value. In determining the fair market value per share of our common stock for this offering, we assessed a value based on our best estimate of our fair market value. This estimated fair market value, once approved by our board, is used as the offering price.

The baseline for our fair market value determination is independent appraisals and valuations of our owned farmland. Third-party assessors are engaged specifically for the purpose of providing an initial starting point for the analysis. Each independent assessment is reviewed by management for validity and accuracy. Management and our board of directors then have the sole discretion of using those independent figures, adjusting the amounts, or using an alternative valuation method.

Studies show income is higher on certified organic farmland, and we believe that this value is infrequently captured in standard third-party appraisals that solely use conventional metrics and comparable sales. Accordingly, we typically increase appraised values by five percent (5%) for farms that have completed the organic transition process and received certification. We refer to this as an organic premium, as it is intended to capture the value premium created by the higher income potential of organic farmland.

Inclusion of an organic premium in our equity offering price calculation was initiated for the year ended December 31, 2012 valuation. We have consistently applied this organic premium since that time under similar methodologies. The organic premium represents our best and most reasonable estimate of the value differential between conventional and certified organic farmland.

On select farms that have consistently achieved strong revenues (enabling them to pay variable rent on top of base rent), we also look at a capitalization rate analysis in determining fair market value. The capitalization rate is based on comparable metrics from publicly traded farmland companies and publicly available information. After compiling a market asset value, our board also adds a 10% operating company premium. Our board of directors bases this operating company premium on, among many things, the diversification value that a corporate portfolio brings, our track record of selecting farmland tenants, the business relationships that we have developed with generations of farmers, farmer associations and farmer cooperatives, our growth potential (including our new and emerging mortgage business), our history of innovation in conservation finance and the impact investing space, our scalability as a decentralized entity in the high growth organic market, and the future earnings potential and economic efficiencies of our REIT structure.

46

The table below outlines various steps and figures associated with our board-approved valuation of $595 per share for this offering (fully diluted). The 2019 figures in the table below are as of December 31, 2019.

		2019 Valuation
	2018 Market	Book / Cost	Market Asset
	Valuation	Basis	Value

Investments in Farmland	$36,581,160	$39,969,822	$39,560,648
Investments in Farmland Mortgages (1)	12,275,582	12,784,741	12,784,741
Cash	878,343	1,629,184	1,629,184
Receivables and Accrued	603,007	579,375	579,375
Other	114,389	189,752	189,752
Total Assets	$50,452,481	$55,152,874	$54,743,700

Total Liabilities	$18,614,151	$17,483,245	$17,483,245

Equity Value	$31,838,330	$37,669,629	$37,260,455

Shares Outstanding	58,295.000	68,671.219	68,671.219

Equity Value per Share	$546	$549	$543
Equity Value per Share (diluted)	$546	$548	$542

Operating Company Premium (2)	$3,183,833		$3,726,045
Adjusted Equity Value (3)	$35,022,163		$40,986,500

Adj. Equity Value per Share	$601		$597
Adj. Equity Value per Share (diluted)	$599		$595

Note:	2018 figures as of December 31, 2018. 2019 figures as of December 31, 2019.
Note:	Diluted share count reflects the effects of option dilution on the value per share calculation.
(1)	Book basis net of allowances for loan losses and reflects estimated market value.
(2)	Reflects a 10% premium applied to the equity value.
(3)	Equals Equity Value plus Operating Company Premium.

47

The table below sets forth certain information regarding the ownership of our common stock as of the date of this offering circular (July 10, 2020), assuming the sale of all of the common stock pursuant to this offering to persons who are not currently our stockholders.

	Number of		Percentage Ownership
Owner	Shareholders	Shares	Before Offering	After Offering
Existing Shareholders	400	71,774	100%	50%
New Investors	N/A	72,416	0%	50%
Total		144,190	100%	100%

When factoring in the effects of option dilution, the total outstanding shares of our common stock would be as follows.

				Percent of Total
	Shares	Options	Total	Interests	Options
Before Offering	71,774	1,869	73,643	97%	3%
Fully Subscribed Offering	144,190	1,869	146,059	99%	1%

48

ESTIMATED USE OF PROCEEDS

We are, as of the date of this offering, circular offering up to $43,087,726 in common stock. This number represents the rolling $50,000,000 maximum offering amount less the aggregate amount sold in the prior 12 month period. Our share price as of the date of this offering circular is $595. The nearest whole number of shares available to be offered as of the date of this offering circular is 72,416. If fully subscribed, total proceeds of this offering are estimated to be approximately $43,087,726 exclusive of any offering expenses. The table below sets forth our estimated use of proceeds from this offering assuming we sell the maximum amount of shares available.

Substantially all proceeds from this offering are expected to be used for the purchase, financing, refinancing, and management of farmland investments. These may include acquiring farmland directly, offering intermediate farm mortgage loans to farmers, or financing organic farm stability and expansion through operating lines of credit. We currently make all of our investments through our operating company, and we intend to do so in the future. After deducting the estimated expenses of this offering, we generally intend to contribute the net proceeds from this offering to our operating company. We may invest in farmland investments through one or more joint ventures or subsidiaries.

Our management team, led and overseen by the board of directors, will have considerable discretion in using offering proceeds consistent with our business and beneficial impact goals. This offering will be used for growth capital as outlined in this section and is not expected to be necessary to meet our operating cash requirements for the next twelve months.

However, we may choose to use net proceeds from the offering for any use in the course of our business, including without limitation, to reduce outstanding debt, provide for working capital, issue a distribution, repurchase/redeem outstanding loans of our operating company or shares of our common stock, make interest payments, or pay dividends to shareholders of Iroquois Valley REIT. The amounts we actually expend may vary depending on numerous factors, including changes in the economic climate for our proposed business operations, the amount of funds raised, our cash flow, climate changes, the success of our farmland investments, and the success or lack of success of our business and marketing plans.

Some offering proceeds may also be used for offering expenses including, without limitation, legal fees, printing fees, filing fees or accounting fees (cumulatively estimated to be less than one percent of the total offering if fully subscribed). We reserve the right in the future and without notice to engage either a placement agent or broker-dealer (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will reduce our proceeds from this offering by the amount of the total of such fees and commissions.

Given the nature of this farmer-driven strategy and, among other things, the time needed to complete proper due diligence on and negotiate each acquisition, we may not be able to promptly invest the net proceeds of this offering in organic farmland projects and real estate-related assets. In the interim, we may invest in short-term, highly liquid or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate related investments.

49

The table below sets forth our best estimate of prospective uses of offering proceeds, assuming maximum subscription of $43,087,726. As of the date of this offering circular, our share price is $595, but investors will pay the most recent publicly announced offering price as of the date of their subscription. Many of the amounts set forth in the table below represent our best estimate since they cannot be precisely calculated at this time.

	If Minimum Sold		If Maximum Sold
	$	%	$	%

Total Proceeds	NA	NA	$43,087,726	100%
Less: Offering Expenses
Commissions	–	–	0	0%
Legal	–	–	50,000	0%
Accounting			85,000	0%
SEC and State Filings & Notifications	–	–	25,000	0%
Issuer and Agent Registrations			30,000	0%
Copying & Advertising	–	–	20,000	0%
Net Proceeds from Offering	NA	NA	$42,877,726	100%

Use of Net Proceeds
Repay Borrowings	–	–	$3,280,000	8%
Repurchase Shares (1)	–	–	2,000,000	5%
Farmland and Mortgage Investments	–	–	$37,097,726	86%
Capital Expenditures	–	–	500,000	1%
Dividends (2)	–	–	–	–-
Working Capital (2)	–	–	–	–
Total Use of Net Proceeds	NA	NA	$42,877,726	100%

(1) Company estimate for shares redeemed through our Stock Redemption Program.

(2) Dividends and working capital to be paid out of operating cash flow.

Generally, and in furtherance of our business objectives and continued desire to make farmland investments, we will raise additional funds independent of this offering through various means subject to applicable state and federal securities laws. Examples include but are not limited to unsecured promissory notes offered by Iroquois Valley LLC, grant funding, joint venture acquisitions of farmland investments, and potentially additional debt securities offerings. Many of these capital raising efforts are ongoing, and others will begin while this offering is open. Neither investors in this offering, nor our common stockholders generally, have any inherent rights to participate in future offerings and may not be eligible to do so.

50

OUR BUSINESS AND PROPERTIES

SECTION 1: OVERVIEW

OUR CAPITAL STRUCTURE AND BUSINESS MODEL

We are one of the first private enterprises in North America that offers investors direct exposure to a diversified portfolio of certified organic farmland. Raising funds through a combination of equity and debt capital, we seek to offer qualified organic farmers long-term access to land through leases and mortgages. In certain circumstances, we support the financial health of organic farm businesses through operating lines of credit.

The figure below illustrates our model:

BUILT FOR SCALE AND LONG-TERM IMPACT

IMPACT INVESTORS
Capital
Returns
IROQUOIS VALLEY
Finance
Purchase
FARMLAND
Access
FARMERS
Lease and
Mortgage Payments
ARRAY OF POSITIVE IMPACTS
Nutritious Food for Human Health
Land Security for an Organic Future
Prosperity for Rural Communities
Ecosystem Services & Soil Health
Climate Change Solutions
Environmental Sustainability

Broadly, our model functions as follows:

·	Iroquois Valley finances its operations and acquisitions through the sale of a combination of equity and notes, as well as traditional bank debt (mortgages and lines of credit) and grant funding.

·	The funds we raise from investors are used primarily to invest in farmland, provide mortgages to farmers, extend operating lines of credit, and finance our operations.

51

·	With the help of Iroquois Valley, farmers gain land access through a lease or a mortgage and run their own businesses on the farm.

·	Our annual revenue is a combination of rent and mortgage interest payments as well as interest earned from the operating lines.

·	As a Delaware public benefit corporation and certified B-Corporation, we are committed and empowered to use business as a force for good, creating positive social and environmental impacts for all of our stakeholders alongside financial returns.

SECTION 2: FARMLAND AS AN INVESTMENT OPPORTUNITY

A) A REAL ASSET

Farmland is considered a “real” (versus financial) asset because of its physical nature and finite supply. Other real assets include natural resources, precious metals, and other types of land. The value of an investment in farmland is impacted by the ability of that land to yield a healthy crop season after season, in addition to the marketability and price of crops from that land.

Historically, farmland has provided opportunities for investors to make returns through cash flow from rents and capital gains from the appreciation of the land’s value over time. The graphic below shows the decade over decade increase in the value of U.S. farm real estate.

AVERAGE U.S. FARM REAL ESTATE VALUE, NOMINAL AND REAL (INFLATION ADJUSTED), 1968-2018

3,500
3,000
2,500
2,000
1,500
1,000
500
0
1988
1973
1978
1983
1988
1993
1999
2003
2008
2013
2018
INFLATION-ADJUSTED VALUE OF FARM REAL ESTATE (2018 DOLLARS)
NOMINAL VALUE OF FARM REAL ESTATE

Source: USDA Economic Research Service

52

We believe that chemical-dependent, conventional farming practices have taken their toll on the long-term health and productivity of American farmland. Conventionally-managed farms are increasingly susceptible to wind and water-related erosion, unable to retain satisfactory amounts of moisture in drought, and are consistently reliant on synthetic chemical inputs to realize acceptable fertility.

In contrast, organic farming has the potential to improve the productivity and value of farmland assets over time. Organic farmers use a holistic, systems-based approach that diversifies crops, increases biodiversity, mitigates erosion, and improves drainage and absorption.

Organic farm management focuses on repairing the relationship between agriculture and nature. This long-term investment in the productivity of the land yields crops that have variety, nutrition, and flavor. An organic system prioritizes continuous health of the soil. Investing in the soil and improving the value of the land allows farmers to continue to produce healthy, nutrient-dense food for the world’s growing population in the face of climate instability.

B) THE ORGANIC STANDARD

Achieving and maintaining organic certification is a core component of the relationships with our farmers. Iroquois Valley believes that USDA Organic certification offers a clear and comprehensive basis for farmers to participate and be distinguished in the marketplace.

We chose USDA Organic in 2007 as our third-party standard for working with farmers because of the certification’s history, its legal and standardized framework, and its recognition in the market. USDA defines organic as “integrating cultural, biological and mechanical practices that foster cycles of resources, promote ecological balance and conserve biological diversity.” USDA Organic certification is a comprehensive, systems-based approach to farming systems that can be applied to every operation type.

For Iroquois Valley, one of the most important aspects of USDA Organic is that the system is designed to build and maintain healthy soil, what we believe is the most important long-term asset on a farm. By replacing petroleum-derived fertilizers with animal manure, cover crops and crop rotation, organic farmers manage soil health with long-term productivity and environmental sustainability in mind.

We are also happy to work with farmers pursuing further certification that fit their operations, including Regenerative Organic Certification, Bee Better Certification, Biodynamic Certification, Real Organic Project certification, Savory Hub distinction, and more.

53

C) FOCUS ON SOIL HEALTH

In 2016, Iroquois Valley received a Conservation Innovation Grant from the USDA’s Natural Resources Conservation Service (NRCS) program to create a set of “Soil Health Principles” for the farms in our portfolio. The Soil Health Principles are based on NRCS-approved organic practices and are identified as principles that apply directly to the farms financed by Iroquois Valley. The Soil Health Principles offer investors and the public a framework to better understand how organic systems support soil health.

Investing in Iroquois Valley provides us with resources to improve soil health in our growing portfolio of farms. Healthy soil is key to the fertility of an acre of farmland, the nutritional content of food, the health of the farm ecosystem, and the ability of the farm to perform in the face of severe climate events like drought and flood. All of these environmental advantages also make a direct impact on the productivity, and therefore profitability, of a farm.

Measurable improvements in farm productivity may be furthered in 2020 through the support of a new 2019 Conservation Innovation Grant in the amount of $700,000. With this new USDA-NRCS commitment, we hope to increase the supply of operating lines of credit to farmers, potentially funded by an additional offering of securities targeting the institutional market.

D) DEMAND FOR ORGANIC

Domestic demand for organic food products continues to grow and strengthen. Research from the Organic Trade Association shows that domestic organic food sales have grown from just over $10 billion annually in 2005 to $47 billion, as of 2018.1

While demand for organic has grown to 4% of all food sold, the amount of domestic farmland that is certified organic has not kept pace. Certified organic farmland remains around 1% of all American agricultural land. As demand for organic products outstrips the supply of certified organic land, the price of certified organic farmland should increase. Increased prices of organic farmland could have positive benefits for both us and our farmers, including for example, increasing the value of Iroquois Valley’s portfolio, and a higher sale price of land if there is a sale of the property.

We believe that in addition to demanding certified organic, consumers will continue to require transparency and quality throughout the supply chain. Iroquois Valley values its relationships with independent farmers, who make up our portfolio’s community. Iroquois Valley secures land for farmers on the cutting edge of the organic industry, leaders in their field and entrepreneurs in their own right.

__________

1 https://ota.com/resources/market-analysis

54

E) ORGANIC PRICE PREMIUM

Organic food products enjoy a price premium at market, ranging from a few percentage points to multiples of 2X and higher. Consumers have shown they are willing to pay more for organic products that are creating positive impacts for communities and our environment.

Iroquois Valley’s rental revenue is directly linked to this premium. Many of our leases combine both base and variable rent components, the latter of which is dependent on a farm’s top line revenue in any given year. We are effectively receiving an option on the future business revenues of the farm tenants paying variable rent. The chart below illustrates some price premiums that directly impact the farms in our portfolio.

ORGANIC GRAIN PRICE PREMIUMS

ORGANIC PREMIUMS VS. CONVENTIONAL PRICES, 2011-2016

400%
300%
200%
100%
2011
2012
2013
2014
2015
2016
CORN
BARLEY
OATS
WHEAT

USDA Quickstats Database. 0% equals conventional prices.

55

F) PROFITABLE FARMING MODEL

The Rodale Institute, a non-profit research and education pioneer in organic and regenerative farming, has collected data from a 30-year side-by-side trial using both conventional and organic methods. The results show important and encouraging data about the long-term productivity and profitability of organic farms.

Rodale Institute, Farming Systems Trial (https://rodaleinstitute.org/science/farming-systems-trial/)

Growing evidence, including data from the Farming Systems Trial, indicates that organic farms can be more profitable than conventional farms of similar size, scope, and crop variety over time. Organic farms often have lower input costs and comparable crop yields, and they enjoy a significant price premium for their crops at market.

Iroquois Valley recognizes the financial costs and administrative challenges associated with the organic transition and understands that organic management practices use increased amounts of labor as a replacement for the synthetic chemicals used on conventional farms. With these challenges in mind, Iroquois Valley designs its lease, mortgage, and operating credit line agreements around the organic transition process and a farm’s future revenue stream as a certified organic operation.

In addition to anticipated increase in profitability after organic certification, organic farming methods build the quality and health of a farm’s soil over time. This key step in the long-term productivity of the land also improves the farm’s resilience to issues like drought and flood, and we believe such resilience should improve the value of the asset in the medium- and long-term. Iroquois Valley believes strongly that environmentally sustainable farming practices will, after organic transition, produce a financial upside and a significant increase in the value of the underlying asset over time.

56

G) DIVERSIFIED FARM BUSINESSES

American demand for organic food has led to increased supply, much of which is being sourced internationally and may not represent the highest standard of production, as illustrated by significant imports of “counterfeit organic” grain from Eastern Europe in 2017.2 The global trade of “organic” products can cause domestic producers to experience the effects of downward price pressures. As such, we seek partnerships with business-savvy farmers looking to capture as much value as possible in the marketplace.

In addition to selling into wholesale markets, our revenue has been buoyed by farmers marketing direct-to-consumer, creating added-value products, contract producing for companies with price guarantees (such as Organic Valley), and selling into local grocery stores that command price premiums.

Although our farmers are not immune to the market dynamics of the national organic market, we believe that the business sense and entrepreneurial spirit represented throughout the portfolio will allow us to benefit from current consumer trends.

H) REBUILDING THE RURAL ECONOMY

Independently owned organic farms offer farmers, their families, and their communities a path towards long-term economic prosperity. Whereas large-scale conventional operations rely heavily on sprays and automation, organic farms are required to use more manual labor to deal with weeds, pests, and crop disease. As a result, organic farms are providing work opportunities to their rural communities and keeping a larger percent of the money local, a stark contrast to the significant funds conventional farmers spend on chemical inputs purchased from international conglomerates.

A 2016 Organic Trade Association study by researchers at Penn State University titled “Organic Hotspots” shows that organic farms create jobs, boost economic growth, increase household income, and reduce the poverty rate.3 By offering land access to small and medium-sized farmers from the “next generation,” we hope to have a direct impact on the human health and economic vitality in farming communities across the country.

We believe that this next generation of farmers is not merely a tenant. Rather, many of these young farmers are more conscious of the broad long-term impacts of conventional compared to organic farming practices. This creates an opportunity for agricultural innovation and environmental stewardship, factors that will result in long-term productivity and sustainable profits.

__________

2https://www.washingtonpost.com/business/economy/the-labels-said-organic-but-these-massive-imports-of-corn-and-soybeans-

werent/2017/05/12/6d165984-2b76-11e7-a616-d7c8a68c1a66_story.html

3 https://ota.com/sites/default/files/indexed_files/OTA-HotSpotsWhitePaper-OnlineVersion.pdf

I) AN ARRAY OF POSITIVE IMPACTS

At Iroquois Valley, we believe that organic farming offers a wide range of positive impacts on the food supply, the natural environment, and the agricultural communities where farmers live and work. By investing in Iroquois Valley, investors provide Iroquois Valley with an opportunity to expand the amount of organic acreage in its portfolio, directly facilitating the expansion and longevity of these impacts.

57

IMPROVING PUBLIC HEALTH

There is a direct connection between healthy soil, healthy food, and healthy people. The biodiversity in organic soil provides the necessary environment for microorganisms, bacteria, and fungi that ultimately facilitate the production of nutrient rich food. The medical community has begun to highlight the imperative role of healthy food in both daily nourishment and long-term preventative care.

Persistent challenges in modern human health, including allergies, lack of immunity, and the rise of preventable disease are increasingly being linked to the food we eat and the methods for producing it. The food produced from regenerative farming practices and certified organic management offers a stark contrast to the glut of unhealthy products created in chemical dependent environments on large-scale conventional farms.

Iroquois Valley has been committed to human health since day one, best represented by the goals and motivation of our Co-Founder and Board Chair, Dr. Stephen Rivard. Dr. Rivard sees nutritious food as the best form of preventative medicine against epidemics like heart disease, diabetes, obesity, and cancer, and is increasingly encouraged by the direct connections being made between healthy soil and a healthy planet.

CLEAN AIR, CLEAN WATER, HEALTHY POLLINATOR HABITATS

Organic agriculture prohibits the use of synthetic pesticides and herbicides. These chemicals directly threaten the health of farm workers during application, pollute water sources during runoff, and create an uninhabitable environment for necessary, beneficial species like pollinators. Species of bees that are responsible for pollinating 75% of the fruit, nuts, and vegetables consumed in the United States are now listed as endangered species as a result of the widespread use of conventional farm pesticides.

Organic management creates a path to cleaner air and water, and a safety net for pollinators and other important species key to natural biodiversity. Our impact reaches into environmental conservation through buffer zones, perennial pasture and pollinator-specific habitats through relationships with farm tenants and borrowers. Additionally, some lands in the portfolio are protected as wetlands or riparian filter strips. In effect, Iroquois Valley’s commitment to organic practices protects the environment in the areas of soil health, pollinator preservation and water contamination.

58

COMBATING CLIMATE CHANGE THROUGH ORGANIC & REGENERATIVE AGRICULTURE

While industrialized, conventional agriculture is a known contributor to climate change, organic farmers are showing that this sector also has the ability to reduce or rectify the climate damage caused by conventional agriculture.

Iroquois Valley’s tenants and borrowers use practices that benefit the climate, such as cover cropping, crop rotation and rotational pasture grazing. In addition to lowering the negative impacts on the natural environment, these practices may hold some of the keys to reversing the effects from rising levels of CO2 in the earth’s atmosphere.

Research groups, including leaders like the Rodale Institute, have published studies indicating that the amount of carbon dioxide emissions that stay in the atmosphere could be significantly reduced through organic soil. In addition to holding more nutrients for food production, organic soil also contains molecules that are better suited for storing carbon for long periods of time.

SECTION 3: PAST PERFORMANCE

A) OUR TRACK RECORD OF FINANCIAL SUCCESS

We have seen consistent growth in the value of our investment portfolio since our inception in 2007. Given that no public market exists for our shares, we have arbitrarily chosen what we believe are the best methods to estimate a market share price. The chart below depicts our share price over time, and the detailed timeline below provides additional background on specific mechanics, inputs, and calculations of the historical share price reported in this table. See the section of this offering circular titled “Determination of Offering Price” for additional detail regarding the current offering price.

SHARE PRICE ($ PER SHARE)

Notes: Share prices reflect management and the board’s best estimate of market value as of December 31 of each year listed. Certain prices included here reflect an implied share price based on reported equity value of Iroquois Valley. Values prior to 2016 are adjusted for REIT conversion and associated (4-for-1 split).

59

•	2007: Iroquois Valley LLC formed and acquired its first farmland investments. A membership interest price was calculated using the equity cost basis reported on the 2007 tax documents and the implied membership interest count. We believe the cost basis approximated market value. The membership interest price was adjusted for the split associated with the subsequent reorganization to derive a share price for the purposes of the table above.

•	2008: Share price represents management’s estimate of the market value of the equity of Iroquois Valley LLC and the implied membership interest count (adjusted for the split associated with the reorganization). No formal valuation or assessment was completed at the time.

•	2009: Iroquois Valley created internally prepared financials using a mark-to-market approach for the owned assets. Management believes that the equity value reported in the statements approximates the market value of the equity. We calculated a membership interest price using the implied membership interest count. For the purposes of the chart above, the membership interest price was adjusted for the split associated with the reorganization.

•	2010: In early 2011, the board (at that time, a board of managers of Iroquois Valley LLC) approved the first offering using a formal membership interest price, selling membership interests at $100 per membership interest ($400 per share as adjusted to our current structure). At the time of the offering, the equity value of each investor was converted to a membership interest count based on the estimated market value of the equity as of December 31, 2010 and the $100 per share valuation set by the board.

•	2011 – 2015: The board approved subsequent private offerings using prices ranging from $127 to $142 per membership interest ($508 to $568 per share on an adjusted basis). The approved pricing represented our best estimate of market value using a combination of appraisal methods and premium formulas determined by the board.

•	2016: Effective December 31, 2016 the company reorganized into a REIT issuing one share of Iroquois Valley REIT for every four membership interests of Iroquois Valley LLC. Subsequent to the reorganization, the board of directors approved a share price of $615 with a valuation date of December 31, 2016 using a combination of appraisal methods and premium formulas determined by the board.

•	2017 – 2019: For the years ending December 31, 2017, 2018, and 2019, the board approved share prices of $626, $599, and $595, respectively. These share prices represent our best estimate of market value using a combination of appraisal methods and premium formulas determined by the board. For additional detail regarding the current offering price, see the section of this offering circular titled “Determination of Offering Price”

Historically, the majority of the total returns of our farmland portfolio have been realized as capital appreciation tied to farmland prices, represented by the share price. Going forward, we expect returns to reflect a greater balance of growth (increasing share price) and income (a cash dividend). This “growth and income” model is in line with the traditional behavior of farmland investments. We can provide no assurances that shares of our common stock purchased in this offering will receive similar returns, if any, or continue to maintain or increase in value, or that Iroquois Valley will continue to increase our revenue and acres.

60

ADDITION OF MORTGAGES

In 2016, we expanded our scope to include mortgage financing. We believe that mortgage financing has an array of benefits, including a higher and more immediate impact on our revenue. Whereas our leasing agreements generally do not benefit from variable rents until after the three-year organic transition is complete, the structure of our mortgages is intended to allow us to make an immediate cash return on investment. Moreover, mortgages are also intended to provide us with a lower risk of capital loss. We usually require at least 25% equity from the borrower. With a 75% loan-to-value ratio, there would have to be significant declines in the value of the land for us to be at risk of capital loss.

In addition to providing an attractive cash yield, our mortgage business allows us to work with a wider variety of farmers, developing new relationships that would not be possible unless through our lease. We believe that adding in mortgages, we now better positioned to implement our business and impact plan in new and existing regions.

ADDITION OF OPERATING LINES OF CREDIT

In 2019 Iroquois Valley began offering operating lines of credit (“OLC”) to organic farmers. Farmers are heavily reliant on sources of working capital to fund their operations. In many cases, traditional banks do not offer products that meet the unique characteristics of farm operations, especially when those operations are growing. Iroquois Valley offers multi-year, accruing interest OLCs tied to a borrowing base. This product has received strong interest from the farmers in our portfolio. We currently have provided two operating lines of credit to farmers, comprising approximately 1% of our total portfolio by value.

See the subsections of this offering circular titled “Our Business and Properties—Section 5: Our Portfolio” and “Our Business and Properties—Section 7: Portfolio Specifics” for additional details on the makeup of our portfolio among owned farmland, mortgages, and OLCs. We must limit our non-real estate connected assets (which may include OLCs) in order to maintain our REIT status. In addition, we generally intend to keep at least 60% of our portfolio in owned farmland.

EFFICIENT OPERATING STRUCTURE

Effective December 31, 2016, the equity investors in Iroquois Valley LLC implemented a conversion from a limited liability company to a REIT with operating subsidiaries. We believe that this structure optimizes the long-term growth potential and plans of our business. We further believe the financial reporting associated with REITs is better aligned with how we operate, creating a more transparent and practical financial reporting process.

INDEFINITE SCALABILITY

With a strong record of financial stability and success, increasing interest from independent farmers across geographies, and an attractive corporate structure, we have demonstrated an ability to achieve indefinite scale. Our financial track record has driven investment demand from a variety of capital sources, including individuals, trusts, non-profits, family offices, and more.

61

Our mortgages and leases offer farmers favorable terms and long-term land security, and we understand the organic transition. As a result, we have created a pipeline of potential opportunities with experienced operators, and we are able to partner for stable, long-term relationships.

We endeavor to deploy this capital in an efficient, cost-effective and profitable manner. We do not acquire a farm without a farmer tenant lined up and a pre-arranged lease agreement that is financially viable for both our business and that of the farmer. On mortgage financing, we take a conservative approach to lending. We review both the cash flow of the operation and the loan-to-value ratio of the underlying assets. Our mortgages are intended to enhance the overall business cash flow for the borrower, which frees up capital for each borrower’s future growth.

Using this farmer-first model, we have provided secure land access on over 12,000 acres of farmland representing over $50 million in transaction value (inclusive of land subsequently sold to tenant farmers and including 2019 transactions). Nearly 8,000 acres of our financed farmland (owned land and land secured by mortgages) is USDA Certified Organic and the remainder is being managed organically or in transition to organic.

OWNED & SECURED LOAN ACRES

Total acres financed (owned or secured by mortgage loans) as of year-end 2019.

62

TRACK RECORD OF BUILDING RELATIONSHIPS WITH TALENTED OPERATORS

We have developed a strong track record of creating symbiotic relationships with family farmers, creating value and stability. These relationships allow us to better understand and react to our farmers’ needs, and by doing so, establish a strategy that considers the mutual benefits, risks and long-term well-being of all parties (including farmer, Iroquois Valley, and our stockholder) from the outset, in addition to supporting our broader public benefit goals.

FARMER REPRESENTATION WITHIN IROQUOIS VALLEY

The relationship between Iroquois Valley and organic farmers goes both ways. We rely on the relationships in the portfolio to guide us as Iroquois Valley grows. And Iroquois Valley and its shareholders have a long history of electing farmers to the board of directors. We seek to maintain this representation moving forward. Farmers are also involved in the board-appointed investment committee, which plays a key role in evaluating new farm investments. More information about our board of directors, including director bios, please see “Directors and Officers.”

SECTION 4: SOURCES OF CAPITAL

PORTFOLIO CAPITALIZATION

As of April 2020

Iroquois Valley raises capital to fund new investments from three main sources:

•	Investor equity capital through the sale of REIT Equity Shares
•	Investor debt capital through the sale of unsecured promissory notes
•	Traditional bank debt in the form of mortgages and lines of credit

63

INVESTOR EQUITY

Iroquois Valley has prioritized fundraising through the sale of equity securities since its founding in 2007. The Company prefers to raise capital through equity because it shares risk with the farmers, allows the company to create a buy-and-hold strategy, limits corporate leverage and offers investors the long-term upside of the appreciation of land.

EQUITY INVESTMENT SHARES RISK

The majority of the Iroquois Valley portfolio consists of owned land that is leased to organic farmers. These lease agreements include a two-tiered rent structure: a base rent equal to a percentage of the purchase price and a variable rent that is triggered when farm revenue reaches a certain threshold.

This variable rent structure directly impacts an equity investor’s cash returns. As a REIT, Iroquois Valley is required to pay at least 90% of the corporate net income to shareholders as a dividend. Net income is impacted by company revenue, so higher lease payments from the farms can create an increased dividend for equity shareholders. Conversely, only the base rent will be paid to the Company in years where a farm struggles to reach the revenue threshold, and dividends will adjust in kind.

The situation described is one of shared risk. Equity investors receive more income if the portfolio performs better, and less in years where farmers face challenges associated with weather, prices, pest or other farming risks. Iroquois Valley believes sharing risk is key in shifting to a more sustainable system of agriculture.

BROAD OWNERSHIP SUPPORTING CORPORATE MISSION

To date, Iroquois Valley has raised over $37 million in equity capital from 400 investors. Investments range from $10,183 to $5,000,000 and have an average just below $100,000. The investor base includes a wide variety of accounts including trusts, foundations, families and non-profits, but is dominated by individual investors who each own only a small portion of the outstanding shares.

NUMBER OF SHAREHOLDERS

64

EQUITY INVESTMENT AMOUNTS SINCE INCEPTION
VALUE OF INVESTMENTS (at $599/share)
$1,000,000
$100,000
$10,000
0
50
100
150
200
250
300
350
400
450
INVESTMENTS OVER TIME (Oldest to Newest)

The foundation of our investor base is the “family investor.” These capital providers make up nearly 75% of our total equity capital and include accounts held by individuals, jointly held accounts, IRAs, and revocable trusts. We believe these investors represent “Families Supporting Family Farmers.”

In addition, it is notable that generally both IRAs and revocable trusts are considered long-term holding vehicles. IRAs are meant to be held until retirement and revocable trusts are frequently used as part of estate transfer planning or longer-term purposes. These types of investment vehicles fit well with the long-term commitment needed by the farmers.

The lack of any dominant stockholder means equity investors have the opportunity to be influential in the strategy, growth, and stability of the organization long-term—no single stockholder can force certain corporate actions. Broad ownership is also a requirement in order to maintain our status as a REIT, and the tax benefits we anticipate from that status. More on our governance can be found in “Descriptions of Our Common Stock” and “Certain Provisions of Delaware Law and Our Charter Documents.” More on our status as a REIT and associated tax matters can be found in “U.S. Federal Income Tax Considerations.”

65

COMMITTED OWNERSHIP SUPPORTING BUY & HOLD STRATEGY

Equity investors are required to own their shares for at least five years before gaining redemption rights. By raising capital incrementally, and then requiring investors to own for the long-term, the company facilitates its goal of buying farmland and owning the asset indefinitely. Iroquois Valley’s buy-and-hold strategy supports the Company’s mission in a variety of ways:

•	Staggered, patient ownership offers farmers secure farmland access to establish and expand their businesses with long-term vision. The Company has no plans to sell the asset and displace the farmer, although generally the farmer can buy the land after 7 years if they so choose, subject to the terms of the Company’s agreement with the farmer.

•	Long-term ownership allows long-term planning. A tenant farmer is more likely to invest in the overall health of the natural asset if there is generational planning under consideration. Examples including pollinator strips, riparian zones, tree plantings, long-term crop rotations, introduction of pastured animals and more.

•	A long-term relationship between landlord and tenant allows the farmer to make business decisions with an eye towards stability and growth, which may help stabilize the performance of the farm and mitigate shareholder risks over time.

Moreover, the hold period is intended to provide us with sufficient time to raise new investor capital to provide liquidity for the investors seeking an exit after the lock-up.

INCREMENTAL, REPETITIVE COMMITMENTS ALIGNED FOR THE LONG-TERM

Our requirement for long-term commitment of capital, coupled with a modest minimum investment, gives investors the opportunity to “average-in” with multiple investments over time, growing their ownership as we expand the portfolio of farms. This offers our new investors the opportunity to build a relationship with us before committing capital that may represent an undue financial risk and ensures us a steady stream of re-investment capital moving forward. Between 2014 and 2019, approximately 25% of all equity investments have been existing stockholders adding to their position.

INVESTOR LIQUIDITY

The Company aims to provide investor liquidity without selling its underlying assets. We are regularly seeking out new means to create this liquidity, and in the past have used funds from operations, proceeds from the sale of promissory notes or common stock, and traditional bank debt to create liquidity in the form of redemptions. Prior to 2019, investor liquidity was offered through more ad hoc and informal programs managed by the Company.

66

Effective on February 22, 2019, our board of directors approved and adopted a new Stock Redemption Program intended to provide more consistent, if limited, opportunities for investor redemption. The new Stock Redemption Program formalized, among other things, a five-year hold period before shares were eligible for redemption, shortening the prior seven-year hold period. We believe that our broad base of capital means that stockholders liquidating their shares of our common stock under the terms of our Stock Redemption Program should not have an overwhelming impact on our financial position. It is our goal to manage the Company’s assets so that we will not be forced to sell underlying farmland assets in order to return capital to investors, thereby keeping farmers on the land.

The Company opened its first redemption period under the new Stock Redemption Program November 1, 2019 – December 10, 2019. The Company offered to purchase 3,501 shares of eligible common stock, equal to 5% of the Company’s total outstanding stock as of the applicable record date, for a price of $599/share. In total, the 2019 was undersubscribed, so the Company redeemed all 2,857.354 shares requested for redemption, for a total payout of $1,711,555.05.

Please refer to “Policies with Regards to Certain Activities” section hereunder for a more detailed description of our Stock Redemption Program. A copy of the Stock Redemption Program is also attached as an exhibit to our offering statement, filed with the SEC and available at www.sec.gov.

The table below shows share redemptions by year since 2012. outlines liquidity events since 2012 and includes both investor-to-investor sales of which we are aware and redemptions under both the current and prior stock redemption programs.

LIQUIDITY: SALES & REDEMPTIONS
$ in thousands
Based on year-end 2019.

67

B) SOURCES OF DEBT

SOIL RESTORATION NOTE PROGRAM

In addition to raising capital through REIT Equity Shares, Iroquois Valley LLC, our operating company, has and continues to offer unsecured promissory notes to investors (the “Soil Restoration Notes”).

In December 2019, Iroquois Valley LLC closed its 2018-2019 Soil Restoration Note offering round (the “2018 SRN”). The 2018 SRN was over-subscribed, and Iroquois Valley LLC accepted 55 subscriptions totaling $6,100,000 in investments over the course of the 2018 SRN round. In March 2020, Iroquois Valley LLC launched a new offering of Soil Restoration Notes to accredited investors only (the “2020 SRN”) pursuant to SEC Regulation D, Rule 506(c) and SEC Regulation S.

In addition to making interest accruing to holders of the Soil Restoration Notes, Iroquois Valley commits an additional 0.5% annual interest from the Soil Restoration Notes to our Soil Restoration Pool—a unique and important financial support for organic farmers who are building soil health.

Building soil health is ongoing work for organic farmers. Healthy, nutrient-dense soils produce nutritious foods. The Soil Restoration Pool was developed as a direct financial impact within the Iroquois Valley portfolio to support soil-building projects during the organic transition and beyond. Soil Restoration Notes are specifically designed to help with the soil building process. Because farmers have different needs, funds allocated from the soil restoration pool may go toward soil amendments, agronomist consulting, seed cost reimbursement, fencing assistance, and/or reimbursement for rental expense or mortgage interest.

This offering circular is not an offer to sell Soil Restoration Notes through the 2020 SRN, nor is it a solicitation for offers to purchase notes through the 2020 SRN. The 2020 SRN is available to accredited investors only, and therefore some prospective investors may be qualified to participate in this offering but not the 2020 SRN. Eligible prospective investors may only request to purchase the Soil Restoration Notes after review of the offering materials associated with 2020 SRN, verification of accredited status, and completion of the 2020 SRN subscription agreement and such other procedures as detailed therein. More information regarding the 2020 SRN, including the 2020 SRN offering materials, are available through the Company’s website: www.iroquoisvalley.com.

LOW BORROWING COSTS

Iroquois Valley does use bank debt and traditional mortgages to acquire farmland when appropriate. But where possible, we endeavor to make purchases using revenues from operations, offering proceeds, and/or lower cost values-aligned capital. Our track record of financial success combined with a history of creating measurable social and environmental impact has created significant demand for the Soil Restoration Notes and our common stock and allowed us to raise a portion of our capital at relatively low cost. The Company has also been able to secure attractive borrowing costs from traditional lenders when appropriate, and in some instances successfully refinanced outstanding traditional mortgage debt with lower cost capital.

68

As of December 31, 2019, the average cost of capital for our operating company’s self-issued promissory notes is approximately 2.8%, and our cost of capital for mortgage loans is currently 3.45%.

Future Original Maturities of the Aggregate Notes Payable as of December 31, 2019

Reflects individual promissory notes as of year-end 2019.

LINES OF CREDIT TO BRIDGE PURCHASES

Our balance sheet has traditionally allowed us to secure bridge loans and lines of credit to fund purchases ahead of internally raised capital. In the event that a quality opportunity has been identified or for other reasons as determined by our management, we are able to access these temporary borrowings. This allows us to be responsible to the farmer and act on investment opportunities regardless of where we are at in our fundraising cycle.

CONSERVATIVE CAPITAL STRUCTURE

In addition to investment and investor diversification, we actively manage and assess our overall capital structure. It is important to note that we are a company with operations, not an investment fund. Our capital structure reflects management’s strategy to remain a going concern while benefitting our key stakeholders and broader impact goals.

LOW LEVERAGE

As of the end of 2019, we were conservatively leveraged at 32%. This level was slightly above recent historical averages, but still well below the aggressive leverage often used by other REITs. The sources of debt came from a combination of self-issued promissory notes (issued by our operating company) and traditional mortgages on our owned farmland.

Moving forward, we intend to continue to grow primarily through equity capital, as we provide investors direct exposure to organic farmland, offer the potential to enjoy the upside of the organic market, and share risk with the farmers on the land. We expect overall leverage to be at approximately 30% at the end of 2020. Our current debt service coverage ratio is 1.3X.

69

LEVERAGE RATIO

Based on year-end 2019.

SECTION 5: OUR PORTFOLIO

A) INVESTMENT SUMMARY

OUR BUSINESS PROGRESSION – FOUNDING AND EARLY HISTORY

Iroquois Valley began in 2007 as an active response to the chemical-dependent farming, unhealthy eating, and irresponsible lending that was apparent to co-founders David Miller and Dr. Stephen Rivard in the time leading up to the 2008 financial crisis. The founders were longtime friends from the Chicago area with family roots in conventional agriculture. Both founders were motivated to change problems in farming, food, and finance that they had witnessed and by which they had been affected.

Our first farm acquisition was in 2007: Hoekstra Farm in Iroquois County, Illinois. In 2008, the same ten investors that helped purchase our first farm then purchased a second farm (Martin) in Iroquois County. These two farms have since been renamed Iroquois Valley East and West, respectively. Both properties were eventually transitioned from conventional operations to certified organic farms.

IROQUOIS VALLEY TIMELINE OF GROWTH

“Investors” represents unique investment accounts which may own equity, debt, or a combination of both.

70

SCALING A POPULAR MODEL

After establishing a model for raising capital, purchasing land, and partnering with farmers that would transition the farms to organic, we started expanding with the support of new investors and new farmers in different counties and states. By December 2013, we were owned by 100 investors, all motivated to financially support independent farmers and facilitate the expansion of organic agriculture. Most notably, the emerging base of investment support was willing to align their capital with the long-term needs of the farmers, a key to the model’s success.

CAPITAL ALIGNED WITH THE FARMERS

The “buy and hold,” generational approach to farmland investment is a distinguishing characteristic of ours. With a corporate structure that requires investors to sell or redeem shares rather than force asset liquidation (as is usually the case in many traditional funds) we are able to make open-ended lease commitments to farmers. From the farmers’ perspective, this compares quite favorably to other landlord relationships that only define what will happen in the immediate future and have no provisions for exiting investors that could force a land sale. In turn, we believe that land security incentivizes farmers to manage the asset to its maximum future value for eaters, farmers and investors alike.

FURTHER BROADENING THE BASE

Effective May 3, 2019, Iroquois Valley REIT received its initial qualification from the SEC to offer its common stock to qualified purchasers in the U.S. under an exemption from registration called Regulation A+ Tier 2 (i.e., this offering). The offering began as an offering of $50,000,000 in shares of our common stock, priced at $599 per share. As of July 10, 2020, Iroquois Valley raised total aggregate gross offering proceeds of $6,912,274 and had issued 11,539.69 shares of our common stock in the offering.

As of the date of this offering circular, in total Iroquois Valley REIT has approximately 400 stockholders and Iroquois Valley LLC has approximately 143 noteholders.

PIPELINE OF NEW OPPORTUNITIES

Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. As a result, we are able to carefully select advantageous opportunities. The result is a portfolio of leases and mortgages that we believe offer attractive risk profiles, good business opportunities, and additional diversification to the portfolio of organic farms.

INVESTMENT STRATEGY

We do not look for particular farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, and our newsletter and website. The continued interest amongst farmers in our company is a testament to our existing relationships with operators and our track record of honesty and mutual financial success.

71

TAKING OVER FOR EXISTING LANDLORDS

We initially worked with mid-size family farmers in the Midwest. In some instances, these farmers were already leasing land that was eventually acquired by us and we merely replaced the previous owner while keeping the farm family on land they had been tending for generations. Today, it is common for Iroquois Valley to purchase farmland that was previously farmed conventionally and lease it to an organic farmer who will bring the property through an organic transition and obtain USDA Organic certification.

TARGETING THE “NEXT GENERATION”

We are committed to working with farmers who provide great partnership opportunities but have the most significant needs for access to land. This group is headlined by millennials, the next generation of farm stewards who will be responsible for repairing the agricultural system, producing nutritious food for the growing population, and farming successfully in the face of severe and changing climate. The average age among farmers is 58 years old in the United States.4 Iroquois Valley recognizes that young farmers are essential to the future of our food system and need support.

We created the Young Farmer Land Access Program with these next generation farmers in mind. The program embodies our commitment to partnering with young operators, particularly as tenants. The Young Farmer Land Access Program prioritizes relationships with next-generation farmers. Because many young farmers lack equity, access to capital, and may carry debt from student loans and/or initial investments into their fledgling businesses, we created the Young Farmer Land Access Program to enable farmland security through our leases. Leases are a particularly good fit for this demographic because they generally do not require a down payment or initial investment beyond land stewardship.

Although millennial farmers are under 40, many are from multi-generation farm families, have extensive on-farm experience, and are looking to expand an already successful organic operation. These opportunities present attractive risk profiles to us and offer investors in our shares of our common stock direct exposure to the next generation of stewards on the land. Between 2012 and 2018, we impacted young farmers by purchasing and leasing to them over $20 million of farmland, representing land access on 3,207 acres.

ACRES PURCHASED FOR YOUNG FARMERS

281
967
504
596
295
375
354
311
2012
2013
2014
2015
2016
2017
2018
2019

Based on year-end 2019.

__________

4 https://modernfarmer.com/2018/06/by-the-numbers-state-of-the-independent-farmer/

72

EXPANSION THROUGH MORTGAGES

In 2016, we began to offer intermediate farm mortgages for three primary reasons:

1.	diversify and enhance overall credit risk of the portfolio;
2.	increase income; and
3.	develop and scale new markets.

From a diversification standpoint, mortgages enable us to expand our geographic footprint to states that prohibit corporate ownership of farmland, including Iowa, Wisconsin, Minnesota and more. Mortgages allow Iroquois Valley to diversify risk by geography, crop rotation, operator experience, and credit profile.

From a financial standpoint, mortgages offer us a significant and consistent revenue stream in the years directly after acquiring new land. Whereas our lease agreements combine a base lease with a variable component that kicks in during higher revenue years, the mortgage agreements are intended to provide us with a higher fixed return for an immediate, albeit shorter, term. While leasing is essentially 100% financing, the mortgages normally require a 25% equity position provided by the borrower. The farms mortgaged through financings are more likely to be stabilized operations that are the foundation of the family business.

We are excited by the addition of mortgages to the overall portfolio but anticipate mortgages will remain a minority portion of our total assets. Our board has outlined a strategy and imposed a limit that allows mortgages to comprise only a maximum of 35% of the total assets. Generally, we intend for investments in farmland real estate to continue to comprise at least 60% of our portfolio.

B) THE PORTFOLIO

ACTIVE RISK MANAGEMENT STRATEGY

Risk is inherent in farming, and as result, in any farmland investment. Drought, flood, pest infestation, weed pressure, market dynamics, and changing consumer preferences are just some of the challenges associated with maintaining a profitable organic farm. We take an operational approach to risk management. We believe that diversity across a variety of categories is key to mitigating these risks.

We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication and formal reports. Under most of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We generally do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and material allow us to evaluate credit quality and risks.

73

We have highlighted below key practices and areas of focus for Iroquois Valley as we diversify the portfolio, including:

•	By farmer relationship (i.e., tenants vs. borrowers)
•	By geography
•	Weather exposure
•	By operation type
•	By crop
•	By size
•	By financing product
•	By generational experience

TENANTS AND BORROWERS

We review a constant stream of inquiries from farmers across the country looking to gain access to farmland. As a result, current and pending partnerships represent a variety of demographics, personalities, experience levels, management techniques and areas of expertise. We actively manage asset exposure to any given farmer. As of December 31, 2019, we were working with 41 farmers with the largest exposure to any given farmer representing 7% of invested assets. Recent investments have further reduced our individual farmer exposure.

To further mitigate risk, we work with experienced operators. Our “bread and butter” farmer comes from a multigenerational farm family. The average generational legacy of our farmers is more than three generations. This means that oftentimes the families have been operating in the same area for 60 to 80 years. When we do work with first- or second-generation farmers, we often seek additional protections in our investments and make sure the farmer has a support system similar to that of the multigenerational families.

FARMER BY GENERATION

Based on year-end 2019.

74

FARMS

We execute a strategy that procures specific pieces of land for farmers through a series of incremental acquisitions. These farms are most frequently additive to the farmer’s existing operation. The resulting portfolio includes 77 individual farmland investments (including farms, mortgages, and lines of credit) with unique natural and geographic characteristics. We prefer to grow one purchase at a time, even diversifying within specific farmer relationships through subsequent, small-scale acquisitions. As of December 31, 2019, approximately 60% of our purchases represent investments for farmers that we have worked with multiple times.

NUMBER OF FARMLAND INVESTMENTS (1)

(1) Including farms owned, mortgages, and operating lines of credit.

REPEAT INVESTMENTS WITH FARMS

Based on year-end 2019.

75

GEOGRAPHY

In addition to pursuing land within a specific farmer’s target area, we also focus on expanding into new regions of the United States. The resulting portfolio is geographically diverse, offering investors some protection against the challenges that can befall a single agricultural area in any given year, including weather, pests, disease and regional market price dynamics. As more capital is raised and new relationships develop, we intend to continue diversify our geographic footprint of the portfolio.

ASSET VALUE EXPOSURE BY STATE

Based on gross book value as of 2019 year-end.

FARMLAND INVESTMENT MAP

Based on year-end 2019.

OPERATION TYPE

Our management team performs extensive diligence on potential operators to confirm they are an operations and risk management fit. After this process, we have a “hands off” approach to farm operations, encouraging farmers to manage their businesses as they see fit. As a result, we are able to celebrate new partnerships that add variety to the management practices being used throughout the farm portfolio. Although USDA organic standards are uniform, there are many different on-farm techniques that can achieve and surpass these standards, including use of cover crops and intercropping, till or no-till, length of crop rotation, holistic grazing and pasture management, and more. By investing in farmers that use a variety of methods, we mitigate the risk of any one management practice underperforming in any given year, while empowering farmers to create systems that are sustainable and successful for their operation’s needs.

76

PRODUCTION MIX

We seek relationships that will add to the growing list of crops grown throughout the portfolio. Initially, our farms produced organic row crops like corn, soybeans and wheat. As the opportunities with farmers in new regions have expanded, our crop selection has increased to include dairy, pastured meats, heirloom grains, legumes, and cereals. Furthermore, our opportunities within each main production category have expanded over the past several years. Farmers are now planting specialty corn and bean varieties. The expansion of crop production options is attributable to the growing demand for more organic food. Management expects this trend to continue. Moving forward, we will continue to look for the right opportunities to add more variety to the organic production mix.

PRODUCTION MIX

Based on acres for the 2019 crop year.

ASSET CLASS

In 2016, we added mortgage financing to the portfolio, and in 2019 we added operating lines of credit. In both cases, we were motivated by farmer demand as well as the opportunity to diversify our asset base and in turn, our revenue stream. Generally, we intend for investments in farmland real estate to continue to comprise at least 60% of our portfolio. Our board has approved up to 35% of the total portfolio to be invested via mortgage loans. Mortgage loans provide higher immediate cash returns and are intended to reduce our overall asset class risk. We generally issue loans at 75% loan-to-value or less, which is favorable compared to purchases in which we have 100% asset risk.

INVESTMENT MIX

Based on gross book value as of year-end 2019.

77

SPECIAL SECTOR ANALYSIS – ORGANIC DAIRY

In 2013 we purchased and leased our first dairy farm, located in the Albany area of New York state. This farm was sold in 2018 to the farm tenant at a profit to Iroquois Valley, with a permanent agricultural easement attached to the land. The easement helped ensure the long-term impact sought by Iroquois Valley while simultaneously bringing the price down sufficiently to make the purchase attractive for the tenant and hopefully enhance the economic viability of their operation. We would like to repeat such success stories in the dairy sector.

Unfortunately, there have been increased challenges and risks to our business strategy in this sector in particular. Specifically, mega dairies in California and the South with thousands of producing cows are flooding the market with milk and eroding prices. This comes at a time when plant-based milk alternatives are gaining market share.

We initially added dairy to our predominantly grain portfolio in order to secure additional diversification in the family farmer markets that we impact. We will continue to support these organic farmers but with an increased focus as follows:

1.	Dairy financings will be primarily mortgage based where reasonable equity exists.
2.	Most dairy exposure will be with diversified operations that ideally include at least two other business lines (grains, livestock, off-farm income, etc.). To support this, our board has established a portfolio limit on the investment committee: non-diversified dairy operations cannot exceed 15% of the total portfolio without board approval.
3.	We have shifted to primarily pasture based operations with established families, using primarily our intermediate term mortgage product. We are strategically aligning with grass milk producers as this product is holding and gaining market share. Pastured dairy operations can also more easily include pastured livestock sold into a different market.

SECTION 6: IMPACT

Iroquois Valley focuses on regenerative and organic agriculture that positively impacts the health and sustainability of food systems, farming communities and the environment. Additionally, we support family farms and help them successfully transition into the next generation of sustainable farmers. The following is a breakdown of our ongoing activities specifically targeting social, environmental, and financial returns.

A) VISION STATEMENT

Iroquois Valley has adopted corporate ownership as the most generationally focused, indefinitely scalable, and democratically governed structure suitable to our vision of permanently impacting sustainable agriculture. Embodied in this vision are the following seven guiding principles.

•	Enable the next generation of young farmers to positively impact world health;
•	Farm with healthy, humane and organic practices without GMOs, toxic pesticides, herbicides, fungicides, synthetic fertilizers or other harmful chemicals;
•	Keep the farmers on the land by indefinitely renewing their leases and preferentially selling to the farm tenant. Enable farmers to own land by providing mortgage financing;

78

•	Grow a broad base of mission-aligned investors and partners working to heal people and planet;
•	Transition traditional investment capital from conventional trading and extractive practices to renewable and regenerative uses;
•	Maintain a fair-valued and democratically governed enterprise enabling both investors and farmers to enjoy a stable and profitable return on their farming investment; and
•	Protect farmland.

B) PUBLIC BENEFIT CORPORATION

To further cement our commitment to triple bottom line impact, Iroquois Valley REIT has incorporated as a Delaware public benefit corporation. As a PBC we conduct business that balances the interests of the shareholders with our public benefits. As stated in our Certificate of Incorporation, our specific public benefit is enabling healthy food production, soil restoration and water quality improvements through the establishment of secure and sustainable farmland access tenures. Delaware law requires that, among other things, we must regularly report on our beneficial objectives and progress towards achieving or supporting them, as discussed below in Impact Reporting.

C) CREATING AN IMPACT DEPARTMENT

Our vision statement is maintained by our Director of Impact, who is responsible for the associated steps in shaping and implementing this vision. The creation and funding of this position is a further representation of our commitment to creating impact, measuring its effectiveness, and making it last. The Director of Impact has been responsible for leading Iroquois Valley projects that provide investors tangible environmental and social bottom line results, including conceiving of and spearheading our successful 2016 and 2018 Soil Restoration Notes and the Soil Health Conservation Innovation Grant project, and co-founding the food-system stakeholder collaborative ReGenerate Illinois.

D) IMPACT REPORTING

Iroquois Valley believes impact measurement and assessment is essential to its work. We internally measure and report on our impact through both impact reports and public benefit reports. We engage with third-party impact assessors who independently verify and evaluate practices and outcomes. Iroquois Valley is committed to transparency through rigorous, independent evaluation of its work.

B Labs, the non-profit that manages the B Corp Certification, conducts impact assessments every three years, evaluating practices in four stakeholder categories: governance, workers, community, and environment. Iroquois Valley has consistently scored within the top 10% of all B Corps assessed, earning it awards like Best for the World Overall and in specific categories.

In 2019, Iroquois Valley became one of the first companies to undergo an Impact Management Assessment by Aeris Insight. This assessment evaluates a company’s impact management capacity by focusing on systems and processes as strong indicators of its ability to make investments in alignment with its stated impact thesis and to achieve its impact goals. Aeris’ methodology has been established and refined through performing impact management and financial analyses and ratings of Community Development Financial Institutions (CDFIs) for the past 15 years. This work has been essential in making impact investing more accessible for institutional investors. Aeris expanded its impact assessments to include investment companies and funds across asset classes, through which Iroquois Valley was assessed.5

__________________________

5 Iroquois Valley’s Impact Management Assessment by Aeris can be found here: https://files.constantcontact.com/ab34bb17201/ed4c8a47-be3c-4e31-a31b-3c314ae51d82.pdf

79

SECTION 7: PORTFOLIO SPECIFICS

We have a portfolio of 77 farmland investments, including farms, mortgages, and lines of credit. This portfolio covers 45 counties across 15 different states. The biggest investment class of the portfolio is owned farmland, with 42 farms owned as of the date of this amended offering circular with 2 successful divestitures since Iroquois Valley’s inception. As of the date of this offering circular, we have a total of 31 mortgage loan investments in the current portfolio. Recently we started growing a new segment of our investment portfolio: operating lines of credit. We currently have provided four (4) operating lines of credit to farmers, comprising approximately 1% of our total portfolio by value.

As noted earlier, we develop strong relationships with our farmer tenants and borrowers. We follow each farmer’s development and progress with both formal and informal communication. This includes in-person meetings, phone calls, electronic communication and formal reports. Under most of our leases, the tenants are required to provide annual production reports. These are reviewed to assess whether any variable rent is due (if applicable for the lease). On our mortgage loan investments, we have annual (and sometimes semi-annual) financial reporting requirements. We generally do not require tax returns or updated business plans from our tenants and borrowers, although those are occasionally provided for review. The regular communication and materials allow us to evaluate credit quality and risks on an ongoing basis.

The series of tables below provide details of our current investments.

Owned Farmland

This table provides an overview of the farms owned by us in our portfolio and material lease terms as of the date of this offering circular.

Property Name	County	State	Type of Farm	Organic	Year Acquired (1)	Acreage (2)	Lease Expiration (Mon-Yr)	Renewal Rights	Base Rent 2019	Farmland Tax
Iroquois Valley East & West	Iroquois	IL	Grains/Legumes	Organic	2007	241	Apr-21	2 year extension	$59,423	$5,343
Denker	Livingston	IL	Grains/Legumes	Organic	2011	225	Jun-21	2 year extension	$53,512	$5,186
Pleasant Ridge	Livingston	IL	Grains/Legumes	Organic	2011	76	Dec-20	2 year extension	$18,256	$1,887
Old Oak	Huntington	IN	Grains/Legumes	Organic	2012	121	Dec-21	2 year extension	$32,094	$3,293
Hedge Creek & Rock Creek	Will	IL	Grains/Legumes	Organic	2012	160	Dec-20	2 year extension	$26,518	$3,998
Red Oak	Boone	IN	Grains/Legumes	Organic	2013	115	Dec-21	2 year extension	$28,569	$2,464
MooJack	Montgomery	IN	Grains/Legumes	Organic	2013	130	Dec-21	2 year extension	$35,346	$3,134
Shiawassee	Shiawassee	MI	Grains/Legumes	Organic	2013	238	Dec-21	2 year extension	$21,479	$4,137
Mary Ellen’s and One Bottom	Iroquois	IL	Grains/Legumes	Organic	2013	155	Dec-20	2 year extension	$43,690	$1,020
Sparta Woods	Noble	IN	Grains/Legumes	Organic	2013	166	Dec-20	2 year extension	$33,552	$4,936
Union Fair (3)	Knox	ME	Dairy	Organic	2013	180	Mar-21	2 year extension	$29,979	$6,995
Healing Ground	Rockcastle	KY	Other/Specialty	None	2014	110	Dec-20	2 year extension	$4,566	$732
Two Roads	Shelby	IL	Grains/Legumes	Organic	2014	240	N/A	Year-to-year	N/A	$7,788
Mystic River (4)	Monroe	WV	Dairy	Organic	2014	175	May-26	2 year extension	$17,209	$165
Brindle	Allen	IN	Grains/Legumes	Transitional	2014	65	Dec-21	2 year extension	$17,728	$1,723
Lakeville	St. Joseph	IN	Grains/Legumes	Transitional	2014	259	Dec-21	2 year extension	$75,298	$7,488
Mackinaw	Ford	IL	Grains/Legumes	Transitional	2014	114	Dec-21	2 year extension	$23,035	$2,916
South Grove	DeKalb	IL	Grains/Legumes	Transitional	2015	77	Dec-21	2 year extension	$25,586	$3,440
Saginaw Bay	Tuscola	MI	Grains/Legumes	Organic	2015	230	Dec-21	2 year extension	$62,763	$5,920
Jubilee	Elkhart	IN	Grains/Legumes	Transitional	2015	53	Dec-20	2 year extension	$18,778	$1,089
Yoder	Allen	IN	Grains/Legumes	Transitional	2015	79	Dec-20	2 year extension	$18,936	$1,958
Tower Road	Dekalb	IL	Grains/Legumes	Transitional	2015	80	Dec-20	2 year extension	$29,284	$3,301
Bahasaba	Hill	MT	Grains/Legumes	Organic	2016	320	Dec-20	2 year extension	$7,890	N/A
Lake Wawasee	Noble	IN	Grains/Legumes	Transitional	2016	99	Dec-20	2 year extension	$24,387	$3,027
Tippecanoe	Kosciusko	IN	Grains/Legumes	Transitional	2016	116	Dec-20	2 year extension	$28,430	$2,519
Susquehanna (5)	Chenago	NY	Dairy	Organic	2016	280	Sep-21	2 year extension	$14,773	$20,359
Creambrook	Augusta	VA	Dairy	Transitional	2017	215	Apr-22	2 year extension	$75,601	$334
Flat Rock (6)	Seneca	OH	Grains/Legumes	Transitional	2017	416	Dec-21	2 year extension	$54,159	$12,541
Battle Creek	DeKalb	IL	Grains/Legumes	Transitional	2017	160	Dec-22	2 year extension	$48,174	$5,920
Cottonwood (7)	Hill	MT	Grains/Legumes	Transitional	2017	960	Dec-27	2 year extension	$18,935	N/A
South Fork A	Livingston	IL	Grains/Legumes	Transitional	2017	88	Dec-22	2 year extension	$14,412	$3,780
South Fork B	Livingston	IL	Grains/Legumes	Transitional	2017	179	Dec-22	2 year extension	$34,788	$2,934
White River	Daviess	IN	Grains/Legumes	Transitional	2018	240	Dec-22	2 year extension	$66,874	$6,038
Hidden Pasture	Schoharie	NY	Dairy	Transitional	2018	112	Jul-26	2 year extension	$15,942	$3,797
Ten Mile	Lucas	OH	Grains/Legumes	Transitional	2018	57	Dec-23	2 year extension	$9,876	$2,719
Hi-Line (8)	Hill	MT	Grains/Legumes	Organic	2019	2,208	Dec-28	2 year extension	$54,503	$10,472
Rock Creek North (9)	Will	IL	Grains/Legumes	Transitional	2019	150	Mar-21	2 year extension	N/A	N/A
Money Creek (10)	McLean	IL	Grains/Legumes	Transitional	2019	162	Dec-25	3 year extension	$24,196	N/A
Eldert	Iroquois	IL	Grains/Legumes	Transitional	2020	126	Dec-28	3 year extension	N/A	N/A
Parish (11)	Kankakee	IL	Grains/Legumes	Organic	2020	278	Dec-25	3 year extension	N/A	N/A
Petersen	Iroquois	IL	Grains/Legumes	Transitional	2020	52	Dec-25	3 year extension	N/A	N/A
Rock Creek East	Will	IL	Grains/Legumes	Transitional	2020	73	Dec-25	1 year extension	N/A	N/A
TOTALS						9,580			$1,168,541	$153,353

80

Footnotes:
(1) Title to all of our farms was acquired and is held in fee simple. Unless noted otherwise, none of our properties are subject to any material mortgages, liens, or other encumbrances. See also, the immediately following subsection titled “Liens and Encumbrances on Owned Farmland.”

(2) For all of our leased farm properties, 100% of available acreage is leased.

(3) We are negotiating a sale of our Union Fair property to the current tenants, who have filed Chapter 12 bankruptcy. The proposed terms include a $500,000 sale price for which Iroquois Valley would provide mortgage financing. The mortgage would have a 40-year amortization period with a balloon payment after 20 years, and an interest rate of 1.25%. At this time, there can be no assurance that this transaction will ultimately close.

(4) Assuming the lease is not in default, the Lessee shall have the option to buy the property at a price ranging from $600 thousands to $623 thousand, plus reimbursed capital improvements.

(5) The Susquehanna property is currently vacant. We have a contract to sell our Susquehanna property to a third party for $555,000. We anticipate this transaction will close by year end.

(6) Our Flat Rock property is encumbered by a mortgage lien, as detailed below in the immediately following subsection titled “Liens and Encumbrances on Owned Farmland.”

(7) Assuming the lease is not in default, the Lessee shall have the option to buy the buildings on the property at the greater of the Iroquois Valley’s basis in the buildings and fair market value of the buildings. Furthermore, if the lessee purchases the buildings, they may simultaneously purchase 310 acres of property at the greater of a previously agreed-to price per acre and fair market value.

(8) Current accounting standards clarify the identification of a variable interest entity ("VIE") and determine under what circumstances a VIE should be consolidated with its primary beneficiary. The Company has determined that MT Hi-Line, LLC has met the criteria of a VIE under the accounting standard related to consolidation of VIEs and that consolidated is required. MT Hi-Line, LLC is dependent on the support of the Company and was established for the purpose of managing an investment in farmland. All significant intercompany accounts and transactions are eliminated in consolidation.

(9) We plan to develop our Rock Creek North property as a demonstration farm that highlights the benefits of farming organically and regeneratively. As a first phase of this development, we recently added 10,000 trees to the property as a windbreak, for a cost of $40,392, funded 50% from our available cash and 50% by a grant from the Natural Resources Conservation Service (NRCS; discussed further in the subsection above titled “Section 2: Farmland as an Investment Opportunity – Focus on Soil Health). We are evaluating other projects such as restoring wetlands and adding pasture-raised livestock and silvopasture in anticipation of developing a long-term development plan and budget for the improvements on this farm. Iroquois Valley plans to fund these projects on Rock Creek North through cost sharing arrangements with foundations, government agencies, and other grantors.

(10) The Lessor is obligated to purchase 40 acres of land and structures at an agreed-to price by no later than December 31, 2022.

(11) Our Parish property is encumbered by a mortgage lien, as detailed below in the immediately following subsection titled “Liens and Encumbrances on Owned Farmland.”

81

Liens and Encumbrances on Owned Farmland

The following table sets forth the nature of our title to, the liens and encumbrances against, and the current payment provisions on secured loans related to the farmland that we own.

Property Name	Encumbrance	Original Principal Mortgage Amount	Interest Rate	Interest Rate Mechanics	Prepay Penalty	Maturity Date	Balance as of 12/31/17	Balance as of 12/31/18	Balance as of 12/31/19	Balance Due at Maturity (1)

Flat Rock	Mortgage Lien	$1,395,000	3.45%	Adjustable	No	Nov-47	$1,395,000	$1,367,887	$1,339,830	$0
Parish	Mortgage Lien	$950,300	3.05%	Fixed until 4/1/2023	No	Nov-50	$0	$0	$0	$0

Footnotes:
(1) If no payment has been made on principal in advance of the Maturity Date, the balance due would be the Original Principal Mortgage Amount.

In addition to the mortgage liens supporting the secured borrowings noted in the table above, we have eight farms with mortgage liens supporting undrawn revolving lines of credit. Iroquois Valley East, Iroquois Valley West, Mary Ellen’s, One Bottom, Two Road, Lakeville, Eldert and South Grove collectively secure $3,750,000 in revolving credit capacity across three separate facilities.

Future Rental Payments

The following table presents future minimum base rental cash payments due to the Company over the next five calendar years and thereafter as of the date of December 31, 2019:

As of Dec. 31, 2019
FY 2020	$1,314,289
FY 2021	995,931
FY 2022	505,332
FY 2023	287,777
FY 2024	243,401
Thereafter	664,420
$4,011,150

82

Capital Improvements on Our Properties – Drainage

From time-to-time we fund drainage tile installation projects on farms that experience flooding. These projects range in cost from several thousand dollars to over $100,000, depending primarily on acreage improved, and to a lesser extent on the specific tile plan (including, for example, the size and spacing of tile and the complexity of layout). The Company typically funds these improvements with available cash or by accessing its lines of credit. In recent years, tiling projects have cost an average of about $1,100/acre, with the range probably being $900-$1,300/acre.

For further illustration, in 2019, the Company completed drainage projects on two whole farms:

•	On Iroquois Valley East in Illinois, we arranged for the installation of drainage tile on 80 acres for approximately $85,000 total ($1,062/acre).
•	On Jubilee in Indiana, we arranged for the installation of drainage tile on 53 acres for a total cost of approximately $64,000 ($1,208/acre).

The investment for these projects is partially recouped through higher rents charged to the properties’ farmers. We also believe that adding drainage tile increases the value of the property.

Insurance

The Company carries comprehensive liability and fire insurance covering all of the properties in its portfolio, in addition to other coverages that may be appropriate for certain of its properties. Additionally, the Company carries a directors and officers liability insurance policy that covers such claims made against the Company and its directors and officers. The Company believes the policy specifications and insured limits are appropriate and adequate for its properties given the relative risk of loss, the cost of the coverage and industry practice; however, its insurance coverage may not be sufficient to fully cover its losses

Mortgage Loans

The average interest rate for our mortgage loan investments is 5.48%. The following table provides an overview of the mortgage loan investments made by us and held as assets in our portfolio as of the date of this offering circular.

Borrower Farm Name	County	State	Position	# Acres	Type of Farm	Organic Status	Loan Year	Original Loan Amount	Interest Rate	Interest 2019	Principal Balance at 12/31/19	Prepayment Penalty?	Maturity Date	Balance Due at Maturity (at issuance)
Mint Creek	Ford	IL	1st	225	Non-Dairy Livestock	Organic	2016	$1,250,000	5.00%	$63,320	$1,247,467	No	12/31/2020	$1,250,000
Yker Acres	Carlton	MN	1st	160	Non-Dairy Livestock	None	2016	$350,000	5.00%	$17,771	$349,156	No	10/5/2036	$229,156
Minnawanna	Olmstead	MN	1st	320	Dairy	Organic	2017	$356,000	5.85%	$21,069	$356,000	No
Minnawanna	Olmstead	MN	2nd	–	Dairy	Organic	2019	$100,000	6.00%	$ 1,000	$ 100,000	No	2/28/2022 10/1/2029	$ 356,000 $ 90,126
Engelhard Family	Tuscola	MI	1st	160	Row Crop	Organic	2017	$900,000	5.00%	$45,000	$900,000	No	2/1/2027	$900,000
Engelhard Family	Tuscola	MI	2nd	–	Row Crop	Organic	2017	$100,000	5.50%	$5,259	$95,884	No	3/1/2022	$75,424
Boone County	Boone	IA	1st	77	Other / Specialty	Organic	2017	$540,000	5.50%	$29,700	$540,000	No	6/1/2022	$540,000
Boone County	Boone	IA	2nd	–	Other / Specialty	Organic	2018	$90,000	5.75%	$4,931	$89,661	No	6/1/2022	$90,000
Diamond L	Huron	OH	1st	12	Row Crop	Transitional	2017	$75,000	5.25%	$4,264	$74,970	No	5/1/2022	$75,000
Main Street Project	Dakota	MN	1st	40	Non-Dairy Livestock	Transitional	2017	$300,000	5.00%	$14,250	$300,000	No	5/31/2022	$300,000
Vermont Natural Beef	Rutland	VT	1st	307	Non-Dairy Livestock	Organic	2017	$787,500	5.50%	$43,313	$787,500	No	7/31/2022	$787,500
Sunset Ridge	Vernon	WI	1st	197	Dairy	Organic	2018	$925,000	5.50%	$51,416	$924,899	No	2/28/2023	$925,000
Sunset Ridge	Vernon	WI	2nd	–	Dairy	Organic	2018	$125,000	5.50%	$5,849	$116,350	No	2/28/2023 4/1/2027	$101,080	$-
Sunset Ridge	Vernon	WI	3rd	–	Dairy	Organic	2020	$110,000	6.00%	N/A	N/A	No
Rocky Road	Fayette	IL	1st	312	Dairy	Organic	2018	$1,350,000	5.50%	$71,996	$1,349,924	No	5/1/2028	$1,205,099
Sheldon Flatts	Madison	NY	1st	220	Dairy	Organic	2018	$363,750	5.50%	$10,003	$363,750	Yes	7/1/2023	$363,750
Sheldon Flatts	Madison	NY	2nd	–	Dairy	Organic	2018	$97,000	5.50%	$2,523	$97,000	No	7/1/2023	$55,909
Singing Prairie	Lincoln	ME	1st	206	Non-Dairy Livestock	Transitional	2018	$416,250	5.50%	$21,657	$374,798	No	7/1/2023	$416,250
Richview	Washington	NY	1st	101	Dairy	Organic	2018	$500,000	5.25%	$20,236	$474,187	No	8/1/2028	$–
Featherstone	Winona	MN	1st	119	Other / Specialty	Organic	2018	$369,785	6.00%	$22,187	$369,785	No	9/1/2028	$332,555
Pasturage	Oceana	MI	1st	40	Non-Dairy Livestock	Transitional	2018	$62,500	5.75%	$3,563	$61,946	No	11/1/2048	$–
Bickford Farms	Iowa	WI	1st				2018	$428,000	6.00%	$25,680	$428,000	No	12/1/2028	$385,738
Hepatica	Washington	NY	1st	100	Non-Dairy Livestock	Transitional	2019	$148,000	5.75%	$7,043	$145,413	No	3/1/2034	$–
Diamond H	Wabasha	WI	1st	309	Row Crop	Transitional	2019	$870,000	6.00%	$27,244	$870,000	No	2/28/2039	$503,052
Diamond H	Wabasha	WI	3rd	–	Row Crop	Transitional	2020	$150,000	6.00%	N/A	N/A	No	2/28/2039	$503,052
Prairie Fruits	Champaign	IL	1st		Non-Dairy Livestock	Transitional	2020	$800,000	5.50%	N/A	N/A	No	4/30/2030	$800,000
Beyercrest	Winona	MN	1st	320	Dairy	Organic	2017	$1,400,000	5.00%	$70,972	$1,400,000	No	1/31/2022	$1,400,000
Beyercrest	Winona	MN	2nd	–	Dairy	Organic	2019	$400,0000	6.00%	$18,000	$400,000	No	3/1/2029	$360,503
Beyercrest	Winona	MN	1st	320	Dairy	Organic	2020	$2,000,000	5.00%	NA	NA	No	5/1/2030	$1,717,058
Mystic River	Monroe	WV	1st	8	Pastured Livestock	Organic	2019	$100,000	5.50%	$4,371	$100,000	No	5/1/2029	$89,272
Mystic River	Monroe	WV	2nd	–	Pastured Livestock	Organic	2019	$35,000	6.00%	$1,397	$34,899	No	5/1/2029	$26,723
Little Farm by the Sea	Grays Harbor	WA	1st	100	Pastured Livestock	Transitional	2020	$ 260,000	5.50%	N/A	N/A	No	6/1/2030	$195,406
Hamann	Will	IL	1st	10	Pastured Livestock	Transitional	2020	$130,000	6.00%	N/A	N/A	No	7/1/2030	$117,163
TOTALS								$19,488,785		$614,014	$12,351,589			$14,190,816

83

Future Mortgage Payments

The following table presents future mortgage payments (including principal and interest) due to Iroquois Valley over the next ten calendar years and thereafter as of July 1, 2020:

As of July 1, 2020
2020	$1,919,010
2021	662,721
2022	2,701,325
2023	1,582,375
2024	559,499
2025	584,870
2026	592,855
2027	1,669,153
2028	1,301,465
2029	690,315
2030+	6,514,705
$18,778,294

Operating Lines of Credit

The following table provides an overview of the operating line of credit investments made by us and held as assets in our portfolio as of the date of this offering circular.

Borrower Farm Name	County	State	Position	# Acres	Type of Farm	Organic Status	Loan Year	Original Loan Amount	Interest Rate	Interest 2019	Principal Balance at 12/31/19	Prepayment Penalty?	Maturity Date	Balance Due at Maturity (at issuance)

Vilicus Farms	Hill	MT	1st		Row Crop	Organic	2019	$500,000	6%	$11,758	$502,500	No	7/1/2022	$500,000
Rocky Road	Fayette	IL	1st	312	Dairy	Organic	2020	$200,000	7%	N/A	N/A	No	12/31/2022	$100,000
Little Farm by the Sea	Grays Harbor	WA	1st	10	Row Crop	Transitional	2020	$70,000	5.5%	N/A	N/A	No	6/1/2023	$70,000
Hamann	Will	IL	1st	10	Row Crop	Transitional	2020	$20,000	6%	N/A	N/A	No	6/30/2022	$20,000
TOTALS								$790,000		$11,758	$502,500			$690,000

84

Prospective Acquisitions

We anticipate using these offering proceeds to purchase farmland; and to provide mortgages and operating lines of credit. As of the date of this offering, we are not under contract for any prospective acquisitions.

Our track record of building trust and sharing risk with farmers has created a consistent stream of inquiries from independent operators looking for the right source of capital to finance long-term access to land. We have become well known in the organic farming community through word-of-mouth, event sponsorship, community networking, and our newsletter and website. As a result, we are able to carefully select advantageous opportunities. We believe we could spend $50 million on organic farmland investments over the next two years with sufficient capital support.

Competition

We believe that we have no direct competitors—investment entities focused on supporting independent organic family farmers. Indirectly, we compete with a variety of REITs and funds focused on agricultural investments. Two public REITs, Gladstone Land Corporation (LAND) and Farmland Partners Inc. (FPI), are notably focused on agricultural investments, but without the organic focus. We believe that we are distinguished from these public farmland REITs due to our focus on organic operations. In addition to the public companies, the management team knows of several private investment entities focused on agriculture. There may also be private individuals or entities that we are unaware of competing with us for suitable acquisitions. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than either us or our management team. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

For our leased properties, our acquisition strategy has resulted in what we believe is a low vacancy rate (discussed in “Tenant Delinquencies and Related Matters,” below). We do not look for particular farmland to purchase. Instead, our land acquisition strategy is reactive to the geographic and operational needs of existing and prospective organic farmers. Accordingly, it is common for Iroquois Valley to purchase conventional farmland identified for us by a prospective organic farmer tenant, and then promptly lease that property to the organic farmer who will bring the property through an organic transition and obtain USDA Organic certification. In other circumstances, we will acquire a property that is already certified organic or undergoing transition and keep the same tenant farm family on land they have been tending for generations.

85

TENANT DELINQUENCIES AND RELATED MATTERS

Historical Vacancies

We have had five vacancies on leased land in our eleven-year history. It is our policy to keep all farms leased on long-term, renewable contracts. If a tenant is unable to pay, declaring a default and re-leasing the land to another tenant is the last resort. Instead, we will generally try to improve the land or structures to support the tenant. Examples of improvements include drainage, storage, and soil amendments.

Historical Lease Vacancies
Farm	State	Generation of Departing Tenant	Vacancy Year	Resolution
Union Fair	ME	2nd	2015	Re-leased
Rock Creek / Hedge Creek	IL	3rd	2015	Re-leased
Mackinaw	IL	3rd	2019	Re-leased
Sheldon Flatts	NY	1st	2019	Re-leased
Susquehanna	NY	Vacant	2019	Vacant

Reserves and Past Due Accounts Receivable

As of the date of the offering, we have two tenants in the “default” risk rating category. We deem the risk of collection in both those situations as high. Additionally, we have one tenant in the “at-risk” category. We also have two tenants on our “watch” list.

We have established an accounts receivable reserve of approximately $160,000 as of December 31, 2019 to account for future uncollectable receivables for these doubtful collections and other uncollected accounts receivable. This reflects an increase in the reserve by $71,324 compared to December 31, 2018. We are reserving against all future receivables related to the two tenants in the default category and working to find a suitable resolution. Collection of past due amounts is not guaranteed.

As of July 9, 2020, we have $372,563 of rent receivables (gross) that are over 60 days past due.

Past Due Rent Receivables (Consolidated)
61-90 Days	91-120 Days	121+ Days	Total
$0	$2,000	$370,563	$372,563

Many of our leases are structured as semi-annual payments. Frequently, we will allow for deferment of the mid-year and year-end payment to allow for proceeds from the sale of the year’s harvest to cover rent. Our experience has been that this type of past due receivable is fully collectible. (Note that variable rent payments are not due until production is sold. In prior reporting periods this has been recorded in accounts receivable. Starting in the financial statements for fiscal year 2018, variable rent is recorded in accrued revenue, which we believe more accurately reflects the payment terms). The following chart provides a breakdown of past due amounts by tenant and the associated risk rating as July 9, 2020.

86

The 60+ day delinquency represents less than 0.75% of the Company asset base and is consistent with historical delinquency ratios.

BORROWER DELINQUENCIES AND RELATED MATTERS

Loan Loss Reserves

We use a four-tier rating for assessing credit risk with our mortgage note receivables (performing, watch at-risk, and default). As of the date of this offering circular, we have no borrowers on watch, two at risk, and one borrower in default. The remaining loans are all performing.

Based on our risk assessment, we reserved approximately $75,000 against the balance of our mortgage note receivables as of December 31, 2019. Approximately 80% of the reserve relates to Sheldon Flatts Farm, which remains vacant as of the offering.

Past Due Principal Payments and Interest Receivable

We have established an interest receivable reserve of $79,254 to account for future uncollectable interest receivables as of December 31, 2019. This represents an approximately $63,000 increase compared to December 31, 2018.

As of July 9, 2020, we had $72,038 in interest receivables (gross) and principal payments over 60 days past due.

Past Due Principal Payments and Interest Receivables (Consolidated)
61-90 Days	91-120 Days	121+ Days	Total
$8,257	$6,143	$57,938	$72,038

The past due amounts reflect outstanding payments from four borrowers. We believe that amounts due from the three borrowers are fully collectable. We have declared the fourth borrower, Sheldon Flatts Farm, in default and we are reserving against all future receivables related to the Sheldon Flatts Farm.

87

Reserve Details

Starting in 2018, we changed our reserve methodology to use the investment-level risk rating as the basis for our calculations, resulting in reserves being calculated on a farm-by-farm basis. Prior to 2018 our reserves were calculated on a portfolio basis without a specific farm-level allocation.

The tables below outline the detail behind the reserves as of December 31, 2019 and December 31, 2018 as well as provide a breakdown of the bad debt expense for the fiscal year ending December 31, 2019.

88

BAD DEBT

Loan Principal Bad Debt (Recovery)	(23,079)
Interest Income Bad Debt	61, 946

TOTAL 2019 BAD DEBT EXPENSE	38,867

89

MANAGEMENT’S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITIONS

AND RESULTS OF OPERATIONS

See the linked sections below for Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ending December 31, 2019, covered by our most recent Annual Report on Form 1-K, which information is hereby incorporated by reference into this offering circular.

•	Form 1-K for the fiscal year ended December 31, 2019 (see Item 2)

DIRECTORS AND OFFICERS

BOARD OF DIRECTORS

Name	Position	Age	Term of Office
Dr. Stephen P. Rivard	Chairperson of the Board of Directors	67	July 2017-2022
Andy Ambriole	Director	31	Sept 2019-2022
Rory Beyer	Director	41	Sept 2019-2021
Dorothy D. Burlin	Director	52	Sept 2019-2022
Sally Dodge	Director	72	June 2018-2021
Arnold W. Lau	Director	61	July 2017-2020
Joseph A. Mantoan	Director	66	Nov 2019-2020
Malaika Maphalala	Director	50	June 2018-2020
David E. Miller	Director	66	July 2017-2021

Our diverse board of directors has business, finance, farming, advocacy and health care expertise. Biographical information for our board of directors is set forth further below.

90

Our board of directors consists of nine (9) individuals who serve terms ranging from one (1) to five (5) years, determined prior to the time of election. Directors are elected by shareholders at each annual meeting. If a vacancy arises, our Bylaws provide that the board, acting by a majority of the directors then in office, shall appoint a new director who shall hold office until the next annual election of directors and until his or her successor is duly elected and qualified. Any director, or the entire board of directors, may be removed from office at any time with or without cause by the affirmative vote of the shareholders holding of at least sixty-six percent (66%) of the voting power of all of the shares of common stock of Iroquois Valley REIT then entitled to vote generally in the election of directors.

RESPONSIBILITIES OF THE BOARD OF DIRECTORS

The board is responsible for managing the business and affairs of Iroquois Valley. The board is authorized to the full extent of the law, the Certificate of Incorporation, and the Bylaws to exercise all such powers and do all such acts as may be done by Iroquois Valley REIT. This includes (but is not limited to) all such powers and acts of Iroquois Valley REIT in its capacity as manager of Iroquois Valley LLC. In addition, the board appoints the officers of Iroquois Valley REIT, Iroquois Valley TRS, and Iroquois Valley LLC, and those officers report to the board.

COMMITTEES OF THE BOARD OF DIRECTORS

The board may delegate many of its powers to one or more committees. Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. Please refer to the section titled “Policies with Regards to Certain Activities—The Investment Committee” for more detailed description of the investment committee.

We do not have a standing compensation committee or committee performing similar functions. The view of our board of directors is that it is not appropriate to have such a committee. CEO compensation is determined by the full board and all other compensation determinations are determined by the executive team with direction from the board.

EXECUTIVE MANAGEMENT TEAM

We treat the production of healthy foods on living soils as an ongoing business, not as a fund or specialized trading operation. We are able to utilize the extensive corporate experience of our staff. Our three executive officers (CEO, COO, CFO) of our operating subsidiary, Iroquois Valley LLC, have over 100 years of combined corporate and investment management experience (see below).

We believe that our management’s experience is appropriately applied to managing risk factors and strategic planning for a growing industry that has few models to follow. Our management team actively manages the business for geographic, tenant, production and overall capital diversification. Our management team reports to our board of directors.

EXECUTIVE MANAGEMENT TEAM
Name	Position	Background	Experience
David Miller	CEO	Corporate Finance and Real Estate	44 years
Arnold Lau	COO	Trading & LLC Management	36 years
Mark D. Schindel	CFO	Private Equity	30 years

91

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The tables below outline the officers for Iroquois Valley REIT and Iroquois Valley TRS and the officers and significant employees of Iroquois Valley LLC. Generally, all Iroquois Valley staff is hired by our operating company, Iroquois Valley LLC. Following the tables, biographies are provided for all the individuals listed.

IROQUOIS VALLEY FARMS LLC
Name	Position	Age	Start of Term
David E. Miller	President, Co-Founder, and Chief Executive Officer	66	1/1/13
Mark D. Schindel	Chief Financial & Investment Officer	57	4/23/19
Arnold W. Lau	Chief Operating Officer	61	2/1/15
Alex Mackay	Vice President Investor Relations	37	1/1/18
Fany Bortolin	Senior Vice President (Consultant)	44	3/18/20
Claire Mesesan	Communications Director	28	8/17/15
John Steven Bianucci	Director of Impact	60	8/23/14

IROQUOIS VALLEY FARMLAND REIT, PBC
Name	Position
David E. Miller	President and Chief Executive Officer
Mark D. Schindel	Treasurer
Arnold W. Lau	Secretary
Alex Mackay	Vice President Investor Relations

IROQUOIS VALLEY FARMLAND TRS, INC.
Name	Position
David E. Miller	President
Mark D. Schindel	Treasurer
Arnold W. Lau	Secretary

92

Biographies of our board of directors, executive officers, and significant employees are as follows:

BOARD OF DIRECTORS

Stephen P. Rivard, M.D., Chairperson

Dr. Rivard earned his undergraduate and medical degrees from Loyola University of Chicago. He began a practice in the newest medical specialty at the time – emergency medicine. After twenty-six years, and having raised two children, he changed careers and founded Illinois Vein Specialists in Illinois in 2008, another growing medical specialty business. He also began diversifying his investments to focus on health and organic farmland. His interest in organic farming goes beyond profit. It also includes the mission of creating a more socially conscious and sustainable future for his children. Dr. Rivard is now conducting outreach with other physicians and health care professions to bring attention to the varied health illnesses associated with the current food production system. Specifically, he is concerned about the growth of diabetes, food allergies and various cancer incidences that may be associated with food choices and agricultural production systems.

Andy Ambriole

Mr. Ambriole, his wife Catie, and two daughters farm approximately 1,000 acres of certified organic land or land in transition to organic certification. Crops grown include corn, popcorn, soybeans, and wheat. Andy is an active user of cover crops (ryegrass, cereal rye, buckwheat, oats, oil seed radishes and clovers). He also has a custom cover crop seeding business selling Blue River seed and cover crop seed. He also works on his parents’ 1,500 acre conventional farm and worm casting business. Along with the typical grain crops, he also grows organic greenhouse tomatoes, and raises Nubian dairy goats.

Mr. Ambriole is a 2007 graduate of Huntington North High School. He was awarded Indiana FFA State Star Farmer in 2008 and Huntington County Conservation Farmer in 2010. Currently, he serves as a Supervisor for the Huntington County Soil & Water Conservation District.

Rory Beyer

Mr. Beyer is a fifth-generation farmer. He and his wife Amber have one daughter, and together they farm their family’s 500-acre Beyercrest Farm in southeastern Minnesota (near Rollingstone) in Winona County. Their farm is diversified as an organic dairy, beef cattle, and grains farm, and makes extensive use of rotational pasture grazing and cover crops.

Mr. Beyer is active in organic and sustainable farming advocacy as exemplified by his membership on Organic Valley’s Dairy Executive Committee and as a director of the Organic Farming Research Foundation. He is active in his community, especially his church, St. John’s Lutheran Church of Lewiston, Minnesota.

Mr. Beyer has a BS in Animal Science from University of Wisconsin-River Falls and an MBA from Saint Mary’s University of Minnesota.

Dorothy D (“D.D.”) Burlin

Ms. Burlin is a private investor and former attorney. She is an advocate for local, sustainable, organic, and regeneratively grown foods, with particular interest in creative uses of capital to fund the large-scale expansion of this sector. In 2011 she co-founded, and is a continuing member of, the Sustainable Local Food Investment Group (SLoFIG), a 30-member, mission-based, angel investor network based in Chicago, Illinois. From 2010 through 2014, she was an investor in Two Roads Farm LLC, a single-farm investment partnership founded by David Miller and Dr. Stephen Rivard that merged with Iroquois Valley Farms LLC in 2014.

93

As an attorney from 1992 to 2007, Ms. Burlin was licensed with the Illinois and Missouri bars, and she was licensed to practice before federal courts in several districts and circuits. Her work included extensive criminal law practice. Her academic credentials include a BA from Dartmouth College and a JD from Georgetown University.

Ms. Burlin and her husband, Johannes, reside in Chicago, Illinois with their two sons. They also have a small farm near Reeseville, Wisconsin. Ms. Burlin is active in non-profit and political fundraising. She is a long-time member of the board of directors of the American Youth Foundation.

Sally Dodge

Ms. Dodge is a long-time farmer, creative entrepreneur, successful business owner, and energetic environmental activist. She was a Northeast Community Development Manager for Iroquois Valley from 2013-2019. She manages her family’s 350-acre farm in Pownal, Vermont, leasing it to several organic operators, including a 250 member CSA, an organic dairy farm, and an organic beef operation. She co-owns a flock of Katahdin sheep, and, with her partners, manages them by the Alan Savory Holistic Management system. She is a former beefalo farmer; she raised and marketed grass-fed beef before its importance to consumers became widely embraced. She has been instrumental in promoting and strengthening the link between local family farmers, restaurants, and direct farm sales through farmers’ markets and CSAs. She is one of the pioneers of the locally-grown food movement. She created Taste Vermont, a bi-annual event in the ’90s which promoted public awareness of specialty farmers in Vermont and their importance to the Vermont brand.

Ms. Dodge served for 18 years as a trustee of the Vermont Land Trust, where she took part in helping the organization move toward supporting diversified farms and farm acquisition programs. She is a member of the board of directors of the Cleveland H. Dodge Foundation, serving as their liaison to the Wildlife Conservation Society.

She was educated at Miss Porter’s School and studied modern European government, economics, and culture during a seminal year at Franklin College Switzerland, before attending Bennington College and Wesleyan University.

She is an owner of The Mountain Goat, an outdoor outfitting store in Manchester, Vermont. She lives in Manchester with her husband, Dale Guldbrandsen. They have five children and five grandchildren.

Arnold W. Lau

In addition to serving as the Company’s Chief Operating Officer, Mr. Lau is a private investor and independent securities trader. Born and raised in Honolulu, Hawaii, he earned his BA from Lawrence University, and an MBA from Northwestern University. He was previously a member of the Chicago board Options Exchange from 1983 until 1999, and a member of the Chicago board of Trade from 1985 until 2007. He is a life member of the Sierra Club and the Nature Conservancy. Mr. Lau has been an investor in Iroquois Valley or its precursors (Two Roads Farm LLC, Shelby County, Illinois) since 2009, a member of the board since 2012, and Corporate Secretary since 2015. He is one of the nine original directors of the Company.

Joseph A. Mantoan

Mr. Mantoan is an advocate for ecological farming and farmland preservation. Mr. Mantoan was a managing partner at Accenture and consultant during his 30-year career in business. Mr. Mantoan served on the board of the United Way of Greater Milwaukee for twelve years and on the board of Wellspring Organic Farm for six years. He received his BA and MA in Accounting from the University of Illinois.

94

Mr. Mantoan grew up in the farming community of Kankakee County, Illinois. Along with his siblings, he is a co-owner of his family's 100-acre certified organic crop farm in Kankakee County. Mr. Mantoan and his wife also own 200 acres of certified organic farmland in Washington County, Wisconsin. The farm is managed by his son, who is raising livestock on pasture and using permaculture methods to grow perennial crops. Mr. Mantoan resides in Whitefish Bay, Wisconsin.

Malaika Maphalala

Ms. Maphalala is a Private Wealth Advisor and Partner at Natural Investments LLC, a national SEC registered Investment Advisory firm that has specialized in exclusively socially and environmentally responsible investments for over 30 years. A lifelong advocate for social change, Ms. Maphalala is driven by a passion for finding innovative approaches to bringing people and resources together to address social and environmental complexities. In her role as Wealth Advisor, Ms. Maphalala provides portfolio management and financial planning for high-net-worth individuals, families, and institutions across the country that want to use their wealth as a tool to transform society and economic systems using humane, restorative, and ecological principles as the guide. She specializes in Regenerative Investing, which is investment that directly supports the regenerative capacity of communities and ecosystems. Her areas of special interest and expertise encompass investments in sustainable agriculture, community development, clean and renewable energy, cooperative businesses, and microfinance.

Ms. Maphalala received her BA from the Johnston Center for Integrative Studies at the University of Redlands and she holds a Certified Private Wealth Advisor® designation from the Investments and Wealth Institute in conjunction with the University of Chicago Booth School of Business. She currently lives full time on the island of Hawaii, her home for almost 25 years, where she and her family tend and enjoy their beloved, rural, solar-powered, organic farm and homestead.

David E. Miller

After a 30-year career in corporate finance and real estate, Mr. Miller returned to his native Illinois landscape in 2005 by purchasing a 10-acre farm from a family estate of his relatives. Keeping the farm in the family, he reconnected with local relatives and friends farming organically. In 2007, he co-founded Iroquois Valley Farms LLC to enable a new generation of farmers and investors to support healthy food production. Mr. Miller is currently CEO and President of Iroquois Valley.

Prior to developing sustainable farmland ventures, Mr. Miller held executive positions at Bank of America, Santa Fe Southern Pacific and First Chicago Corporation, which involved the management and oversight of real estate and capital equipment leasing portfolios. In 2008 he formed Working Farms Capital, an entity seeding new ventures in sustainable agriculture while providing transitional farm management services.

Mr. Miller is a 1975 graduate of Loyola University of Chicago and a 1978 graduate of Columbia University’s Graduate School of Business. Mr. Miller views education as the primary key to changing the health and economics of current food production systems. In that capacity, Mr. Miller is a founding member and Co-Chair of the advisory board for Loyola University’s Institute of Environmental Sustainability and is a recipient of the Institute’s first Damen Award, recognizing his services related to positive environmental change. Mr. Miller resides in Winnetka, Illinois with his wife and family. He continues to restore his small organic farm in Iroquois County, a family heritage since 1875, now being transitioned to native prairie and permaculture production.

Mr. Miller is a co-founder of Iroquois Valley and has served as its Chief Executive Officer continuously since its founding in 2007.

95

EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

David E. Miller, Co-Founder and Chief Executive Officer

Biography included in “Board of Directors” section above.

Mark D. Schindel, Chief Financial & Investment Officer

Mr. Schindel began working for Iroquois Valley in summer 2019. He has responsibility for financial systems and reporting, budgeting and forecasting, reviewing new funding opportunities, monitoring and tracking the investment portfolio, and evaluating new deals. In joining the Company, Mr. Schindel was excited about the opportunity to work with a for-profit, mission driven organization striving to improve the health of the population and the planet.

Mr. Schindel received his BS in Finance from the University of Illinois, and his MBA from Northwestern’s J.L. Kellogg Graduate School of Management. He spent most of his career in the private equity business and as a financial consultant and private investor. Mr. Schindel lives in Chicago and enjoys tennis, downhill skiing, and hiking around the world.

Arnold Lau, Chief Operating Officer

Biography included in “Board of Directors” section above.

Fany Bortolin, Senior Vice President

As Senior Vice President, Ms. Bortolin is responsible for managing organic farming lines of credit and creating tailored business and regenerative plans aimed to improve financial and environmental sustainability.

Ms. Bortolin has a Bachelor’s degree and Masters in Accounting and Financial Management and an additional BA in Social Psychology. Her strengths lie in driving financial & operational improvements in both growth & challenging economic environments, as well as creating environments that foster engagement, commitment, and collaboration.

Her uncompromising commitment to environmental issues, organic farming, and health inspired her to join Iroquois Valley in 2019.

Alex Mackay, Vice President Investor Relations

Mr. Mackay’s focuses are raising new capital and keeping existing investors informed and happy. A longtime enthusiast for delicious, sustainable food, Mr. Mackay was drawn to Iroquois Valley for its ability to make significant impact through a scalable, for-profit model. Prior to working in finance, Mr. Mackay had a wide variety of hands-on experiences in the food industry, including at the farm, wholesale and retail levels.

Mr. Mackay received his BA in History from Columbia University and his MBA from Babson College. Originally from Hanover, NH, Mr. Mackay now lives with his wife and children in Portland, OR where he grocery shops at the farmers’ market, backcountry skis in the Cascades and goes on long forest walks with his dog.

96

John Steven Bianucci, Director of Impact

As Director of Impact, Mr. Bianucci has worked to maximize the tangible social and environmental bottom-line impacts of the Company. In addition, he advises the CEO and board chair on strategy, fundraising, policy, communications, public-private partnerships, and select companies. Mr. Bianucci has long been passionate about food sovereignty, social justice, health, organic farming and agroforestry. He has extensive corporate experience in branding, marketing and sales. Mr. Bianucci has co-founded publications and been a successful researcher, advisor, and trader. Computer User magazine was the country’s first regional computer publication and published monthly for 24 years. Mr. Bianucci graduated from Harvard College.

Claire Mesesan, Communications Director

Ms. Mesesan’s primary role is to tell Iroquois Valley’s story across audiences. She views food as an essential and powerful connector that impacts the environment, economy, health, and culture. The stories she tells focus on the ways organic farmers are regenerating the food system and why supporting organic agriculture matters.

Ms. Mesesan graduated from Loyola University Chicago with degrees in Philosophy and French. Her academic emphasis was on the intersections between sociopolitical philosophy and environmental/agricultural ethics; effectively, she studied the ways different societies value food and its production. After graduation, she spent a year in Madison, WI working as an AmeriCorps Farm-to-School educator and is passionate about creating a more sustainable, equitable, and empowering food system. Ms. Mesesan currently resides in Los Angeles and enjoys gardening and all things outdoors.

97

MANAGEMENT COMPENSATION

NO COMPENSATION TO THE BOARD

Members of the Iroquois Valley REIT board are not compensated solely for their service as directors. Directors who are also employees typically do receive salaries as employees. In the future, the board may determine that reasonable compensation is appropriate for directors.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

We compensate our executive officers and employees typically through salaries and, on occasion, equity or option grants in Iroquois Valley REIT. All of our staff is eligible for performance-based bonuses. No grants or options were issued or granted to any directors or executive officers in calendar year 2017, 2018, or 2019. We have not awarded any executive officer any stock appreciation awards (SARs) or similar form of stock-based compensation.

Compensation paid to named executive officers for the years ending December 31, 2018 and December 31, 2019 is listed below.

Name	Position	2018 Salary	2018 Bonus	Stock Award	Option Award	Non-Qualified Deferred Compensation	All Other Compensation	Total 2018 Compensation
David Miller	Director[1], President, and CEO	$120,000	None	None	None	None	$5,450	$125,450
Kevin Egolf	CFO	$90,000	None	None	None	None	$5,450	$95,450
Arnold Lau	Director[1] and COO	$75,000	None	None	None	None	$6,255	$81,255

Name	Position	2019 Salary	2019 Bonus	Stock Award	Option Award	Non-Qualified Deferred Compensation	All Other Compensation	Total 2019 Compensation
David Miller	Director[1], President, and CEO	$120,000	None	None	None	None	6,000	126,000
Kevin Egolf	CFO[2]	$48,000	None	None	None	None	3,000	51,200
Mark D. Schindel[3]	CFO[2]	$63,750	None	None	None	None	5,850	69,600
Arnold Lau[3]	Director[1] and COO	$75,000	None	None	None	None	7,800	82,800

1 Members of the Iroquois Valley REIT board are not compensated solely for their service as directors. Directors who are also employees typically do receive salaries as employees.

2 Mr. Egolf and Mr. Schindel each were employed for only a portion of 2019. Mr. Egolf served as the Company’s CFO through around June 2019, at which time Mr. Schindel assumed CFO responsibilities.

3 In February 2020, Mr. Schindel and Mr. Lau each received a $10,000 bonus based on their performance in 2019.

OPTION AGREEMENTS WITH CERTAIN NAMED EXECUTIVE OFFICERS AND EMPLOYEES

Options historically represented an important incentive structure for our management team and had been issued to certain officers and employees over the last eight years. Over the past several years, as cash salaries of our employees have increased, the use of stock grants and options by us has decreased. Nevertheless, certain individuals involved in the management of Iroquois Valley REIT still have unexercised options as of the date of this offering.

98

The options listed have fully vested and are exercisable at their fair market value (i.e., the price per unit offered) at the time of award under the terms and conditions of the underlying option agreements entered into between each option grantee and us. The agreements allow the option holders to purchase stock of Iroquois Valley REIT at a stated price during a specified period of time (generally 10 – 15 years).

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

David Miller	250	None	N/A	552	12/31/2029
David Miller	250	None	N/A	552	12/31/2025
David Miller	100	None	N/A	568	12/31/2025
John Steven Bianucci	75	None	N/A	508	12/31/2025
John Steven Bianucci	113	None	N/A	552	12/31/2027
John Steven Bianucci	100	None	N/A	552	12/31/2029
Sally Dodge	100	None	N/A	552	12/31/2025
Arnold Lau	75	None	N/A	568	12/31/2025

(1)	The number of securities underlying the options as reported here reflect the number of shares of common stock of Iroquois Valley REIT. Prior to January 1, 2017, all grants of options for the purchase of membership interest units in Iroquois Valley, LLC. In connection with the conversion of Iroquois Valley to a REIT structure as of January 1, 2017, Iroquois Valley LLC’s membership unit option plan was converted to a stock option plan Simultaneously, all previously issued options to purchase membership interest units were automatically converted to options to purchase shares of common stock at a 4-to-1 split; that is, each member interest unit was converted into one-quarter of one common share of stock in Iroquois Valley REIT. In turn, the strike price for the options were adjusted to 4X the original agreements.

Although we have not made any new option grants in 2018 or 2019, options were exercised in each of those years. In 2018, 550 options were exercised at an average strike price of $528 per share. In January 2019, 394 options were exercised at an average strike price of $536 per share. In June 2020, 75 options were exercised at an average strike price of $568 per share. Since then, and through the date of this offering, no options have been exercised. Option-based compensation expense recognized in the statement of income was $8,922 and $0 for the years ended December 31, 2018 and December 31, 2019, respectively.

The fair value of each option we have granted is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 – 15 years).

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

•	Expected life:	10 – 15 years
•	Risk-free interest rate:	1.78% – 3.47%
•	Expected dividends:	0.00%
•	Volatility:	10% – 29%

99

FEES RELATING TO FARMLAND INVESTMENTS

Iroquois Valley LLC may receive reasonable market-based acquisition or closing fees associated with acquisitions or re-financings. These fee amounts may change from time to time within the sole discretion of the board. Please note that although we believe these fees to be fair and reasonable, the amounts are not determined through arm’s-length negotiations.

1)       Acquisition Fee upon Purchase of Property.

Iroquois Valley LLC may receive an acquisition fee upon the purchase of any real estate property in the amount of 0.5% to 3% of the purchase price for such property.

2)       Loan Brokerage Commissions / Loan Origination Fees (Points).

Where the borrowers have requested that the term of the loan be extended, Iroquois Valley LLC may collect loan extension fees for maturing loans from the borrower.

100

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows, as of May 1, 2020, the amount of our common stock beneficially owned by our directors and named executive officers individually and as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person. The address of each named person is c/o Iroquois Valley Farmland REIT, PBC, P.O. Box 5850, Evanston, Illinois 60204. No common shares beneficially owned by any director or executive officer have been pledged as security for a loan.

Officers and Directors	Shares (1)	% Ownership
Dr. Stephen Rivard	2,013	2.81%
David Miller (2)	1,476	2.06%
Arnold Lau (2)	575	0.80%
Andy Ambriole	151	0.21%
Dorothy Burlin	34	0.05%
Sally Dodge (2)	137	0.19%
Joseph Mantoan	25	0.04%
All officers and directors as a group (2)	4,411	6.16%

(1)	Percentage of beneficial ownership is based upon 71,627.02 shares of Iroquois Valley REIT’s common stock outstanding as of May 1, 2020. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for determining the number of shares beneficially owned and for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic interest. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Shares owned by Mr. Miller, Mr. Lau, and Ms. Dodge, as well as total shares of all officers and directors as a group, have been amended to include ownership of options to purchase common stock held by these individuals, in compliance with the SEC’s definition of beneficial ownership (described in footnote 1 above). As of May 1, 2020, Mr. Miller owned options to purchase 600 shares of common stock, Mr. Lau owned options to purchase 75 shares of common stock, and Ms. Dodge owned options to purchase 100 shares of common stock. For details on the terms of these options, including applicable expiration dates and strike prices, see “Management Compensation.”

The following table shows, as of May 1, 2020, the amount of our common stock beneficially owned by the Peterffy Foundation. Other than the Peterffy Foundation, Iroquois Valley REIT does not have any persons known to us to be beneficial owners of 5% or more of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Peterffy Foundation Christopher Upzen, Secretary 777 S. Flager Dr. E. Tower No. 1001 West Palm Beach, FL 33401	Direct Ownership of 8,000 Shares	11.17%

101

CONFLICTS OF INTEREST

The following briefly summarizes the material potential and actual conflicts of interest which may arise from our overall activities but is not intended to be an exhaustive list of all such conflicts. The scope of our activities may give rise to conflicts of interest in the future that cannot be foreseen or mitigated at this time. A description of our Conflict of Interest Policy is included in the section titled “Policies with Regards to Certain Activities.”

MANAGEMENT’S DEVOTION OF TIME AND RESOURCES OF THE COMPANY

Our directors and officers will devote such time as they, in their sole discretion, deem necessary or appropriate to carry out our operations. Our directors and officers, directly and indirectly, are involved in other businesses and endeavors and are under no obligation to devote their full-time efforts to our business. Our board believes, however, that each director, and officer will have sufficient time to perform his/her/their current duties. Nonetheless, there may exist certain conflicts of interest in the allocation of resources by any director and officer, between our activities and other related or unrelated activities of the directors and officers, and their respective affiliated entities.

RELATIONSHIPS BETWEEN THE PARTIES

1.	Our corporate structure has been determined by us and is not the result of “arm’s-length” negotiations.

2.	The Company, its shareholders, its subsidiaries, and the board are not represented by separate legal counsel. Counsel to Iroquois Valley REIT does not represent the shareholders and will not represent them after the closing of this offering. Each investor in this offering is encouraged to retain separate counsel for all matters pertaining to this offering. Should a dispute arise among Iroquois Valley REIT, its shareholders, and the board, or should there be a necessity in the future to negotiate and prepare contracts or agreements involving Iroquois Valley REIT, the board may retain separate counsel for such matters or may elect to retain the board’s counsel as Company counsel for any such matters.

3.	Iroquois Valley may receive commissions and fees in connection with the purchase and sale of assets, financings, and re-financings of farmland investments, including originating and servicing the loans. We believe this compensation is fair and reasonable, but generally they are not based on “arm’s-length” transactions. Iroquois Valley and others will also earn fees, profits, and compensation based on the performance of the Company and profits generated from farmland investments, which in turn may provide incentive for Iroquois Valley REIT, as manager of our operating company, to take considerable risk in pursuit of returns and incentive to take actions in light of this potential compensation.

4.	Our directors and officers, and their respective affiliates, may hold promissory notes from Iroquois Valley LLC and/or common stock of Iroquois Valley REIT. Rights of these persons as noteholders or shareholders, respectively, could influence their decision-making in connection with the management of Iroquois Valley and with respect to the farmland investments.

102

5.	To the extent permissible by law, we will indemnify our directors and officers, and any of our affiliates, agents, or attorneys from any action, claim, or liability arising from any act or omission made in good faith and in performance of his/her/its duties under our charter documents. If we become obligated to make such payments, such indemnification costs would be paid from funds that would otherwise be available to distribute to shareholders or invested in further properties. To the extent these indemnification provisions protect the board, and affiliates, agents, or attorneys at the cost of Iroquois Valley, its shareholders, and/or creditors, a conflict of interest may exist.

POTENTIAL CONFLICTS OF INTEREST RELATED TO SPECIFIC MEMBERS OF OUR MANAGEMENT TEAM

1.	Mr. Miller and his spouse, Joan Holden own a small 9.1-acre organic farm that has been leased continuously since 2005 to Harold Wilken, the legacy tenant of Iroquois Valley. The farm grows a diversity of organic grains and legumes, mostly experimental varieties managed by agricultural programs through various colleges (University of Wisconsin, University of Illinois, Cornell University). The rent received from Mr. Wilken is approximately $3,000 per year.

2.	Mr. Ambriole is an investor in shares of Iroquois Valley REIT common stock, a member of our board of directors, and the lessee of five of our farms (Old Oak, Sparta Woods, Brindle, Yoder and Lake Wawasee). See “Our Business and Properties—Section 7: Portfolio Specifics ” for additional details on these leases. Mr. Ambriole is also a borrower from Iroquois Valley LLC via a stock-secured term loan in the amount of $70,000. As such, there could be a future conflict of interest arising from Mr. Ambriole’s roles as an investor, as a director, as the tenant of these farms, and as a borrower from Iroquois Valley.

3.	Mr. Beyer is a member of the Iroquois Valley REIT board of directors and was a borrower from Iroquois Valley LLC via 1st and 2nd mortgage financings totaling approximately $1.8 million with Mr. Beyer and his family’s farm. In April 2020, the Company agreed to refinanced and consolidate this debt into a single, $2 million 1st mortgage between Iroquois Valley LLC and Mr. Beyer’s parents, guaranteed by Mr. Beyer himself. See “Our Business and Properties—Section 7: Portfolio Specifics” for additional details on this mortgage. Future conflicts of interest could arise from Mr. Beyer’s roles as a director and as a borrower from Iroquois Valley.

4.	Troy Throneberg is both an investor in Iroquois Valley REIT and the lessee of Two Roads Farm.

5.	Former member of our board of directors, Harold Wilken, is both an equity investor in shares of our common stock and the lessee of two of our farms (Iroquois Valley East and Iroquois Valley West).

103

POLICIES WITH REGARDS TO CERTAIN ACTIVITIES

The following is a discussion of certain policies we have adopted and by which we abide. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

STOCK REDEMPTION PROGRAM

Purpose: The program is intended to provide limited interim liquidity for our stockholders until a liquidity event occurs. Without the Stock Redemption Program, our stockholders would generally be required to hold their shares of common stock for an indefinite time period because (i) there is no established trading market for the shares; (ii) we do not anticipate that a secondary trading market for the shares will develop; and (iii) we do not have a pre-established liquidation date or other established liquidity event (such as listing the shares on a securities exchange, merger with a publicly traded company, or sale in a privately negotiated transaction.)

Eligible Shares: The Stock Redemption Program is open to all stockholders. Stockholders must have held the shares of common stock to be redeemed for at least five (5) years to redeem such shares in the Stock Redemption Program. Stockholders must redeem a minimum of twenty (20) shares of common stock to participate in the Stock Redemption Program; provided that if a stockholder owns less than twenty (20) shares, the stockholder may participate if the stockholder redeems all of the shares then owned by the stockholder.

Prior to February 22, 2019 (the date of adoption of the current Stock Redemption Program), the Company’s policy was that solely for the purposes of determining redemption eligibility, subsequent purchases of Company stock were considered purchased as of the earliest date of any stock purchased by that stockholder. Upon adoption of the Company’s Stock Redemption Program on February 22, 2019, the Company ended this policy for all shares purchased after February 22, 2019. For the avoidance of doubt, shares purchased in this offering are subject to the full five-year holding period from the date of the instant purchase, irrespective of whether the purchasing shareholder has previously purchased shares of the Company. Any shares received as a result of reinvestment of dividends from the Company are, for redemption eligibility purposes only, considered purchased as of date the original shares were purchased.

Redemption Periods: From time-to-time, the board of directors shall announce a redemption period, pursuant to the terms of the Stock Redemption Program. Stockholders can tender eligible shares of common stock at any time during the redemption period. Each redemption period will be held open for at least one (1) month. The board will designate a redemption period at least once every eighteen (18) months; however, we will attempt to open a redemption period once every twelve (12) months. We intend to open redemption periods following new equity or debt capital raise efforts and may allocate a portion of the proceeds therefrom to fund redemptions.

104

Number of Shares Repurchased: The number of shares to be repurchased by us during each redemption period will be fixed by the board, and will not (i) be less than five percent (5%) or (ii) exceed ten percent (10%) of the number of shares of our common stock outstanding as of the record date. Any and all shares of common stock redeemed by us will be cancelled and returned to the status of authorized but unissued shares. Shares acquired by us through the Stock Redemption Program will not be reissued unless they are first registered with the SEC or other appropriate state securities laws or are exempt from such registration. If the volume limitation is reached (i.e., shares tendered for redemption are in excess of maximum available for redemption as determined by the board) in any given redemption period or we determine to redeem fewer shares than have been submitted for redemption in any redemption period, we will make redemptions under the Stock Redemption Program on a pro rata basis.

Repurchase Price: The repurchase price of the shares under the Stock Redemption Program will be based on the current board-approved price for shares of our common stock at the time of redemption. At no time will the repurchase price exceed the current board-approved price. We will not pay a premium for the shares repurchased under the stock redemption plan (as compared with the current board-approved price for shares of our common stock). The repurchase price will be the same for all shares redeemed during a given redemption period and the repurchase price will be paid in cash.

Material Disclosures: All material information relating to our Stock Redemption Program will be fully and timely disclosed (i) to our stockholders and (ii) in our offering materials. Modifications, suspensions or terminations of the Stock Redemption Program will be promptly disclosed in a Current Reports filed with the SEC, and stockholders will be notified in writing at least thirty (30) days prior to the effective date of the modification, suspension or termination. We will not solicit redemptions under the Stock Redemption Program other than through disclosure in our offering materials and Current Reports filed with the SEC disclosing the terms of the Stock Redemption Program, and through further communications as necessary to announce a modification to, or suspension or termination of, the program. Stockholders desiring to submit for redemption all or a portion of their shares of common stock will do so of their own volition and not at the behest of, invitation or encouragement of the Company. The role of the Company in effectuating redemptions under the Stock Redemption Program will be ministerial. Stockholders may withdraw any request for redemption at any time in writing delivered to the Company prior to the redemption.

No Market: We are structured as a perpetual-life entity and have no current intention to list our shares of common stock on an exchange or other trading market. No established regular trading market for our shares of common stock currently exists. Our Stock Redemption Program will be amended or terminated if our shares of common stock are listed on a national securities exchange or included for quotation in a national securities market, or in the event a secondary market for shares of our common stock develops.

Role of the Board of Directors: On February 22, 2019, our board of directors adopted our current Stock Redemption Program. The board shall determine and announce each stock redemption, the record date, and the total number of shares the Company may redeem for each redemption period. A determination by the board of directors to terminate, amend, or suspend the Stock Redemption Program will require the affirmative vote of a majority of the members of the board of directors.

Additional Compliance: The stock redemption plan is intended to allow us to make repurchases of shares of our common stock in a manner that such redemptions do not constitute an issuer tender offer subject to the Exchange Act Rule 13e-4. Furthermore, the stock redemption plan is also intended to be exempt from Rule 102 of Regulation M to permit us to repurchase shares of our common stock while we are engaged in a distribution of shares of common stock. We intend to take action as requested by the SEC to be in conformity with the foregoing.

105

The 2019 Redemption: On October 16, 2019, pursuant to the Company’s Stock Redemption Program, the board of directors authorized the Company to redeem up to 3,501 shares of eligible common stock, equal to 5% of the Company’s outstanding stock as of the October 30, 2019 record date (the “2019 Redemption”). The term of the 2019 Redemption ran from November 1, 2019 – December 10, 2019. The redemption price offered by the Company was $599/share, equal to the Company’s then current common stock offering price.

Upon the closing of the 2019 Redemption on December 10, 2019, the Company redeemed 2,857.354 shares, for a total payout of $1,711,555.05. As the redemptions requested were below the total shares the Company was authorized to redeem, all requests for redemption were accepted in full for eligible shares. In total, 22 shareholders requested and received either a whole or partial redemption of their eligible shares in the 2019 Redemption.

THE INVESTMENT COMMITTEE

Effective as of August 31, 2018, our board of directors established an investment committee and adopted a charter document governing the investment committee’s operations. The investment committee consists of five (5) to nine (9) members, appointed by our board of directors. As of the date of this offering, the investment committee are as follows:

Name	Role(s) with Company	Farmer	Location	Additional Background
Andy Ambriole	Director; Lessee; Borrower	X	Indiana	Farming
Anna Crabtree, Ph.D.	Lessee; Borrower	X	Montana	PhD Civil, Environmental Engineering
Arnold Lau	Director, COO		Illinois	Securities, Derivatives Trading
David Miller	Director, CEO, Co-Founder	X	Illinois	Banking, Real Estate Finance
Mark D. Schindel	CFO		Illinois	Finance, Private Equity

At least 50% or greater of the investment committee membership are members of our board of directors, and the remaining members have experience with farming, engineering, investments, real estate transactions, law, and accounting. Our board also aims for broad geographical representation on the investment committee when identifying candidates to serve on the investment committee.

The investment committee relies on the board’s guidance, including certain investment guidelines, to conduct due diligence, prioritize, and approve investments. The investment committee approves all proposed company farmland investments, including both purchasing farmland and issuing mortgage financing secured by farmland within certain parameters established by the board. If an investment opportunity falls outside the investment parameters established by the board, then the board has the sole authority to approve or reject such an investment opportunity. The board regularly reviews the scope and activities of the investment committee, most recently revising the committee’s purview in July 2019.

As of the date of this offering, the following matters must be reviewed by the board of directors and cannot be approved solely by the investment committee:

(i)	any investment that will result in more than 15% of our assets invested in non-diversified dairy (as categorized by the management team);
(ii)	any investment that will result in more than 15% of our assets invested in first-generation farmers;
(iii)	any investment over $2,500,000;
(iv)	any investment that will result in our leverage ratio exceeding 40%;

106

(v)	any investment where the farmland property value is less than 50% of the total value;
(vi)	any investment where our mortgages exceed 80% of the combined loan to value;
(vii)	any investment where we do not have the first mortgage position;
(viii)	any purchase options written into the investment terms;
(ix)	any investment that would cause us to be invested in any one farmer/farm family in excess of 10% of our total assets; and
(x)	any investment in a farmer/farm family that was, or currently is, delinquent in making payments under an existing contract with us, unless the investment itself would allow the farmer to catch up on payments and return to good standing (e.g. a re-financing).

In calendar year 2019, we made nine total acquisitions (including farms, mortgages, and operating lines of credit), totaling approximately $6,400,000. Of these, four were approved by the investment committee (rather than the entire board), for a total deployed by the investment committee of $3,562,000.

DISCRETIONARY INVESTMENT AUTHORITY POLICY

To increase the efficiency and manner in which we pursue investment opportunities, our board of directors has adopted a discretionary investment policy which authorizes our CEO, CFO and COO to approve and direct the funding of certain investment opportunities by majority vote of the three executive positions (CEO, CFO, and COO). This discretionary authority is subject to the following terms:

(i)	the lessee or borrower must be an existing lessee or borrower;
(ii)	no single investment opportunity may exceed $150,000;
(iii)	no mortgage loan to any investment recipient may exceed 80% of the total farmland collateral pledged;
(iv)	the executive team’s aggregate authority pursuant to this policy is $1,000,000.00 per calendar year; and
(v)	within 45 days of exercising its authority pursuant to this policy, the executive team shall issue a report to our board containing (a) the terms and conditions of the investment; (b) how the executive team voted to approve the investment; and (c) in the event of a dissent, the dissenting member shall explain why it did not vote in favor of the investment.

This policy is subject to review by our board on an annual basis, and the discretionary authority may be increased or decreased by our board at its discretion.

In calendar year 2019, the Company made only one acquisition in reliance on this discretionary investment authority, namely a $100,000 second mortgage loan to a farm in Minnesota (Minnawana).

BORROWING AND LEVERAGE

We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances, or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire farms that would otherwise be unavailable to us.

107

We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes. Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt, to make tenant or other capital expenditures or for general corporate purposes. We expect to use leverage conservatively, assessing the appropriateness of new equity or debt capital based on market conditions, including prudent assumptions regarding future cash flow, the creditworthiness of tenants and future rental rates. Our Certificate of Incorporation and Bylaws do not limit the amount of debt that we may incur. However, our board has adopted a policy limiting the total amount of debt that we may incur to 40% of our gross asset value, but our amount of leverage may vary over time. Our board will consider a number of factors in evaluating the amount of debt that we may incur.

Our board of directors may from time to time modify such debt policy in light of then-current economic conditions, relative costs of debt and equity capital, cash flows and market values of our farms, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and acquisition opportunities and other factors. Our decision to borrow in the future to finance our assets will be at the discretion of our board and will not be subject to the approval of our stockholders, and we are not restricted by our governing documents or otherwise in the amount of leverage we may use.

CONFLICTS OF INTEREST POLICY

We have adopted a conflict of interest policy that applies to all directors, officers, agents, and key employees of Iroquois Valley REIT. Our policy is intended to address actual or perceived personal, proprietary interests of persons covered by the policy and their immediate family members. The policy’s intent is not to prohibit conflicts of interest from occurring, but to require that they be disclosed fully when discovered and prohibit specified activities by such parties in our affairs.

Disclosures are to be made as soon as reasonably possible and should include a description of the facts comprising the actual or perceived conflict. In the case of a conflict involving an officer, director or board member, the disclosure shall be filed with the President or Secretary of Iroquois Valley REIT. All other disclosures shall go to the Secretary of Iroquois Valley REIT, or such person as the Secretary designates from time-to-time and shall be noted in the meeting minutes of our board. In addition to making the disclosure, any individual who believes that s/he or a member of his/her family has a conflict of interest should refrain from making any motion, voting on or executing any contract on behalf of the Company, or taking any such similar action to which the conflict might pertain. Our board may establish further guidelines for resolution of a conflict of interest.

In addition to the foregoing, any director or officer having a conflict of interest shall not be counted in determining a quorum for a meeting. Copies of the policy are provided to each director, officer, and management person at least once per year, and each person is requested to provide a certificate confirming his/her receipt and understanding of the policy, agreement to comply, disclosure of any known conflicts, or otherwise confirming that they have no knowledge of any violation of the policy.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

We have authority to offer common stock or derivatives thereof in exchange for property and to repurchase or otherwise acquire our common stock or other securities in the open market or otherwise, and we may engage in such activities in the future. Subject to applicable Delaware law, our board has the authority, without further stockholder approval, to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations or restrictions with respect to the shares of the Company’s capital stock as the board may deem appropriate.

We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner as to qualify and maintain our qualification as a REIT, unless because of circumstances or changes in the Code, or the IRS Treasury Regulations, our board determines that it is no longer in our best interests to qualify as a REIT. In addition, we intend to make investments in such a way that we will not be treated as an "investment company" under the Investment Company Act of 1940.

108

DESCRIPTION OF COMMON STOCK

Iroquois Valley REIT was formed under the laws of the State of Delaware. The rights of our stockholders are governed by Delaware law as well as our Certificate of Incorporation and Bylaws. The following is a summary of certain provisions concerning shares of our common stock.

The following summary is qualified in its entirety by the more detailed information contained in our Certificate of Incorporation and Bylaws. Copies of our Certificate of Incorporation and Bylaws are filed as exhibits to the registration statement of which this offering circular is a part. You should refer to the Delaware General Corporation Law, our Certificate of Incorporation, and our Bylaws for a full description of all provisions concerning shares of our common stock.

Under our Certificate of Incorporation, we have authority to issue a total of 200,000 shares of capital stock, all classified as common stock with a par value of $0.01 per share. Generally, subject to the terms of Delaware law, our board of directors may amend, alter, change or repeal any provision contained in our Certificate of Incorporation, with the affirmative vote of both (a) a majority of members of the directors then in office and (b) a majority of the combined voting power of all the stockholders then entitled to vote generally in the election of directors.

COMMON STOCK

Subject to the restrictions on ownership and transfer of stock set forth in our Bylaws, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our board of directors. The holders of common stock vote together as a single class on all actions to be taken by the stockholders. Our Certificate of Incorporation does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding class or series of shares of stock and to the provisions in our Certificate of Incorporation regarding the restrictions on ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all shares of our common stock issued in the offering will be fully paid and non-assessable. Holders of common stock do not have preemptive rights, which means that you do not have an automatic option to purchase any new shares of stock that we issue.

Our Bylaws also contain a provision permitting our board of directors, without any action by our stockholders, to create, authorize, or direct the issuance of one or more classes or series of shares or securities by setting or changing the fees, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms or conditions of redemption of any new class or series of shares of stock.

Subject to the provisions of Delaware law, our Certificate of Incorporation authorizes our board of directors to adopt, by resolution, certain powers, preferences, rights, qualifications, limitations or restrictions with respect to the shares of the Company’s capital stock as the board of directors may deem appropriate.

109

MEETINGS AND SPECIAL VOTING REQUIREMENTS

An annual meeting of the stockholders is held each year, upon reasonable notice to our stockholders. Such notice shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting or, in the case of a merger or consolidation, not less than twenty (20) nor more than sixty (60) days before the meeting.

Special meetings of stockholders may be called only upon the request of our board of directors or by shareholders owning, in the aggregate, not less than twenty percent (20%) of all the outstanding common stock. Upon receipt of a request stating the purpose of any such special meeting, we shall provide a written notice to our stockholders stating the purpose of the meeting within the same timing as required for notice of the annual meeting.

The presence either in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast on such matter at the meeting on any matter constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote which are represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Delaware General Corporation Law and our Bylaws, stockholders generally are entitled to vote at a duly held meeting at which a quorum is present on (1) amendments to our Certificate of Incorporation, (2) our liquidation and dissolution, (3) a merger, consolidation, conversion, statutory share exchange or sale or other disposition of all or substantially all of our assets, and (4) election or removal of our directors. Except with respect to the election of directors or as otherwise provided in our Bylaws, the vote of stockholders entitled to cast a majority of all the votes entitled to be cast is required to approve any such action, and no such action can be taken by our board of directors without such majority vote of our stockholders. Stockholders have the power, without the concurrence of the directors, to remove a director from our board of directors with or without cause, by the affirmative vote of at least sixty-six percent (66%) of the shares of stock entitled to vote generally in the election of directors.

Stockholders are entitled to inspect a copy of our stockholder list at least ten (10) days before each meeting of shareholders for any purpose germane to the meeting. It shall be a list of the shareholders entitled to vote at such meeting, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. The remedies provided by our Certificate of Incorporation to stockholders requesting copies of our stockholder list are in addition to, and shall not in any way limit, other remedies available to stockholders under federal law, or the laws of any state.

Subject to the provisions of Delaware law, stockholders may inspect and copy our stock ledger, a list of our stockholders, and our corporate books and records. Requests to inspect and/or copy our corporate records must be made in writing to: Iroquois Valley Farmland REIT, PBC: P.O. Box 5850, Evanston, Illinois 60204. It is the policy of our board of directors to comply with all proper requests for access to our corporate records in conformity with our Bylaws and Delaware law.

110

RESTRICTIONS ON OWNERSHIP AND TRANSFER

Our Bylaws contain restrictions on the number of shares of our stock that a person or group may own. No person or group may acquire or hold, directly or indirectly through application of constructive ownership rules, in excess of 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or 9.8% in value or number of shares, whichever is more restrictive of our outstanding stock of all classes or series unless they receive an exemption (prospectively or retroactively) from our board of directors.

Subject to certain limitations, our board of directors, in its sole discretion, may exempt a person prospectively or retroactively from, or modify, these limits, subject to such terms, conditions, representations and undertakings as required by our Bylaws or as it may determine. Our Bylaws provides for limited exemptions to certain persons who directly or indirectly own our stock, including directors, officers and stockholders controlled by them or trusts for the benefit of their families.

Our Bylaws further prohibit any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the trust, as described below, is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT or that compliance with such restrictions is no longer required for us to qualify as a REIT.

Any attempted transfer of our stock which, if effective, would result in violation of the above limitations, except for a transfer which results in shares being beneficially owned by fewer than 100 persons, in which case such transfer will be void and of no force and effect and the intended transferee shall acquire no rights in such shares, will cause the number of shares causing the violation, rounded to the nearest whole share, to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day, as defined in our Certificate of Incorporation, prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiaries. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiaries. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiaries. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

111

Within twenty (20) days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiaries as follows. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable per share to the proposed transferee will be paid immediately to the charitable beneficiaries. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then the shares shall be deemed to have been sold on behalf of the trust and, to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust, or, in the case of a devise or gift, the market price at the time of the devise or gift and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiaries in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

If the transfer to the trust as described above is not automatically effective for any reason to prevent violation of the above limitations or our failing to qualify as a REIT, then the transfer of the number of shares that otherwise cause any person to violate the above limitations will be void and the intended transferee shall acquire no rights in such shares.

All certificates, if any, representing shares of our stock issued in the future will bear a legend referring to the restrictions described above.

Every owner of more than 5% of the outstanding shares of our stock during any taxable year, or such lower percentage as required by the Code or the regulations promulgated thereunder or as otherwise required by our board of directors, within thirty (30) days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing or governmental authority or to determine such compliance.

Any subsequent transferee to whom you transfer any of your shares of our stock must also comply with the suitability standards we have established for our stockholders.

112

DISTRIBUTION POLICY

Our distribution policy is set by our board of directors and is subject to change based on various factors. We cannot guarantee the amount of distributions paid, if any. You will not be entitled to receive a distribution if your shares are repurchased prior to the applicable time of the record date.

To qualify as a REIT, we are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. We intend to distribute sufficient income so that we satisfy the requirements for qualification as a REIT. In order to qualify as a REIT, we are required to distribute 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. Generally, income distributed to stockholders is not taxable to us under the Code if we distribute at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains.

Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flows and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flows which we expect to receive during a later quarter and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. Due to these timing differences, we may be required to borrow money, use proceeds from the issuance of securities (in this offering or subsequent offerings, if any) or sell assets in order to distribute amounts sufficient to satisfy the requirement that we distribute at least 90% of our REIT taxable income in order to qualify as a REIT. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions other than those limits imposed by our organizational documents and Delaware law. See the “U.S. Federal Income Tax Considerations” section of this offering circular for information concerning the U.S. federal income tax consequences of distributions paid by us.

There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations depends on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments, including our real estate-related assets portfolio. Funding distributions from the sales of assets, borrowings, return of capital or proceeds of this offering results in us having less funds available to acquire properties, or other real estate-related investments. As a result, the return you realize on your investment may be reduced. Doing so may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities dilutes your interest in us on a percentage basis and may impact the value of your investment, especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations is higher in the early stages of the offering.

113

CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CHARTER DOCUMENTS

The following description of the terms of certain provisions of Delaware General Corporation Law and our Charter Documents. For a complete description, we refer you to the Delaware General Corporation Law, our charter documents, namely our Certificate of Incorporation, and our Bylaws. We have filed our Certificate of Incorporation and Bylaws as exhibits to the offering statement of which this offering circular forms a part.

DIRECTOR TERMS

Directors are elected by the shareholders at each annual meeting of the shareholders for terms ranging from one (1) to five (5) years. Typically, the board nominates a prospective director for a term within this range, and the nominees are elected by the shareholders for that term. Each director shall hold office for his or her respective term and until such director’s successor shall have been duly elected and qualified.

VACANCIES ON BOARD OF DIRECTORS; REMOVAL OF DIRECTORS

Vacancies in the board of directors created for any reason, including but not limited to by reason of any increase in the number of directors, may be filled only by the board of directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director.

Any director may be removed with or without cause by our stockholders upon the affirmative vote of at least sixty-six percent (66%) of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called for the purpose of the proposed removal shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

AMENDMENT OF OUR BYLAWS

Our board of directors has the power to adopt, amend, alter, change and repeal our Bylaws by a vote of the majority of our board of directors then in office. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law), any adoption, amendment, alteration, change or repeal of these Bylaws by the shareholders of the Company shall require the affirmative vote of the holders of at least sixty-six percent (66%) of the combined voting power of all of the shares of all classes of common stock of the corporation then entitled to vote generally in the election of directors.

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION

Subject to the provisions of Delaware law, the board of directors reserved the right to amend, alter, change or repeal any provision contained in our Certificate of Incorporation. Any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of our board of directors then in office and (b) a majority of the combined voting power of all of the shares of our common stock then entitled to vote generally in the election of directors.

114

SUMMARY OF IROQUOIS VALLEY LLC’S OPERATING AGREEMENT

We have summarized the material terms and provisions of the Third Amended and Restated Operating Agreement of Iroquois Valley Farms LLC, as amended, which we refer to as the “operating agreement.”

MANAGEMENT OF THE OPERATING COMPANY

Iroquois Valley Farms LLC (“Iroquois Valley LLC”) was organized on June 5, 2007 and is the operating entity that acquires and holds assets on our behalf. We intend to continue to hold substantially all of our assets in our operating company. Moreover, in its capacity as operating company, Iroquois Valley LLC employs all our staff, and is the issuer of our Soil Restoration Notes. (See “Our Business and Properties—Section 3: Sources of Debt.”)

For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our operating company deemed to be our assets and income. We are and expect to continue to be in control of our operating company. As of the date of this offering circular, Iroquois Valley REIT owns 99% of our operating company’s equity membership interests and Iroquois Valley TRS (our wholly-owned subsidiary) owns the remaining 1%. Iroquois Valley REIT also serves as the sole manager of Iroquois Valley LLC.

As the manager and, directly and indirectly, the holder of 100% of the membership interests of Iroquois Valley LLC, we have the exclusive power to manage and conduct its business and affairs. Other than the manager, no member of our operating company may transact business for our operating company, or participate in management activities or decisions, except as provided in the operating agreement and as required by applicable law.

Our board of directors oversees and directs Iroquois Valley REIT, including ensuring that Iroquois Valley REIT exercises good faith and integrity when managing the affairs of our operating company, consistent with our overall strategy and purpose. In other words, our board of directors at all times has ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating company, as well as the authority to make decisions related to the management of our operating company’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.

The members have expressly acknowledged and any future members of our operating company will expressly acknowledge that Iroquois Valley REIT, as the owner of our operating company, is acting on behalf of our operating company, ourselves, and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the members of our operating company or our stockholders in deciding whether to cause our operating company to take or decline to take any actions. Although at this time we are, in effect, the 100% owners of the operating company, if there arises a conflict between the interests of our stockholders on the one hand and one or more of our operating company’s members on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating company’s members, provided, however, that for so long as we own a controlling interest in our operating company, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating company’s members may be resolved in favor of our stockholders. We are not liable under the operating agreement to our operating company or to any of its members for monetary damages for losses sustained, liabilities incurred or benefits not derived by such members in connection with such decisions, provided that we have acted in good faith.

115

CAPITAL CONTRIBUTIONS

Generally, we intend to contribute the overwhelming majority of net proceeds from this offering, after payment of fees and expenses attributable to our offering and operations, to our operating company as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our operating company will be deemed to have simultaneously paid the fees, commissions and other costs associated with this offering and our operations.

If our operating company requires additional funds at any time in excess of capital contributions made by us, our operating company may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional membership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). Loans or lines of credit obtained by the operating company may be secured, including by one or more of Iroquois Valley’s properties. We have taken advantage of a number of these options in the past—including, for example, obtaining mortgage loans and private unsecured loans, or obtaining drawing down lines of credit—and we will utilize such sources of additional financing in the future under the direction of management and our board of directors.

ISSUANCE OF ADDITIONAL MEMBERSHIP INTERESTS

As the controlling member of our operating company, we will have the ability to cause the operating company to issue additional membership interests, preferred partnership interests or convertible securities. Such issuance may be for the purpose of raising capital or other reasons as determined by the board of directors. Our operating company may admit additional members whose investments may be subject to a different advisory fee and repurchase limitations, if our board of directors concludes in good faith that such admittance is in our best interest.

Having the operating company in our structure also allows us to be organized as an UPREIT structure for tax-related purposes. Generally, a sale of property directly to a REIT is a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to our operating company in exchange for membership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating company may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating company, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.

TRANSFERABILITY OF INTERESTS

We may not transfer all or any portion of our interest in our operating company or withdraw as manager of our operating company except as provided, or in connection with a transaction contemplated, by the operating agreement. Except as otherwise provided herein or in the operating agreement, we may not engage in any merger, consolidation or other combination with or into another person or the sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of Iroquois Valley LLC, unless the consent of members of Iroquois Valley LLC holding more than 50% of the “percentage interests” (as defined below) of the members is obtained. “Percentage interest” is the percentage determined by dividing (i) the capital contributions of a member to our operating company by (ii) the sum of the capital contributions of all members to our operating company.

116

Notwithstanding the foregoing, (i) we may transfer all or any portion of our interest in our operating company to (A) a wholly owned subsidiary of us or (B) the owner of all of our ownership interests, and following a transfer of all of our interest in our operating company, we may withdraw as manager of our operating company; and (ii) we may engage in a transaction that is not required by law, or by the rules of any national securities exchange on which our shares are listed, to be submitted to the vote of our stockholders. The members may not transfer their interests in our operating, in whole or in part, without the written consent of our operating company’s manager.

EXCULPATION

The manager of the operating company will not be liable to our operating company or members for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since a provision has been made in the operating agreement for exculpation of the manager. Therefore, purchasers of interests in our operating company and others have limited rights of action compared to what they would have absent the limitation in the operating agreement.

INDEMNIFICATION

The operating agreement provides for broad indemnification of the manager for liabilities incurred in the good faith performance of its duties on behalf of the operating company. Note however, that to the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

117

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax considerations relating to the ownership of our common stock as of the date hereof by U.S. holders and non-U.S. holders, each as defined below. Except where noted, this summary deals only with common stock held as a capital asset and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities (except as described in “—Taxation of Tax-Exempt Holders of Our Common Stock” below), insurance companies, persons holding common stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities or U.S. holders of common stock whose “functional currency” is not the U.S. dollar. This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations. Furthermore, the discussion below is based upon the provisions of the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, resulting in U.S. federal income tax consequences different from those discussed below.

The Tax Cuts and Jobs Act was signed into law on December 22, 2017. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. In the case of individuals, the tax brackets are adjusted, the top federal income rate is reduced to 37%, special rules reduce taxation of certain income earned through pass-through entities and reduce the top effective rate applicable to ordinary dividends from REITs to 29.6% (through a 20% deduction for ordinary REIT dividends received) and various deductions are eliminated or limited, including limiting the deduction for state and local taxes to $10,000 per year. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The top corporate income tax rate is reduced to 21%. There are only minor changes to the REIT rules (other than the 20% deduction applicable to individuals for ordinary REIT dividends received). The Tax Cuts and Jobs Act makes numerous other large and small changes to the tax rules that do not affect REITs directly but may affect our stockholders and may indirectly affect us.

The Coronavirus Aid, Relief, and Economic Security (CARES) Act was signed into law on March 27th, 2020 in order to provide economic relief in response to the COVID-19 pandemic. A number of the measures contained in the CARES Act and follow on packages are delivered through or in connection with the tax system. In consultation with our tax advisors, we are actively reviewing the impact of relief, amendments, and measures enacted in the CARES Act.

While the changes in the Tax Cuts and Jobs Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Similarly, the CARES Act was adopted with the intent of providing at least interim relief to U.S. businesses and we hope to take advantage of these measures where appropriate. However, the number and scale of the measures and relief provided by the CARES Act makes it difficult to analyze the total impact on REITs generally or our business in particular at this time. Moreover, for both of these acts, it is generally recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be reviewed in subsequent tax legislation. At this point, it is not clear when Congress will address these issues or when the Internal Revenue Service will issue administrative guidance on the changes made in the Tax Cuts and Jobs Act and relief provided in the CARES Act.

Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the Tax Cuts and Jobs Act, the status of CARES Act, and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.

118

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership, or disposition of our common stock has been requested from the IRS or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents.

The U.S. federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your own tax advisors concerning the U.S. federal income tax consequences in light of your particular situation as well as consequences arising under the laws of any other taxing jurisdiction.

OUR TAXATION AS A REIT

Iroquois Valley REIT has been taxed as a REIT under the Code beginning with our taxable year ending December 31, 2017. Furthermore, we intend to operate in such a manner as to continue qualify for taxation as a REIT under the applicable provisions of the Code so long as our board of directors determines that REIT qualification remains in our best interest.

We have not received, and do not intend to seek, any rulings from the IRS regarding our status as a REIT or our satisfaction of the REIT qualification requirements. The IRS may challenge our status as a REIT, and a court could sustain any such challenge. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of the ownership of our shares, and the percentage of our taxable income that we distribute. No assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements.

The sections of the Code and the corresponding regulations that govern the U.S. federal income tax treatment of a REIT and its stockholders are highly technical and complex. The following discussion is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder and administrative interpretations thereof.

TAXATION OF REITS IN GENERAL

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, generally we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a C corporation (i.e., a corporation generally subject to U.S. federal corporate income tax). Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate, to the extent distributed to stockholders as a dividend, is taxed only at the stockholder level.

119

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will pay U.S. federal income tax on our taxable income, including net capital gains, that we do not distribute to stockholders during, or within a specified time after, the calendar year in which the income is earned.

•	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax.

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. corporate income tax at the highest applicable rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

•	If (i) we fail to satisfy the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “—Asset Tests”) due to reasonable cause and not to willful neglect, (ii) we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the quarter in which we identify such failure and (iii) we file a schedule with the IRS describing the assets that caused such failure, we will pay a tax equal to the greater of $50,000 or the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests multiplied by the highest corporate tax rate (21% for taxable years after December 31, 2017).

•	If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and the failure was due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification as a REIT.”

•	If we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for such calendar year;

•	95% of our capital gain net income for such calendar year; and

120

•	any undistributed taxable income from prior taxable years, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	If we elect to retain and pay income tax on our net long-term capital gain, a U.S. holder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would receive a credit or a refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on amounts received by us from a taxable REIT subsidiary (or on certain expenses deducted by a taxable REIT subsidiary) if certain arrangements between us and a taxable REIT subsidiary of ours, as further described below, are not comparable to similar arrangements among unrelated parties.

•	If we acquire any assets in a carry-over basis transaction from a non-REIT C corporation that does not elect to recognize its built-in gain in such assets, i.e., the excess of the fair market value of such assets over the adjusted basis of such assets at the time we acquire such assets we would be subject to tax at the highest regular corporate rate on the built-in gain if we dispose of that built-in gain asset during the five-year period following its acquisition.

In addition, notwithstanding our status as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any domestic taxable REIT subsidiary in which we own an interest will be subject to U.S. federal corporate income tax on its net income.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	of which not more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) after applying certain attribution rules;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year, which has not been terminated or revoked; and

(8)	that meets other tests described below regarding its gross income, assets and distributions.

121

Conditions (1) through (4), inclusive, must be met during the entire taxable year. Condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Condition (6) must be met during the last half of each taxable year, but neither conditions (5) nor (6) apply to the first taxable year for which an election to become a REIT is made. We believe that we will maintain sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our Certificate of Incorporation contains restrictions regarding the ownership and transfer of our stock that are intended to assist us in continuing to satisfy the share ownership requirements described in (5) and (6) above. The provisions of our Certificate of Incorporation restricting the ownership and transfer of our stock are described in “Description of Common Stock—Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock (as discussed below), and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement (6) above, we will be treated as having met the requirement.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of specified percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information. In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS to elect and maintain REIT status, use a calendar year for U.S. federal income tax purposes, and comply with the record-keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Partnership Interests. In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets for purposes of the asset tests described below and to earn its proportionate share of the partnership’s gross income for purposes of the gross income tests described below, based on its pro rata share of capital interests in the partnership. However, solely for purposes of the 10% value test described below (see “—Asset Tests”), the determination of a REIT’s interest in a partnership’s assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as our assets and items of gross income for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

122

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. A qualified REIT subsidiary is a corporation or other entity that otherwise would be treated as a corporation for U.S. federal income tax purposes, other than a taxable REIT subsidiary, all of the stock of which is owned directly or indirectly by the REIT. Other entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, will also be generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. All assets, liabilities and items of income, deduction and credit of qualified REIT subsidiaries and disregarded subsidiaries will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of ours is not subject to U.S. federal corporate income taxation, although it may be subject to state and local taxation in some states.

In the event that a qualified REIT subsidiary or a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries. A “taxable REIT subsidiary” is an entity that is taxable as a corporation in which we directly or indirectly own stock and that elects with us to be treated as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary is not ignored for U.S. federal income tax purposes. Accordingly, a domestic taxable REIT subsidiary generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to our stockholders. In addition, if a taxable REIT subsidiary owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary. However, an entity will not qualify as a taxable REIT subsidiary if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. We generally may not own more than 10%, as measured by voting power or value, of the securities of a corporation that is not a qualified REIT subsidiary unless we and such corporation elect to treat such corporation as a taxable REIT subsidiary. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more taxable REIT subsidiaries.

Assets owned, and income earned, by a taxable REIT subsidiary is not attributed to the REIT for purposes of the gross income and asset tests. Rather, the stock issued by a taxable REIT subsidiary to us is an asset in our hands, and we treat dividends paid to us from such taxable REIT subsidiary, if any, as income for purposes of our gross income tests. As a result, income that might not be qualifying income for purposes of the gross income tests applicable to REITs could be earned by a taxable REIT subsidiary without affecting our status as a REIT. For example, we may use taxable REIT subsidiaries to perform services or conduct activities that give rise to certain categories of income such as advisory fees, or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, a 100% tax applies to certain non-arm’s length transactions between a REIT and its taxable REIT subsidiary. See “—Penalty Tax.”

123

GROSS INCOME TESTS

To qualify as a REIT, we must satisfy two gross income requirements, each of which is applied on an annual basis. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, for each taxable year generally must be derived directly or indirectly from:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, stock in other REITs;

•	gain from the sale of real property or mortgage loans;

•	abatements and refunds of taxes on real property;

•	income and gain derived from foreclosure property (as described below);

•	amounts (other than amounts the determination of which depends in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (i) to make loans secured by mortgages on real property or on interests in real property or (ii) to purchase or lease real property (including interests in real property and interests in mortgages on real property); and

•	interest or dividend income from investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term.

Second, at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, for each taxable year must be derived from sources that qualify for purposes of the 75% gross income test, and from (i) dividends, (ii) interest and (iii) gain from the sale or disposition of stock or securities, which need not have any relation to real property.

If we fail to satisfy one or both of the 75% and 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if our failure to meet the tests is due to reasonable cause and not due to willful neglect and we attach a schedule of the sources of our income to our U.S. federal income tax return. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions.

For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally recognize exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. Even if these relief provisions apply, a penalty tax would be imposed based on the amount of nonqualifying income. See “—Taxation of REITs in General.”

Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. We will monitor the amount of our nonqualifying income, and we will manage our portfolio to comply at all times with the gross income tests. The following paragraphs discuss some of the specific applications of the gross income tests to us.

124

Dividends. We may directly or indirectly receive distributions from taxable REIT subsidiaries or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of earnings and profits of the distributing corporation. Our dividend income from stock in any corporation (other than any REIT), including any taxable REIT subsidiary, will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Dividends that we receive from any REITs in which we own stock and our gain on the sale of the stock in those REITs will be qualifying income for purposes of both gross income tests. However, if a REIT in which we own stock fails to qualify as a REIT in any year, our income from such REIT would be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person; however, it generally includes the following: (i) an amount that is received or accrued based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property (including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services) generally is qualifying income for purposes of the 75% gross income test. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the value of the personal property securing the loan exceeds 15% of the value of all property securing the loan, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we had a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and interest will qualify for purposes of the 75% gross income test only to the extent that it is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

Interest, original issue discount and market discount income that we receive or accrue from mortgage-related assets generally will be qualifying income for purposes of both gross income tests.

Hedging Transactions. We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as nonqualifying income for purposes of both of the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the asset tests described below. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging will not adversely affect our ability to satisfy the REIT qualification requirements.

125

Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property or to purchase or lease real property and the fees are not determined by the borrower’s income and profits. Other fees are not qualifying income for purposes of either gross income test.

Rents from Real Property. Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions described below are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property leased and any services provided in connection with the property. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary, at least 90% of the property is leased to unrelated tenants, the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space and the rent is not attributable to an increase in rent due to a modification of a lease with a “controlled taxable REIT subsidiary” (i.e., a taxable REIT subsidiary in which we own directly or indirectly more than 50% of the voting power or value of the stock). A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, or modified, if such modification increases the rents due under such lease. We also may lease to our TRS if the TRS engages an “eligible independent contractor” to manage such properties. Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property. Finally, for rents to qualify as “rents from real property” for purposes of the gross income tests, we are only allowed to provide services that are both usually or “customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. We may, however, render services to our tenants through an “independent contractor” who is adequately compensated and from whom we do not derive revenue if certain requirements are satisfied. We may also own an interest in a taxable REIT subsidiary which provides non-customary services to tenants without tainting our rental income from the related properties.

Even if a REIT furnishes or renders services that are non-customary with respect to a property, if the greater of (i) the amounts received or accrued, directly or indirectly, or deemed received by the REIT with respect to such services, or (ii) 150% of our direct cost in furnishing or rendering the services during a taxable year is not more than 1% of all amounts received or accrued, directly or indirectly, by the REIT with respect to the property during the same taxable year, then only the amounts with respect to such services are not treated as rent for purposes of the REIT gross income tests.

We intend to cause any services that are not usually or “customarily rendered,” or that are for the benefit of a particular tenant in connection with the rental of real property, to be provided through a taxable REIT subsidiary or through an “independent contractor” that is adequately compensated and from which we do not derive revenue, and which meets certain other requirements. However, no assurance can be given that the IRS will concur with our determination as to whether a particular service is usual or customary, or otherwise in this regard.

126

Prohibited Transactions Tax. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset primarily for sale to customers in the ordinary course of a trade or business depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We cannot assure you that we will comply with certain safe harbor provisions or that we will avoid owning property that may be characterized as property that we hold primarily for sale to customers in the ordinary course of a trade or business. The 100% tax will not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of such corporation at regular corporate income tax rates. We intend to structure our activities to avoid prohibited transaction characterization.

Foreclosure Property. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor.

Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. This grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, if more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business that is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

127

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, including gain from the disposition of the foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, net income from foreclosure property, including gain from the sale of foreclosure property held for sale in the ordinary course of a trade or business, will qualify for purposes of the 75% and 95% gross income tests. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.

Foreign Currency Gain. Certain foreign currency gains that we recognize will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) debt obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Phantom Income. Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain assets in advance of our receipt of cash from, or proceeds from disposition of, such assets, and may be required to report taxable income that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The amount of such discount generally will be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made, unless we elect to include accrued market discount in income as it accrues. Principal payments on certain debt instruments may be made monthly, and, consequently, accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

The terms of the debt instruments that we hold may be modified under certain circumstances. These modifications may be considered “significant modifications” for U.S. federal income tax purposes that give rise to a deemed debt-for-debt exchange upon which we may recognize taxable income or gain without a corresponding receipt of cash.

Some of the debt securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue non-de minimis original issue discount based on the constant yield to maturity of such debt securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though such yield may exceed cash payments, if any, received on such debt instrument.

128

In addition, in the event that any debt instruments or debt securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.

As a result of each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements Applicable to REITs.”

ASSET TESTS

At the close of each quarter of our taxable year, we must satisfy the following tests relating to the nature of our assets.

•	At least 75% of the value of our total assets must be represented by the following:

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property;

•	interests in personal property that generates rents from real property;

•	stock in other REITs and debt instruments issued by publicly offered REITs;

•	cash and cash items (including certain receivables);

•	government securities;

•	investments in stock or debt instruments attributable to the temporary investment of new capital during the one-year period following our receipt of new capital that we raise through equity offerings (but not our distribution reinvestment plan) or public offerings of debt obligations with at least a five-year term; and

•	regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under U.S. federal income tax laws, determined as if we held such assets directly, we will be treated as holding directly our proportionate share of the assets of such REMIC.

•	Not more than 25% of our total assets may be represented by securities, other than those in the 75% asset class described above.

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets.

129

•	Except for securities in taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of any one issuer’s outstanding voting securities.

•	Except for securities of taxable REIT subsidiaries and the securities in the 75% asset class described in the first bullet point above, we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for the “straight debt” exception or other exceptions discussed below.

•	Not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

•	Not more than 25% of the value of our total assets may be represented by nonqualified publicly offered REIT debt instruments.

A debt obligation secured by a mortgage on both real and personal property is treated as a real estate asset for purposes of the 75% asset test, and interest thereon is treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt even if the loan is not fully secured by real property. Thus, there is no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

Notwithstanding the general rule, as noted above, that for purposes of the REIT gross income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% value test, as explained below) where such REIT is a publicly offered REIT.

Securities, for purposes of the asset tests, may include debt we hold from other issuers. However, debt we hold in an issuer that does not qualify for purposes of the 75% asset test will not be taken into account for purposes of the 10% value test if the debt securities meet the straight debt safe harbor. Subject to certain exceptions, debt will meet the straight debt safe harbor if the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, the debt is not convertible, directly or indirectly, into stock, and the interest rate and the interest payment dates of the debt are not contingent on the profits of any person, the borrower’s discretion or similar factors. In the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, in the case of a partnership issuer, our interest as a partner in the partnership).

In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset test. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of such a nature that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% asset test, a debt security issued by a partnership (other than straight debt or any other excluded security) is not taken into account to the extent, if any, of the REIT’s proportionate interest as a partner in that partnership.

130

Any stock that we hold or acquire in other REITs will be a qualifying asset for purposes of the 75% asset test. However, if a REIT in which we own stock fails to qualify as a REIT in any year, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the second, third, fourth, and fifth asset tests described above with respect to our investment in such a disqualified REIT. We will also be subject to those asset tests with respect to our investments in any non-REIT C corporations for which we do not make a taxable REIT subsidiary election.

We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. Independent appraisals may not have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. For example, if we failed to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, we could nevertheless avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described above.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT which fails one or more of the asset requirements for a particular tax quarter to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (21% for taxable years beginning after December 31, 2017) and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

ANNUAL DISTRIBUTION REQUIREMENTS APPLICABLE TO REITS

To qualify for taxation as a REIT, we generally must distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

•	the sum of (i) 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain and (ii) 90% of our net income after tax, if any, from foreclosure property; minus

•	the excess of the sum of specified items of non-cash income (including original issue discount on our mortgage loans) over 5% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain.

131

Distributions generally must be made during the taxable year to which they relate. Distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend on December 31 of the year in which the dividend was declared. Second, distributions may be made in the following year if the dividends are declared before we timely file our tax return for the year and if made before the first regular dividend payment made after such declaration. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement. To the extent that we do not distribute all of our net capital gain or we distribute at least 90%, but less than 100% of our REIT taxable income, as adjusted, we will be subject to tax on the undistributed amount at regular corporate tax rates.

To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to our stockholders of any distributions that are actually made.

If we fail to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed taxable income from prior years, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior years) and (y) the amounts of income retained on which we have paid corporate income tax.

Although several types of non-cash income are excluded in determining the annual distribution requirement, we will incur corporate income tax and the 4% nondeductible excise tax with respect to those non-cash income items if we do not distribute those items on a current basis. As a result of the foregoing, we may not have sufficient cash to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional stock.

The Tax Cuts and Jobs Act contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income in taxable years beginning after December 31, 2017. Under the Tax Cuts and Jobs Act, we will have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. We have not yet identified any material import of this provision. Additionally, for taxable years beginning after December 31, 2017, the Tax Cuts and Jobs Act limits interest deductions for businesses, whether in corporate or pass-through form, to the sum of the taxpayer’s business interest income for the tax year and 30% of the taxpayer’s adjusted taxable income for the tax year. This limitation could apply to our operating company, underlying partnerships and our TRS. This limitation does not apply to an “electing real property trade or business.” Based on its level of gross receipts, our operating company, Iroquois Valley Farms LLC is considered a small business and not subject to the interest expense limitations, and thus has not made the election. In turn, neither Iroquois Valley REIT nor our TRS have made the election. Should the level of gross receipts for these entities increase in the future, so that the entities are subject to the interest expense limitation, we will evaluate making the real property trade or business election.

One consequence of electing to be an “electing real property trade or business” is that the new expensing rules will not apply to property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system, with a 40-year useful life for nonresidential real property and a 20-year useful life for qualified improvement property. Finally, there are new limitations on the use of net operating losses arising in taxable years beginning after December 31, 2017. The CARES Act also contains provisions that may change the way we calculate our REIT taxable income and that our subsidiaries calculate their taxable income. In consultation with our tax advisors, we are actively reviewing the impact of relief, amendments, and measures enacted in the CARES Act.

132

We may elect to retain rather than distribute all or a portion of our net capital gains and pay the tax on the gains. In that case, we may elect to have our stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income. For purposes of the 4% excise tax described above, any retained amounts for which we elect this treatment would be treated as having been distributed.

We intend to make timely distributions sufficient to satisfy the distribution requirements. However, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of items of income and deduction of expenses by us for U.S. federal income tax purposes or due to allocations of net income from partnerships, including the International Affiliated Funds, in excess of distributions received therefrom. In addition, we may prefer to retain our cash, rather than distribute it, in order to repay debt, acquire assets or for other reasons. In the event that such timing differences occur, and in other circumstances, it may be necessary in order to satisfy the distribution requirements to arrange for short-term, or possibly long-term, borrowings, or to pay the dividends in the form of other property (including, for example, shares of our own stock). Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of our earnings and profits).

If our taxable income for a particular year is subsequently determined to have been understated, under some circumstances we may be able to rectify a failure to meet the distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

LIKE-KIND EXCHANGES

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

PENALTY TAX

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income is income earned by a taxable REIT subsidiary that is attributable to services provided to us, or on our behalf to any of our tenants, that is less than the amounts that would have been charged based upon arms’ length negotiations.

133

RECORDKEEPING REQUIREMENTS

We are required to comply with applicable recordkeeping requirements. Failure to comply could result in monetary fines. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common stock.

FAILURE TO QUALIFY

If we fail to satisfy one or more requirements of REIT qualification, other than the gross income tests or asset requirements, then we may still retain REIT qualification if the failure is due to reasonable cause and not willful neglect, and we pay a penalty of $50,000 for each failure.

If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. This would significantly reduce both our cash available for distribution to our stockholders and our earnings. If we fail to qualify as a REIT, we will not be required to make any distributions to stockholders and any distributions that are made will not be deductible by us. Moreover, all distributions to stockholders would be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains of ours. Furthermore, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends-received deduction with respect to those distributions, and individual, trust and estate distributees may be eligible for reduced U.S. federal income tax rates on such dividends. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

TAX ASPECTS OF OUR OPERATING COMPANY AND ANY SUBSIDIARY PARTNERSHIPS

General. Substantially all of our assets will be held through our operating company which is treated as a regarded partnership at this time with two owners (Iroquois Valley REIT and our TRS). In addition, our operating company may hold certain investments indirectly through subsidiary partnerships and limited liability companies which are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. A partner in such entities that is a REIT will include in its income its share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of its REIT taxable income, and the REIT distribution requirements. Pursuant to these rules, for purposes of the asset tests, we will include our pro rata share of assets held by our operating company, including our share of its subsidiary partnerships and limited liability companies, based on its capital interest in each such entity.

134

Entity Classification. Our interests in our operating company and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury regulations. If our operating company or a subsidiary partnership or limited liability company were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our operating company, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our operating company or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.

Under new rules for U.S. federal income tax audits of partnerships with respect to tax returns for taxable years beginning after December 31, 2017, such audits will continue to be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of our operating company or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. Many issues and the overall effect of this new legislation on us are uncertain.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating company’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

135

Appreciated property may be contributed to our operating company in exchange for operating company membership interests in connection with future acquisitions. In such case, allocations must be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury regulations as chosen by the manager under the operating agreement. Any property acquired by our operating company in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.

TAXATION OF U.S. HOLDERS OF OUR COMMON STOCK

U.S. Holder. As used in the remainder of this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common stock, you should consult your advisors. A “non-U.S. holder” is a beneficial owner of our common stock that is neither a U.S. holder nor a partnership (or an entity treated as a partnership for U.S. federal income tax purposes).

Distributions Generally. As long as we qualify as a REIT, distributions made by us to our taxable U.S. holders out of our current or accumulated earnings and profits that are not designated as capital gain dividends or “qualified dividend income” will be taken into account by them as ordinary income taxable at ordinary income tax rates and will not qualify for the reduced capital gains rates that currently generally apply to qualified dividends distributed by non-REIT C corporations to certain non-corporate U.S. holders. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders will be entitled to deduct 20% of ordinary REIT dividends they receive. In combination with the 37% maximum rate applicable to non-corporate U.S. holders in such years, ordinary REIT dividends are subject to a maximum tax rate of 29.6%, as compared with the 39.6% rate applicable in taxable years beginning before January 1, 2018. In determining the extent to which a distribution constitutes a dividend for tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Corporate stockholders will not be eligible for the dividends-received deduction with respect to these distributions.

136

Distributions in excess of both current and accumulated earnings and profits will not be taxable to a U.S. holder to the extent that the distributions do not exceed the adjusted basis of the holder’s stock. Rather, such distributions will reduce the adjusted basis of the stock. To the extent that distributions exceed the adjusted basis of a U.S. holder’s stock, the U.S. holder generally must include such excess in income as long-term capital gain if the shares have been held for more than one year, or as short-term capital gain if the shares have been held for one year or less.

Distributions will generally be taxable, if at all, in the year of the distribution. However, if we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and U.S. holders will be treated as having received the dividend, on December 31 of the year in which the dividend was declared.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we pay up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividend, as the case may be, regardless of our earnings and profits. As a result, U.S. holders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends.

Capital Gain Dividends. We may elect to designate distributions of our net capital gain as “capital gain dividends” to the extent that such distributions do not exceed our actual net capital gain for the taxable year. Capital gain dividends are taxed to U.S. holders of our stock as gain from the sale or exchange of a capital asset held for more than one year. This tax treatment applies regardless of the period during which the stockholders have held their stock. If we designate any portion of a dividend as a capital gain dividend, the amount that will be taxable to the stockholder as capital gain will be indicated to U.S. holders on IRS Form 1099-DIV. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations.

Instead of paying capital gain dividends, we may elect to require stockholders to include our undistributed net capital gains in their income. If we make such an election, U.S. holders (i) will include in their income as long-term capital gains their proportionate share of such undistributed capital gains and (ii) will be deemed to have paid their proportionate share of the tax paid by us on such undistributed capital gains and thereby receive a credit or refund to the extent that the tax paid by us exceeds the U.S. holder’s tax liability on the undistributed capital gain. A U.S. holder of our stock will increase its basis in its stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. holder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

We must classify portions of our designated capital gain dividend into the following categories:

•	a 20% gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a federal rate of up to 20%; or

•	an unrecaptured Section 1250 gain distribution, which would be taxable to non-corporate U.S. holders of our stock at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. The IRS currently requires that distributions made to different classes of stock be comprised proportionately of dividends of a particular type.

137

Passive Activity Loss, Excess Business Loss and Investment Interest Limitation. Dividends that we distribute and gains arising from the disposition of our common stock by a U.S. holder will not be treated as passive activity income, and therefore, U.S. holders will not be able to apply any “passive activity losses” against such income. Similarly, for taxable years beginning after December 31, 2017, non-corporate U.S. holders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Dividends paid by us, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation on the deduction of the investment interest.

Qualified Dividend Income. Distributions that are treated as dividends may be taxed at capital gains rates, rather than ordinary income rates, if they are distributed to an individual, trust or estate, are properly designated by us as qualified dividend income and certain other requirements are satisfied. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of the qualified dividend income received by us during the year of the distribution from other C corporations such as taxable REIT subsidiaries, our “undistributed” REIT taxable income from the immediately preceding year, and any income attributable to the sale of a built-in gain asset from the immediately preceding year (reduced by any U.S. federal income taxes that we paid with respect to such REIT taxable income and built-in gain).

Dividends that we receive will be treated as qualified dividend income to us if certain criteria are met. The dividends must be received from a domestic corporation (other than a REIT or a regulated investment company) or a qualifying foreign corporation. A foreign corporation generally will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States which the Secretary of Treasury determines is satisfactory, or the stock on which the dividend is paid is readily tradable on an established securities market in the United States. However, if a foreign corporation is a foreign personal holding company, a foreign investment company or a passive foreign investment company, then it will not be treated as a qualifying foreign corporation, and the dividends we receive from such an entity would not constitute qualified dividend income.

Furthermore, certain exceptions and special rules apply to determine whether dividends may be treated as qualified dividend income to us. These rules include certain holding requirements that we would have to satisfy with respect to the stock on which the dividend is paid, and special rules with regard to dividends received from regulated investment companies and other REITs.

In addition, even if we designate certain dividends as qualified dividend income to our stockholders, the stockholder will have to meet certain other requirements for the dividend to qualify for taxation at capital gains rates. For example, the stockholder will only be eligible to treat the dividend as qualifying dividend income if the stockholder is taxed at individual rates and meets certain holding requirements. In general, in order to treat a particular dividend as qualified dividend income, a stockholder will be required to hold our stock for more than 60 days during the 121-day period beginning on the date which is 60 days before the date on which the stock becomes ex-dividend.

Other Tax Considerations. To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce, subject to certain limitations, our REIT taxable income and, accordingly, the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits.

138

Sales of Our Common Stock. Upon any taxable sale or other disposition of our common stock (except pursuant to a repurchase by us, as described below), a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between:

•	the amount of cash and the fair market value of any property received on such disposition; and

•	the U.S. holder’s adjusted basis in such common stock for tax purposes.

Gain or loss will be capital gain or loss if the common stock has been held by the U.S. holder as a capital asset. The applicable tax rate will depend on the holder’s holding period in the asset (generally, if an asset has been held for more than one year, it will produce long-term capital gain) and the holder’s tax bracket.

In general, any loss upon a sale or exchange of our common stock by a U.S. holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, but only to the extent of distributions from us received by such U.S. holder that are required to be treated by such U.S. holder as long-term capital gains.

Repurchases of Our Common Stock. Any repurchase of our common stock (for example, through participation in our Stock Redemption Program) will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as any other taxable sale or other disposition of our common stock discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will generally be treated as a sale or exchange if it (i) results in a complete termination of the holder’s interest in our common stock, (ii) results in a substantially disproportionate redemption with respect to the holder, or (iii) is not essentially equivalent to a dividend with respect to the holder. In determining whether any of these tests has been met, common stock actually owned, as well as common stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, generally must be taken into account. The sale of common stock pursuant to a repurchase generally will result in a “substantially disproportionate” redemption with respect to a holder if the percentage of our then outstanding voting stock owned by the holder immediately after the sale is less than 80% of the percentage of our voting stock owned by the holder determined immediately before the sale. The sale of common stock pursuant to a repurchase generally will be treated as not “essentially equivalent to a dividend” with respect to a holder if the reduction in the holder’s proportionate interest in our stock as a result of our repurchase constitutes a “meaningful reduction” of such holder’s interest.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend equivalent repurchase that is treated as a taxable distribution and taxed in the same manner as regular distributions, as described above under “—Distributions Generally.” In addition, although guidance is sparse, the IRS could take the position that a holder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive distribution of our common stock taxable as a dividend in the amount of their increased percentage ownership of our common stock as a result of the repurchase, even though the holder did not actually receive cash or other property as a result of the repurchase.

Medicare Tax. Certain U.S. holders, including individuals and estates and trusts, are subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which includes net gain from a sale or exchange of common stock and dividends. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

139

TAXATION OF NON-U.S. HOLDERS OF OUR COMMON STOCK

The rules governing the U.S. federal income taxation of non-U.S. holders are complex. This section is only a summary of such rules. We urge non-U.S. holders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of the common stock, including any reporting requirements.

Distributions. Distributions by us to a non-U.S. holder that are neither attributable to gain from sales or exchanges by us of “U.S. real property interests” nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions generally will be subject to U.S. federal withholding tax on a gross basis at a rate of 30%, or a lower rate as may be specified under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs or only apply to dividends from REITs in certain circumstances. Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) will be subject to U.S. federal income tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. holders are taxed, and are generally not subject to withholding. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-U.S. holder that is engaged in a trade or business within the United States may also be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for our ordinary dividends will be required (i) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (ii) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. holder in its common stock will reduce the non-U.S. holder’s adjusted basis in its common stock and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-U.S. holder in its common stock will be treated as gain from the sale of its stock, the tax treatment of which is described below under “—Sales of Our Common Stock.” Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution as if it were a dividend.

We would be required to withhold at least 15% of any distribution to a non-U.S. holder in excess of our current and accumulated earnings and profits if our common stock constitutes a U.S. real property interest with respect to such non-U.S. holder, as described below under “—Sales of Our Common Stock.” This withholding would apply even if the non-U.S. holder is not liable for tax on the receipt of that distribution. However, a non-U.S. holder may seek a refund of these amounts from the IRS if the non-U.S. holder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

140

Distributions to a non-U.S. holder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

•	The investment in the common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will generally be subject to the same treatment as U.S. holders with respect to any gain, except that a holder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the distribution and has a “tax home” in the United States, in which case the individual will be subject to a 30% tax on the individual’s capital gains.

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing gain that is income effectively connected with the conduct of a U.S. trade or business. Non-U.S. holders will be taxed on this gain at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. In the case of a non-U.S. holder that is a corporation, this gain may also be subject to a 30% (or lower applicable treaty rate) branch profits tax. A distribution is not attributable to a U.S. real property interest if we held an interest in the underlying asset solely as a creditor.

We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend, whether or not attributable to sales of U.S. real property interests. Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld, which for individual non-U.S. holders may exceed the actual tax liability, is creditable against the non-U.S. holder’s U.S. federal income tax liability.

However, the 21% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is “regularly traded” on an established securities market located in the United States if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead, any capital gain dividend will be treated as a distribution subject to the rules discussed above with respect to ordinary dividends. Also, the branch profits tax would not apply to such a distribution. However, it is not anticipated that our common stock will be “regularly traded” on an established securities market.

Although the law is not clear on the matter, it appears that amounts we designate as undistributed capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the IRS a refund to the extent that their proportionate share of this tax paid by us were to exceed their actual U.S. federal income tax liability. If we were to designate a portion of our net capital gain as undistributed capital gain, a non-U.S. holder is urged to consult its tax advisor regarding the taxation of such undistributed capital gain.

141

Sales of Our Common Stock. Subject to the discussion below under “—Repurchases of Our Common Stock,” gain recognized by a non-U.S. holder upon the sale or exchange of our stock generally would not be subject to U.S. taxation unless:

•	the investment in our common stock is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder), in which case the non-U.S. holder will be subject to the same treatment as domestic holders with respect to any gain;

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains for the taxable year; or

•	the non-U.S. holder is not a qualified shareholder or a qualified foreign pension fund (each as defined below) and our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

We anticipate that our common stock will constitute a U.S. real property interest within the meaning of FIRPTA unless we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. holders. The following rules simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended regulated investment companies, or RICs, the REIT or RIC will be treated as a U.S. person if the REIT or RIC is domestically controlled and will be treated as a non-U.S. person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a U.S. person or a non-U.S. person on a look-through basis.

No assurance can be given, however, that we are or will be a domestically controlled REIT.

Even if we were not a domestically controlled REIT, a sale of common stock by a non-U.S. holder would nevertheless not be subject to taxation under FIRPTA as a sale of a U.S. real property interest if:

•	our common stock were “regularly traded” on an established securities market within the meaning of applicable Treasury regulations; and

•	the non-U.S. holder did not actually, or constructively under specified attribution rules under the Code, own more than 10% of our common stock at any time during the specified testing period.

However, it is not anticipated that our common stock will be “regularly traded” on an established securities market. If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. holder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In such a case, under FIRPTA the purchaser of common stock may be required to withhold 15% of the purchase price and remit this amount to the IRS.

142

Qualified Stockholders. Subject to the exception discussed below, a qualified stockholder who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder)) may be subject to FIRPTA and FIRPTA withholding.

A qualified shareholder is a non-U.S. person that (i) either is eligible for the benefits of a comprehensive income tax treaty which includes an exchange of information program and whose principal class of interests is listed and regularly traded on one or more recognized stock exchanges (as defined in such comprehensive income tax treaty), or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units representing greater than 50% of the value of all the partnership units that is regularly traded on the NYSE or NASDAQ markets, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code), and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, is the direct owner of 5% or more of the class of interests or units (as applicable) described in (i), above.

Qualified Foreign Pension Funds. A qualified foreign pension fund (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock.

A qualified foreign pension fund is any trust, corporation, or other organization or arrangement (i) which is created or organized under the law of a country other than the United States, (ii) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) with respect to which, under the laws of the country in which it is established or operates, (a) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (b) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

We urge non-U.S. holders to consult their own tax advisors to determine their eligibility for exemption from FIRPTA withholding and their qualification as a qualified shareholder or a qualified foreign pension fund.

Repurchases of Our Common Stock. A repurchase of our common stock that is not treated as a sale or exchange will be taxed in the same manner as distributions under the rules described above. See “—Taxation of Non-U.S. Holders of Our Common Stock—Repurchases of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

143

A repurchase of our common stock generally will be subject to tax under FIRPTA to the extent the distribution in the repurchase is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the repurchase over the non-U.S. holder’s basis in the repurchased shares will be treated in the manner described above under “—Sales of Our Common Stock.” The IRS has released an official notice stating that repurchase payments may be attributable to gains from dispositions of U.S. real property interests (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of repurchase payments to non-U.S. holders other than qualified stockholders or qualified foreign pension funds. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. holder’s U.S. federal income tax liability, the non-U.S. holder may file a U.S. federal income tax return and claim a refund.

U.S. Federal Income Tax Returns. If a non-U.S. holder is subject to taxation under FIRPTA on proceeds from the sale of our common stock or on distributions we make, the non-U.S. holder will be required to file a U.S. federal income tax return. Prospective non-U.S. holders are urged to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on their ownership of our common stock, including any reporting requirements.

FOREIGN ACCOUNT TAX COMPLIANCE ACT

Withholding at a rate of 30% is required on dividends paid in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on payments of gross proceeds from the sale of, shares of our common stock to certain foreign financial institutions (including investments funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held may affect the determination of whether such withholding is required. Similarly, dividends paid in respect of, and after December 31, 2018, payments of gross proceeds from the sale of, our shares to an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

144

TAXATION OF TAX-EXEMPT HOLDERS OF OUR COMMON STOCK

Provided that a tax-exempt holder has not held its common stock as “debt-financed property” within the meaning of the Code and our shares of stock are not being used in an unrelated trade or business, dividend income from us generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt holder. Similarly, income from the sale of our common stock will not constitute UBTI unless the tax-exempt holder has held its common stock as debt-financed property within the meaning of the Code or has used the common stock in a trade or business.

Further, for a tax-exempt holder that is a social club, voluntary employee benefit association, supplemental unemployment benefit trust or qualified group legal services plan exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, or a single parent title-holding corporation exempt under Section 501(c)(2) the income of which is payable to any of the aforementioned tax-exempt organizations, income from an investment in our common stock will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Code. These tax-exempt holders should consult their own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI as to any trust which is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code, and holds more than 10%, by value, of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as “pension trusts.”

A REIT is a “pension-held REIT” if it meets the following two tests:

•	it would not have qualified as a REIT but for Section 856(h)(3) of the Code, which provides that stock owned by pension trusts will be treated, for purposes of determining whether the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

•	either (i) at least one pension trust holds more than 25% of the value of the interests in the REIT, or (ii) a group of pension trusts each individually holding more than 10% of the value of the REIT’s stock, collectively owns more than 50% of the value of the REIT’s stock.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is not a “pension-held REIT” (for example, if the REIT is able to satisfy the “not closely held requirement” without relying on the “look through” exception with respect to pension trusts). Because of our Certificate of Incorporation’s restrictions on the number of shares of our stock that a person may own, we do not anticipate that we will become a “pension-held REIT.”

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

U.S. Holders of Common Stock. In general, information-reporting requirements will apply to payments of dividends and proceeds of the sale of our common stock held by U.S. holders, unless such U.S. holder is an exempt recipient. A backup withholding tax may apply to such payments if such U.S. holder fails to provide a taxpayer identification number or certification of other exempt status or fails to report in full dividend or interest income. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their U.S. status to us. Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

145

Brokers that are required to report the gross proceeds from a sale of our common stock on IRS Form 1099-B will also be required to report the customer’s adjusted basis in the common stock sold and whether any gain or loss with respect to such stock is long-term or short-term. In some cases, there may be alternative methods of determining the basis in the common stock sold, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. U.S. holders should consult their own tax advisors regarding these reporting requirements and their election options.

Non-U.S. Holders of Our Common Stock. We must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a “United States person” as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a “United States person” as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Changes to the U.S. federal income tax laws and interpretations thereof could adversely affect an investment in our common stock.

STATE AND LOCAL TAXES

We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. Our state and local tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

TAX SHELTER REPORTING

If a stockholder recognizes a loss with respect to stock of $2 million or more for an individual stockholder or $10 million or more for a corporate stockholder, the stockholder must file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not exempted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

146

ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of our shares of common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, including individual retirement accounts (“IRAs”) and other plans that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

GENERAL FIDUCIARY MATTERS

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in any our shares of common stock , a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.

PROHIBITED TRANSACTION ISSUES

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Depending on the satisfaction of certain conditions which may include the identity of the ERISA Plan fiduciary making the decision to acquire or hold the shares on behalf of an ERISA Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code.

147

However, there can be no assurance that any of the foregoing exemptions or any other class, administrative or statutory exemption will be available with respect to any particular transaction involving the shares. It is also possible that one of these exemptions could apply to some aspect of the acquisition or holding of such shares, but not apply to some other aspect of such acquisition or holding. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of ERISA Plans considering acquiring and/or holding our shares in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

PLAN ASSETS ISSUES

An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as subject to ERISA. ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”) concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Under ERISA and the Plan Assets Regulation, generally when an ERISA Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA (the “25% Test”) or that the entity is an “operating company” as defined in the Plan Assets Regulation. For purposes of the 25% Test, the assets of an entity will not be treated as “plan assets” if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors,” excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).

We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.

PUBLICLY OFFERED SECURITIES

For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

148

OPERATING COMPANY

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.

If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC as of our initial valuation date, or during any subsequent annual valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).

In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan may not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.

REPRESENTATION

By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that:

1.	either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser made its own discretionary decision to invest in our common stock and the purchase and/or holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws;

149

2.	we have not provided investment advice of any kind at any time to the purchaser and subsequent transferee or any of their affiliates;

3.	the sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan; and

4.	Each ERISA Plan investor’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:

a.	is independent of Iroquois Valley Farmland REIT, PBC, and any of its affiliates;
b.	is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this offering circular;
c.	is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and
d.	is either: (A) a bank as defined in Section 202 of the Advisers Act or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.

Notwithstanding the foregoing, any ERISA Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (4) above. The preceding discussion is only a summary of certain ERISA implications of an investment in the securities and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances. Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.

150

PLAN OF DISTRIBUTION

IN GENERAL

We are offering up to $43,087,726 in shares of our common stock pursuant to this offering circular. The minimum subscription amount (i.e., purchase) is 17 shares of common stock in this offering. In other words, the minimum investment is $10,115 based on the current per share offering price. Above this minimum, additional shares may be purchased in any increment. In certain instances, we may revise the minimum purchase requirements in the future or elect to waive the minimum purchase requirement, such as for individuals who participate in different plans established by our board of directors. We do not currently offer a dividend reinvestment plan.

All investors must meet the suitability standards discussed in this offering circular. If you are eligible to purchase shares of our common stock, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, and the fees attributable to the common shares. Before making your investment decision, please consult with your investment adviser regarding your account type and the common shares you may be eligible to purchase, as well as your legal, tax, and other advisors about the risks and prospective consequences of investment.

The key contact for questions related to the offering and for subscription inquiries is:

Alex Mackay

Vice President Investor Relations

invest@iroquoisvalleyfarms.com

(847) 859-6645 ext. 1

MANNER OF SUBSCRIBING

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, www.iroquoisvalley.com, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. The execution and delivery of the subscription agreement by a prospective investor constitutes a binding offer to purchase our common stock pursuant to the terms hereof, and an agreement to hold such offer open until it is either accepted or rejected by us. (See “How to Subscribe”)

An investor will become a stockholder of Iroquois Valley REIT, including for tax purposes, and the shares of our common stock will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a stockholder. The number of shares of our common stock issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription. For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule.

151

We will not issue stock certificates. Instead, our outstanding shares of common stock will be recorded and maintained on the Company’s stockholder register.

We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

Subject to applicable restrictions of and compliance with state and federal law, we may accept subscriptions and begin using offering proceeds at any time after the qualification of this offering. We are already operating and seeking to make additional acquisitions; there is no minimum amount of total proceeds required for us to begin utilizing these funds.

Additionally, shares of our common stock may be offered by us in offshore transactions to non-U.S. persons (foreign purchasers) in accordance with SEC Regulation S. Insofar as non-U.S. persons acquire shares through this offering, we anticipate increased accounting fees and costs related thereto. Foreign purchasers may not be permitted to re-sell common stock purchased in this offering to U.S. person or for the account or benefit of a U.S. person for a period of six (6) months from the date of purchase from us, except to qualified institutional buyers, as defined in SEC Rule 144A, or accredited investors that are institutions, as defined in SEC Rule 501(a).

NO UNDERWRITERS/BEST EFFORTS OFFERING

This offering is being made directly by us, the issuing company, on a “best efforts” basis. Because this is a “best efforts” offering, we must only use our best efforts to sell the shares, which means, that no underwriter, broker-dealer or other person is obligated to purchase any shares. In addition, we reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Together, this best efforts strategy, and ability to terminate the offering at any time mean that although we intend to sell up to $43,087,726 in our common shares in this offering, we may only be able to sell an amount much less than that maximum. If we raise substantially less than the maximum offering amount, it may raise material risks to our success (and your investment). For example, we may not be able to acquire a diverse portfolio of investments and the value of your shares may vary more widely with the performance of specific assets.

USE OF BROKER-DEALERS AND/OR SIMILAR PLACEMENT AGENTS

No commission or other remuneration will be paid to any member of our board of directors or executive officers in connection with the sale of common stock pursuant to this offering. Historically, fee-only and fee-based financial advisors have provided a significant portion of our funds raised. We intend to continue to focus on these types of financial advisors.

We reserve the right in the future and without notice to engage either a placement agent or broker-dealer (or both) to assist in selling our common stock offered hereby and, in the event that we do engage such placement agent or broker-dealer (or both), the resulting professional fees will reduce our proceeds from this offering by the amount of the total of such fees and commissions.

152

STATE LAW EXEMPTION AND OFFERINGS TO “QUALIFIED PURCHASERS”

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “blue sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include:

(i)	“accredited investors” under Rule 501(a) of Regulation D, and
(ii)	all other investors so long as their investment in shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We intend to offer and sell shares of our common stock in this offering to qualified purchasers in every state of the United States. However, at this time no offer to sell securities or solicitation of an offer to buy our common stock hereunder is being made in Alabama, Arkansas, North Dakota, Oklahoma, or West Virginia.

TRANSFERABILITY OF SHARES OF OUR COMMON STOCK

Shares of our common stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our charter related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any shares of our common stock in violation of our charter will be deemed invalid, null and void, and of no force or effect. Any person to whom shares of our common stock are attempted to be transferred in violation of our charter will not be entitled to vote on matters coming before the stockholders, receive distributions from the Company or have any other rights in or with respect to our common stock. We will not have the ability to reject a transfer of shares of our common stock where all applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

ADVERTISING, SALES, AND OTHER PROMOTIONAL MATERIALS

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: brochures, articles, publications, public advertisements, audio-visual materials, “pay per click” advertisements on social media, and search engine internet websites, electronic correspondence transmitting the offering circular, fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, and seminars. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to our common stock, these materials will not give a complete understanding of this offering, the Company, or our common stock and are not to be considered part of this offering circular.

153

This offering is made only by means of this offering circular. Prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock.

OFFERING CIRCULAR SUPPLEMENTS AND POST-QUALIFICATION AMENDMENTS

In accordance with the Securities Act Industry Guide 5, we undertake to:

-	file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing limited partners or shareholders. Each sticker supplement should disclose all compensation and fees received by the Company and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on 1-U for all significant properties acquired during the distribution period.

-	file after the distribution period a current report on 1-U, containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

We are interpreting our requirement to file a supplement to apply only when there is a reasonable probability that we will invest in a significant property, as such term is interpreted by the SEC staff in Topic 6, which refers to the Division of Corporate Finance’s Financial Reporting Manual (a “Significant Property”). As a general matter, during the distribution period a Significant Property, for purposes of this first undertaking, exists when the property (i) represents 10% or more of the Company’s total assets, (ii) is one of a group of properties purchased from a single seller that in the aggregate represents 10% or more of the Company’s total assets, or (iii) is one of a group of related properties that in the aggregate represents 10% or more of the Company’s total assets. For purposes of prong (ii) of this test, the Company will treat a borrower on the loan as the seller, even if an affiliate of the Company originates or otherwise acquires the loan and resells it to the Company. In determining its total assets during the distribution period, the Company will calculate its total assets as of the acquisition date of a Significant Property and will include in its calculation the proceeds (net of commissions) in good faith expected to be raised in the offering over the next 12 months.

Further, the Company will satisfy the requirement to provide the post-qualification amendment to stockholders by posting the post-qualification amendment to the offering statement, which contains the offering circular, along with the offering circular on our website.

The second undertaking generally requires the Company, after the end of the distribution period, (1) to file with the SEC a current report on Form 1-U containing financial statements and other required information for certain acquisitions, and (2) to provide the information contained in the current report to stockholders at least once each quarter.

The Company is interpreting its requirement to file a current report on Form 1-U to apply only when it invests in a Significant Property after the distribution period. As a general matter, a Significant Property acquired after the distribution period, for purposes of this second undertaking, is one that represents 10% or more of the Company’s total assets.

154

HOW TO SUBSCRIBE

Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares. Our Stock Redemption Plan includes a minimum five-year holding period, is subject to various additional conditions and restrictions, and may be modified, suspended, or terminated by board of directors.

Investors seeking to purchase our common shares who satisfy the “qualified purchaser” standards should proceed as follows:

1.	Read this entire offering circular and any appendices and supplements accompanying this offering circular.

2.	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this offering circular as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

3.	Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to Iroquois Valley Farmland REIT, P.O. Box 5850, Evanston, IL 60204. Checks should be made payable, or wire transfers directed, to “Iroquois Valley Farmland REIT, PBC.” For prospective investors desiring to send payments electronically please reach out to invest@iroquoisvalleyfarms.com for payment account details.

The subscription process outlined above can be completed online by going to https://invest.iroquoisvalley.com/. Prospective investors using the online system to make an investment are required to create a username and login. Once logged into the system, prospective investors will be able to use the investment portal to subscribe to this offering.

By executing the subscription agreement and paying the total purchase price for our common shares subscribed for, each investor agrees to accept the terms of, and to be bound by, the subscription agreement, and attests that the investor meets the minimum standards of a “qualified purchaser”, and that such subscription for common shares does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal yearend (for nonnatural persons). Subscriptions will be binding upon investors but will be effective only upon our acceptance of a subscription. We reserve the right to reject any subscription in whole or in part for any reason.

For administrative purposes, we may elect to accept subscriptions only on a monthly or twice-monthly schedule. However, we generally intend to accept or reject a given subscription within 15 business days of receipt by us. We will not draw funds from any subscriber until the date your subscription is accepted. If we accept your subscription, we will email you a confirmation.

155

EXPERTS

The consolidated financial statements of Iroquois Valley Farmland REIT, PBC as of December 31, 2018, and 2019 for the years then ended and the related financial statement schedules included in this offering circular, have been audited by Plante Moran, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements and financial statement schedules are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

156

LEGAL MATTERS

As of the date of this offering circular, we are not a party to any legal proceedings nor, to our knowledge, is there is any material current, pending, or threatened litigation or administrative action against the Company of which we are aware, outside of the ordinary course of Company business.

None of the Company’s officers, directors, or other key personnel have any past, pending, or threatened litigation or administrative action which has had or may have a material effect upon the Company’s business, financial condition, or operations.

We are and will in the future be party from time to time to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. There can be no assurance that these matters, individually or in aggregate, will not have a material adverse effect on our financial condition or results of operations in any future period.

Certain legal matters regarding the shares of common stock offered hereby and with respect to Delaware law have been passed upon for us by Gundzik Gundzik Heeger LLP.

157

HOW TO OBTAIN ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering, as amended from time to time. This offering circular, which is part of the offering statement, does not contain all the information set forth in this offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Upon the qualification of this offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we do and will file annual reports, semiannual reports and other information with the SEC.

You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

Iroquois Valley Farmland REIT, PBC

P.O. Box 5850

Evanston, IL 60204

Offering Contact Information

Alex Mackay

Vice President Investor Relations

amackay@iroquoisvalleyfarms.com

(847) 859-6645 ext. 701

Within 120 days after the end of each fiscal year we provide to our shareholders of record an annual report. The annual report contains audited financial statements and certain other financial and narrative information that we are required to provide to shareholders.

We also maintain a website at www.iroquoisvalley.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

158

DEALER OFFERING CIRCULAR DELIVERY OBLIGATION

All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver an offering circular. This is in addition to the dealers’ obligation to deliver an offering circular when acting as underwriters and with respect to their unsold allotments or subscriptions.

159

Iroquois Valley Farmland REIT, PBC

Consolidated Financial Statements

December 31, 2019 and 2018

F-1

Independent Auditor's Report

To the Board of Directors

Iroquois Valley Farmland REIT, PBC

We have audited the accompanying consolidated financial statements of Iroquois Valley Farmland REIT, PBC and its subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2019 and 2018 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Iroquois Valley Farmland REIT, PBC and its subsidiaries as of December 31, 2019 and 2018 and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 28, 2020

F-2

CONSOLIDATED FINANCIAL STATEMENTS

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018

	2019	2018
ASSETS
Investments in real estate, at cost:
Land	$37,842,971	$33,786,606
Land improvements, machinery and equipment	1,791,570	1,543,769
Buildings and building improvements	1,191,465	1,184,591

Total investment in real estate	40,826,006	36,514,966
Less accumulated depreciation	856,184	678,604
Net investment in real estate	39,969,822	35,836,362

Cash and cash equivalents	1,629,184	878,342
Accrued income	80,578	166,643
Accounts receivable, less allowance for doubtful accounts of $160,353 and $89,029 in 2019 and 2018, respectively	419,663	364,159
Prepaids and other assets	189,752	114,390
Mortgage interest receivable, less allowance for doubtful accounts of $79,254 and $16,386 in 2019 and 2018, respectively	79,134	72,206
Mortgage notes receivable, net of deferred origination fees and loan loss reserves of $139,348 and $161,498 in 2019 and 2018, respectively	12,784,741	12,275,582

Total other assets	15,183,052	13,871,322

Total assets	$55,152,874	$49,707,684

LIABILITIES AND EQUITY
Accounts payable and accrued expenses	$403,415	$333,450
Lines of credit	–	250,000
Mortgages payable	1,339,830	7,165,703
Notes payable, subordinated	15,740,000	10,865,000

Total liabilities	17,483,245	18,614,153

EQUITY
Controlling interests	37,307,842	31,093,531
Noncontrolling interests	361,787	–

	37,669,629	31,093,531

Total liabilities and equity	$55,152,874	$49,707,684

The accompanying notes are an integral part of these consolidated statements.

F-3

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF OPERATIONS
Years ended December 31, 2019 and 2018

	2019	2018
Revenue
Rental income, net	$1,260,850	$1,335,411
Mortgage interest income	695,651	563,978
Other	33,832	8,286

Total revenue	1,990,333	1,907,675

Operating expenses
General and administrative, net *	803,244	576,426
Change in provision for bad debts and loan losses	38,867	195,311
Professional fees *	332,873	358,992
Real estate taxes	151,429	153,291
Insurance	27,324	14,849
Option-based compensation expense	–	8,922
Impairment of investment in real estate	143,000	–
Depreciation and amortization	189,837	172,592

Total operating expenses	1,686,574	1,480,383

Operating income	303,759	427,292

Interest expense	449,183	491,718
Net loss before net gain on sales of real estate	(145,424)	(64,426)
Net gain on sales of real estate	21,023	158,304

NET INCOME (LOSS)	(124,401)	93,878

Net income (loss) attributable to noncontrolling interests	11,787	–

Net income (loss) attributable to controlling interests	$(136,188)	$93,878

* Net of approximately $288,000 and $176,000 of grant reimbursements in 2019 and 2018, respectively.

The accompanying notes are an integral part of these consolidated statements.

F-4

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
Years ended December 31, 2019 and 2018

	Common Stock (1)
	Shares Issued and Outstanding	Amount	Additional Paid-in Capital	Retained Earnings	Total Controlling Interest	Noncontrolling Interests	Total Equity
Stockholders' equity, January 1, 2018	49,402.803	$494	$4,521,501	$21,502,612	$26,024,607	$–	$26,024,607
Net income	–	–	–	93,878	93,878	–	93,878
Contributions from stockholders	9,706.120	97	6,056,474	–	6,056,571	–	6,056,571
Redemptions paid to stockholders	(814.288)	(8)	(559,612)	–	(559,620)	–	(559,620)
Dividends to stockholders	–	–	–	(320,811)	(320,811)	–	(320,811)
Issuance of options as compensation	–	–	–	8,922	8,922	–	8,922
Syndication costs	–	–	–	(210,016)	(210,016)	–	(210,016)
Stockholders' equity, December 31, 2018	58,294.635	$583	$10,018,363	$21,074,585	$31,093,531	$–	$31,093,531
Net income (loss)	–	–	–	(136,188)	(136,188)	11,787	(124,401)
Contributions from stockholders	13,464.181	135	8,311,724	–	8,311,859	–	8,311,859
Redemptions paid to stockholders	(3,087.597)	(31)	(1,891,117)	–	(1,891,148)	–	(1,891,148)
Contributions from noncontrolling interests	–	–	–	–	–	350,000	350,000
Syndication costs	–	–	–	(70,212)	(70,212)	–	(70,212)
Stockholders' equity, December 31, 2019	68,671.219	$687	$16,438,970	$20,868,185	$37,307,842	$361,787	$37,669,629

(1) 200,000 shares authorized, $0.01 par value; 68,671.219 shares issued and outstanding at December 31, 2019.

The accompanying notes are an integral part of these consolidated statements.

F-5

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years ended December 31, 2019 and 2018

	2019	2018
Cash flows from operating activities
Net income (loss)	$(124,401)	$93,878
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Provision for bad debts and loan losses	110,191	195,311
Depreciation and amortization	189,837	172,592
Net gain on sales of real estate	(21,023)	(158,304)
Deferred mortgage origination fees amortization	(15,871)	(12,790)
Option-based compensation expense	–	8,922
Impairment of investment in real estate	143,000	–
(Increase) decrease in assets
Accrued income	86,065	12,255
Accounts receivable	(126,827)	(92,072)
Prepaids and other assets	(117,618)	(54,871)
Interest accrued on mortgage notes receivable	(68,874)	(34,786)
Increase in liabilities
Accounts payable and accrued expenses	69,965	25,794

Net cash provided by operating activities	124,444	155,929

Cash flows from investing activities
Proceeds from sales of investments in real estate	56,150	894,910
Purchases of investments in real estate, at cost	(4,489,168)	(2,769,334)
Issuance of mortgage notes receivable	(2,225,500)	(4,727,285)
Principal payments received on mortgage notes receivable	1,738,460	21,886
Mortgage origination fees received	16,830	32,119

Net cash used in investing activities	(4,903,228)	(6,547,704)

(Continued)

The accompanying notes are an integral part of these consolidated statements.

F-6

Iroquois Valley Farmland REIT, PBC

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Years ended December 31, 2019 and 2018

	2019	2018
Cash flows from financing activities
Net borrowings (repayments) on lines of credit	$(250,000)	$250,000
Proceeds from mortgages payable	–	2,000,000
Repayments on mortgages payable	(5,825,873)	(1,403,565)
Proceeds from notes payable, subordinated	5,010,000	1,480,000
Repayments of notes payable, subordinated	(135,000)	(520,000)
Payment of syndication costs	(70,212)	(210,016)
Contributions from stockholders	8,311,859	6,056,571
Contributions from noncontrolling interests	350,000	–
Redemptions paid to stockholders	(1,891,148)	(559,620)
Dividends paid to stockholders	–	(320,811)
Payments received on notes receivable from stockholders	30,000	39,185

Net cash provided by financing activities	5,529,626	6,811,744

NET INCREASE IN CASH AND CASH EQUIVALENTS	750,842	419,969

Cash and cash equivalents, beginning of period	878,342	458,373

Cash and cash equivalents, end of period	$1,629,184	$878,342

Supplemental disclosure of cash flow information	$453,525	$465,543
Cash paid for interest expense

The accompanying notes are an integral part of these consolidated statements.

F-7

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE A - NATURE OF OPERATIONS

Iroquois Valley Farms LLC (the Operating Company), was formed in 2007 for the purpose of providing secure land access to organic farming families. Effective December 31, 2016, the Company was reorganized by its members contributing 99% of their membership interests to Iroquois Valley Farmland REIT, PBC (the Parent Company) and 1% of their membership interest in the Company to Iroquois Valley Farmland TRS, Inc. (the TRS Subsidiary), a wholly owned subsidiary of Iroquois Valley Farmland REIT, PBC.

The Company positively impacts local, sustainable and organic agriculture through leasing farmland and mortgage funding with a focus on the next generation of organic farmers. The farmland purchased or financed by the Company is operated primarily by mid-size farm families that run their own sustainable farm business. Investments made by the Company are funded with new debt and / or equity. The Company operates as a self-administered and self-managed real estate investment trust (REIT), under the Internal Revenue Code.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

1.	Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Iroquois Valley Farmland REIT, PBC and its wholly-owned subsidiaries, the Operating Company and the TRS Subsidiary (collectively, the Company). Current accounting standards clarify the identification of a variable interest entity ("VIE") and determine under what circumstances a VIE should be consolidated with its primary beneficiary. The Company has determined that MT Hi-Line, LLC has met the criteria of a VIE under the accounting standard related to consolidation of VIEs and that consolidated is required. MT Hi-Line, LLC is dependent on the support of the Company and was established for the purpose of managing an investment in farmland. All significant intercompany accounts and transactions are eliminated in consolidation.

2.	Balance Sheet Presentation

The operations of the Company involve a variety of real estate transactions and it is not possible to precisely measure the operating cycle of the Company. The consolidated balance sheet of the Company has been prepared on an unclassified basis in accordance with real estate industry practices.

F-8

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate

Investments in real estate consists of the following properties, at net book value at December 31, 2019 and 2018:

Property Name	Location (County, State)	Date Acquired	Net Book Value at 12/31/2019	Net Book Value at 12/31/2018
Iroquois Valley East and West Farms	Iroquois, IL	2007 and 2008	$1,260,194	$1,201,427
Denker Farm	Livingston, IL	March 22, 2011	1,499,728	1,513,773
Pleasant Ridge Farm	Livingston, IL	May 18, 2011	497,207	504,312
Old Oak Farm	Huntington, IN	August 20, 2012	928,023	929,530
Red Oak Farm	Boone, IN	November 15, 2012	831,802	831,802
Rock Creek Farm	Will, IL	October 9, 2012	591,709	596,845
Hedge Creek Farm	Will, IL	December 28, 2012	636,418	636,725
Mary Ellen's Farm	Iroquois, IL	January 30, 2013	1,084,121	1,045,416
Mooday and	Boone and
Jackman Farms	Montgomery, IN	February 15, 2013	1,031,963	1,031,963
Shiawassee Farm	Shiawassee, MI	May 8, 2013	1,074,584	1,085,057
One Bottom Farm	Iroquois, IL	November 21, 2013	354,846	354,846
Sparta Woods Farm	Noble, IN	December 20, 2013	1,032,345	1,032,345
Two Roads Farm	Shelby, IL	March 11, 2014	2,313,692	2,341,067
Union Fair Farm	Knox, ME	April 2, 2014	410,257	582,023
Healing Ground Farm	Rockcastle, KY	June 17, 2014	127,001	127,001
Mystic River Farm	Monroe, WV	September 10, 2014	588,696	553,059
Brindle Farm	Allen, IN	September 19, 2014	522,475	523,437
Lakeville Farm	St. Joseph, IN	November 14, 2014	2,125,720	2,128,331
South Grove Farm	Dekalb, IL	February 12, 2015	728,558	730,533
Mackinaw Farm	Ford, IL	February 20, 2015	1,017,129	1,017,129
Saginaw Bay Farm	Tuscola, MI	April 14, 2015	1,747,035	1,759,689
Jubilee Farm	Elkhart, IN	October 28, 2015	543,634	480,775
Yoder Farm	Allen, IN	November 24, 2015	536,524	536,990
Tower Road Farm	Dekalb, IL	February 29, 2016	835,613	820,476
Bahasaba Farm	Hill, MT	April 12, 2016	225,201	225,201
Lake Wawasee Farm	Noble, IN	April 21, 2016	669,663	679,088
Tippecanoe Farm	Kosciusko, IN	August 8, 2016	812,781	812,781
Susquehanna Farm	Chenago, NY	October 12, 2016	534,796	552,862
Flat Rock	Seneca, OH	May 15, 2017	2,878,073	2,878,926
Creambrook	Augusta, VA	May 22, 2017	1,236,666	1,231,430
Cottonwood	Hill, MT	September 1, 2017	1,020,095	1,029,292

F-9

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

3.	Investments in Real Estate (Continued)

Property Name	Location (County, State)	Date Acquired	Net Book Value at 12/31/2019	Net Book Value at 12/31/2018
South Fork	Livingston, IL	October 16, 2017	$2,175,440	$2,175,914
Battle Creek	Dekalb, IL	November 10, 2017	1,379,380	1,379,380
White River	Daviess, IN	May 24, 2018	1,910,688	1,910,688
Hidden Pasture	Schoharie, NY	July 24, 2018	304,456	314,072
Ten Mile	Lucas, OH	November 29, 2018	282,177	282,177
MT Hi-Line	Shelby, MT	January 17, 2019	1,559,697	–
Rock Creek North	Will, IL	November 11, 2019	1,282,053	–
Money Creek	McClean, IL	December 9, 2019	1,379,382	–
			$39,969,822	$35,836,362

Investments in real estate are carried at cost, less accumulated depreciation. On a continuous basis, management assesses whether there are any indicators, including property performance and general market conditions, that the value of the investments in real estate may be impaired. To determine if indicators of impairment exist, management utilizes independent third-party analyses for those properties owned for more than one year. At a minimum of once every three years the independent analysis is completed by a certified appraiser or licensed real estate professional. The methods employed in the valuation generally consider one or more of the following methods: the sales comparison approach (which uses the market for comparable properties), income capitalization approach (which considers income - generating potential of the property and anticipated rate of return), and the cost approach.

If indicators of impairment are present, management will estimate based on projected discounted cash flows (including land appraised values) if an impairment of the carrying cost has occurred. If these cash flows are less than the net carrying value of the property an impairment loss will be recorded. During 2019, the Company evaluated the investments in real estate for indicators of impairment and noted indicators were present related to one property, Union Fair Farm. As a result, an impairment charge of $143,000 is recorded for the year ended December 31, 2019. During 2018, the Company evaluated the investments in real estate for indicators of impairment and noted none. There were no impairment charges recorded for the year ended December 31, 2018.

The Company's policy is to depreciate land improvements, machinery, equipment, buildings and building improvements over the estimated useful lives of the assets by use of the straight-line method, as indicated in the following table.

Land improvements, machinery and equipment	7 - 25 years
Buildings and building improvements	15 - 20 years

The cost of repairs and maintenance is charged to expense as incurred; significant improvements and betterments are capitalized. All investments in real estate are leased to tenants under operating leases.

F-10

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

4.	Cash Equivalents

The Company maintains cash balances with a lender which holds the mortgages on certain investments (see Note F). These cash equivalents are not restricted and can be withdrawn at any time without penalty.

5.	Accrued Income, Accounts Receivable and Mortgage Interest Receivable

Accrued income consists of estimates of tenant farmer obligations due to the Company in accordance with the variable farm revenue as stated in the lease agreement. Estimates of variable farm revenues are based on a calculation of farm revenues exceeding a certain price point per acre (as defined in the individual lease agreements) and the excess being partially due to the Company. Accounts receivable are uncollateralized tenant obligations due under normal trade terms. Mortgage interest receivable is mortgage interest income due to the Company. Management individually reviews all accrued income and receivables and, based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected.

The carrying amount of accrued income, accounts receivable and mortgage interest receivable are reduced by valuation allowances, if necessary, that reflect management's best estimate of recorded receivables which may be uncollectible based on specific information about tenant accounts, past loss experience, and general economic conditions. Bad debts are written off against the allowance for doubtful accounts when they are determined to be uncollectible.

6.	Syndication Costs

Syndication costs represent costs incurred in connection with the syndication of REIT stock, including in 2019 and 2018 expenses related to the non-accredited investor offering. These costs are reflected as a direct reduction of stockholders' equity. Syndication costs of $70,212 and $210,016 were incurred for the years ended December 31, 2019 and 2018, respectively.

F-11

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

7.	Revenue Recognition and Leases

Revenue Recognition

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09), which provides a five-step analysis of contracts to determine when and how revenue is recognized and replaces most existing revenue recognition guidance in U.S. generally accepted accounting principles. The core principle of the new guidance is that an entity should recognize revenue to reflect the transfer of goods and services to customers in an amount equal to the consideration the entity receives or expects to receive. Topic 606 is effective for annual reporting periods beginning on December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. The Company adopted Topic 606 as of January 1, 2019, and has elected the modified retrospective method of adoption. The Company's revenues consist of rental income, mortgage income, and related other income which are specifically excluded from the scope of Topic 606. The Company has determined that the new guidance does not have a significant effect on reported amounts and, as a result, no adjustment to equity as of January 1, 2019 is required. Adoption of the new guidance resulted in no material changes to the Company's accounting policies for revenue recognition.

Leases

The FASB issued ASU 2016-02, Leases, (Topic 842) (ASU 2016-02), in February 2016. Under ASU 2016-02, lessees will be required to recognize, at commencement date, a lease liability representing the lessee’s obligation to make payments arising from the lease and a right-of-use asset representing the lessee’s right to use or control the use of a specific asset for the lease term. The Company adopted Topic 842 as of January 1, 2019 under the modified retrospective method. In connection with the adoption the Company elected to use the following practical expedients: (1) Election to not apply guidance in Topic 842 to leases that qualify as short-term leases; (2) Election not to separate non-lease components and record at the same rate as rental income (straight-line), most significantly certain tenant reimbursements of real estate tax expenses, from the associated lease components, resulting in the Company presenting all revenues associated with leases as rental income on the accompanying statements of operations. For comparison purposes, the Company has reclassified lease reimbursements to rental income for the year ended December 31, 2018; (3) Election to not reassess the lease classification for any existing leases and the initial direct costs for existing leases. As the Company's lessor leases are substantially for land the Company expects to derive the residual value of the land at the end of the lease term which is expected to be substantially the same as the current book value.

Rental income is recognized when earned as provided under the lease agreements with tenants. All leases between the Company and its tenants are classified as operating leases. Lease reimbursements represent real estate taxes and property insurance, which are billed to tenants pursuant to the terms of the lease. Lease reimbursements are recognized as earned in the same period the expenses are incurred. Mortgage interest income is recognized when due as provided under the mortgage agreements in place. Deferred mortgage origination fees are amortized to interest income ratably over the life of the related mortgages.

F-12

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE B - SIGNIFICANT ACCOUNTING POLICIES (Continued)

8.	Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code and applicable Treasury regulations relating to REIT qualification. The Company must meet certain requirements to be eligible, including distribution requirements and other asset and income tests. Management intends to adhere to these requirements and maintain the REIT status. As a REIT, the Company will generally not be liable for U.S. federal corporate income taxes, thus no provision is included in the accompanying consolidated financial statements. The Company has also elected taxable REIT subsidiary status for the TRS Subsidiary which allows for activities that do not qualify as rents from real property.

9.	Option-Based Compensation

Compensation expense relating to option-based payments is recognized in operations using the Black Scholes fair value measurement method. Under this fair value method, the estimated fair value of awards is charged to operations on a straight-line basis over the requisite service period, which is generally the vesting period.

10.	Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain accounting estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ markedly from management's current judgments. The provision for credit losses is considered a significant estimate, see Note D for the Company's policies on risk rating of the mortgage and lease portfolio. The fair value of compensation expense related to membership options is considered a significant estimate due to the variability of estimates of expected life, risk-free interest rate, expected dividends, and volatility utilized in the calculation of fair value. While management's estimates of fair value of compensation expense are reasonable, the actual results could differ and have a significant impact on the financial statements.

11.	Significant Accounting Standard Applicable In Future Years Allowance for Loan and Lease Losses

The FASB issued ASU 2016-13, Financial Instruments - Credit Losses, (Topic 326) (ASU 2016-13), in June 2016. ASU 2016-13 will require entities to update their credit loss model to the current expected credit losses (CECL) model. This CECL model will require entities to estimate the credit losses expected over the life of an exposure (or pool of exposures). While the Company is a public business entity, the Company qualifies as a small reporting company and therefore, ASU 2016-13 is effective for the Company's December 31, 2023 financial statements and thereafter.

F-13

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE C - NOTES RECEIVABLE FROM STOCKHOLDERS - RELATED PARTY TRANSACTION

No advances were made to related parties during the years ended December 31, 2019 and 2018. There were total outstanding advances of $3,379 and $33,379 due from stockholders and related parties as of December 31, 2019 and 2018, respectively, which are included in the accompanying consolidated balance sheets in prepaids and other assets. The remaining note is due on demand and is uncollateralized.

NOTE D - MORTGAGE NOTES RECEIVABLE

The Company has entered into a farmland financing policy to provide mortgage financing for organic and sustainable farmers to purchase farmland to achieve certified organic standards. The Company's financing policy requires extensive background and credit checks and that each farmland mortgage be collateralized by farmland appraised at a minimum value of 1.33 times the value of the loan. The financing policy also limits the outstanding loans on farmland to 35% of the Company's total farmland assets (defined as investments in real estate, at cost plus mortgage notes receivable).

Management closely monitors the quality of the mortgage notes receivable portfolio and has established a review process designed to help grade the quality and profitability of the Company’s mortgage notes receivable portfolio. The Company utilizes an internal risk rating system to evaluate credit risk. It assigns an internal risk rating based on an assessment of each borrower’s financial condition. These internal techniques are consistent with the methods used by major third-party agencies to assign ratings. The credit quality grade helps management make a comparable assessment of each mortgage note receivable’s credit risk.

Using this data, the Company evaluates liquidity, financial strength, management effectiveness, and operating efficiency and assigns one of four ratings: performing, watch, at-risk, and default. As of December 31, 2019, three mortgage notes totaling approximately $2,182,404 of outstanding receivables were classified as a default rating. Additionally, four mortgages have been put on watch and one is rated at-risk. As of December 31, 2019, the Company recorded a loan loss of approximately $75,500 to reserve against potential losses from the non-performing loans and recorded an interest reserve of approximately $79,250. All other mortgages as of December 31, 2019 are performing. As of December 31, 2018, two mortgage notes totaling approximately $461,000 of outstanding receivables were classified as a default rating. Additionally, three mortgages had been put on watch. As of December 31, 2018, the Company recorded a loan loss of approximately $98,600 to reserve against potential losses from the non-performing loans and recorded an interest reserve of approximately $16,390. All other mortgages as of December 31, 2018 were performing.

F-14

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE D - MORTGAGE NOTES RECEIVABLE (Continued)

During 2019, the Company issued seven loans with original mortgage balances of $1,723,000 and a line of credit of $502,500, received loan origination fees of $16,830, and received principal payments of $1,738,460. During 2018, the Company issued eleven loans with original mortgage balances of $4,727,285, received loan origination fees of $32,119, and received principal payments of $21,886. Mortgage notes receivable are reported at their outstanding principal balances net of any unamortized origination fees. As of December 31, 2019 and 2018, the Company had $12,845,741 and $12,275,582 of net mortgage notes receivable, respectively. Origination fees received are deferred and recognized as adjustments to mortgage interest income over the lives of the related mortgage notes. The outstanding mortgage notes receivable generally require monthly interest only payments for the first five-years with principal and interest payments thereafter. Select mortgage notes require principal and interest payments throughout the term of the notes. Interest rates range from 4.00% to 6.00%. The principal balance on the loans is due upon the maturity of each of the mortgage notes receivable which expire at various dates through 2048. Prepayments are allowed. At December 31, 2019 and 2018, mortgages receivable are collateralized by real estate and improvements thereon. Mortgage interest income earned, including amortized origination fees, during the year ended December 31, 2019 and 2018 totaled $684,900 and $563,978, respectively.

NOTE E - REVOLVING LINES OF CREDIT

The Company has a $1,000,000 line of credit with a lender which expires on January 15, 2022. There was no outstanding balance on the line as of December 31, 2019 and 2018. Interest is payable monthly at the bank's prime rate (4.75% and 5.25% at December 31, 2019 and 2018, respectively, as defined in the agreement) reduced by an applicable margin (0.50%). The line is collateralized by the Lakeville Farm. The Company is subject to certain restrictive covenants.

The Company had two $500,000 line of credit facilities with the lender who services certain mortgages payable (see Note F) which expired on May 1, 2019. There were no outstanding borrowings on the lines as of December 31, 2018. Interest was payable monthly at the 30 day London InterBank Offered Rate (LIBOR) (2.52% at December 31, 2018), plus 2.50%. The lines were collateralized by the Company's Shiawassee and Sparta Woods farms.

During 2019, the Company entered into a $2,500,000 line of credit with a lender that is interest only through May 1, 2024 and interest and principal through maturity on May 1, 2049. There was no outstanding balance on the line as of December 31, 2019. Interest is payable annually at the bank's adjusted one-month LIBOR (1.75% at December 31, 2019) based rate plus an applicable margin (2.50%). The line is collateralized by real estate in the IL counties of Iroquois and Shelby. The Company is subject to certain restrictive covenants.

F-15

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE E - REVOLVING LINES OF CREDIT (Continued)

The Company has a $250,000 line of credit with a lender who services certain mortgages payable (see Note F) which expires on November 10, 2020. There were no outstanding borrowings as of December 31, 2019. At December 31, 2018, there was a $250,000 outstanding balance on the line of credit. Interest is payable monthly at the WSJ published bank prime rate (4.75% and 5.50% at December 31, 2019 and 2018, respectively, as defined in the agreement) reduced by an applicable margin (0.40%). The line is collateralized by the Tower Road Farm. The Company is subject to certain restrictive covenants.

Aggregate interest expensed during the years ended December 31, 2019 and 2018 was approximately $16,600 and $34,700, respectively related to the lines of credit. Related accrued interest as of December 31, 2019 and 2018 totaled $0 and $9,531, respectively.

NOTE F - MORTGAGES PAYABLE

Mortgages payable at December 31, 2019 and 2018 consists of the following:

	2019	2018
Mortgage note payable, in semi-annual installments of $17,626, including interest at a fixed rate of 3.60% through January 2023, with final maturity in January 2042. The note was collateralized by the Denker farm and was paid in full during 2019.	$–	$521,735

Mortgage note payable, in semi-annual installments of $11,655, including interest at a fixed rate of 3.70% through September 2019, with final maturity in April 2043. The note was collateralized by the Old Oak farm and was paid in full during 2019.	–	373,394

Mortgage note payable, in semi-annual installments of $6,940, including interest at a fixed rate of 3.70% through October 2019, with a final maturity in April 2043. The note was collateralized by the Rock Creek farm and was paid in full during 2019.	–	222,348

Mortgage note payable, in semi-annual installments of $8,653, including interest at a fixed rate of 3.70% through December 2019, with a final maturity in June 2043. The note was collateralized by the Hedge Creek farm, and was paid in full during 2019.	–	277,213

Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through January 2023, with a final maturity in June 2043. The note was collateralized by the Red Oak farm, and was paid in full during 2019.	–	313,205

F-16

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

	2019	2018
Mortgage note payable, in semi-annual installments of $10,191, including interest at a fixed rate of 3.60% through February 2023, with a final maturity in June 2043. The note was collateralized by the Mooday and Jackman farms, and was paid in full during 2019.	$–	$313,205

Mortgage note payable, in semi-annual installments of $7,102, including interest at a fixed rate of 3.40% through October 2018, with a final maturity in May 2044. The note was collateralized by Mary Ellen's farm, and was paid in full during 2019.	–	238,284

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% through November 1, 2017, with a final maturity in November 2047. The note was collateralized by the Creambrook farm, and was paid in full during 2019.	–	598,144

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.45% through November 1, 2017, with a final maturity in November 2047. After November 1, 2017, the mortgage requires principal and interest payments in semiannual payments through maturity. The note is collateralized by the Flat Rock farm.	1,339,830	1,367,887

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.70% through April 1, 2018, with a final maturity in April 2048. The note was collateralized by the South Fork farm, and was paid in full during 2019.	–	1,023,708

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 3.55% through May 10, 2021, and then 13 semi-annual principal payments of $15,455, with interest charged at the one-month LIBOR rate (2.52% at December 31, 2018), plus 2.50%, with a final balloon payment due upon maturity on November 10, 2027. The note was collateralized by the Battle Creek farm, and was paid in full during 2019.	–	680,000

Mortgage note payable, in semi-annual interest only payments at a fixed rate of 4.60% (adjusted every three years beginning in 2021) through October 1, 2018, and then 59 semi-annual principal payments of $30,895, with all remaining principal and interest due on October 1, 2048. The note was collateralized by the White River farm, and was paid in full during 2019	–	1,000,000

Mortgage note payable, with interest charged at a fixed rate of 4.50% through May 1, 2019, with all principal and accrued interest that was due on May 1, 2019. The note was collateralized by the Two Roads farm	–	236,580

	$1,339,830	$7,167,721

F-17

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE F - MORTGAGES PAYABLE (Continued)

Certain mortgages payable agreements include interest rate adjustment periods after the fixed rate periods expire, as described above. Aggregate interest expensed during the years ended December 31, 2019 and 2018 was approximately $76,800 and $195,500, respectively, related to the mortgages payable. Accrued interest at December 31, 2019 and 2018 totaled $13,843 and $63,713, respectively, related to the mortgages payable.

Future debt maturities for the years ending December 31 are as follows:

2020	$28,674
2021	29,679
2022	30,719
2023	31,641
2024	32,590
Thereafter	1,186,527
$1,339,830

NOTE G - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS

The Company has borrowed through issuances of unsecured notes payable to finance the Company’s farmland investments. The debt consists of individual promissory notes issued across multiple series and three term notes.

The promissory notes and term notes, totaling $15,740,000 and $10,865,000 as of December 31, 2019 and 2018, respectively, have interest due semi-annually, ranging from 0.00% to 3.50% with principal due in full at maturity. The notes have various original maturity dates from 2020 through 2026. One series includes an automatic renewal for one year upon maturity date, unless the notes are terminated by either the Company or payee. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). During 2019 and 2018, principal of $135,000 and $520,000, respectively, was paid to noteholders. Aggregate interest expensed during the years ended December 31, 2019 and 2018 was approximately $345,000 and $261,500, respectively, related to the notes payable. Accrued interest at December 31, 2019 and 2018 totaled $187,716 and $132,658, respectively, related to the notes payable.

F-18

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE G - NOTES PAYABLE, SUBORDINATED-RELATED PARTY TRANSACTIONS (Continued)

Beginning February 7, 2017, the Company issued an offering of promissory notes titled “Soil Restoration Notes” at a maximum offering of $5,000,000. That offering was replaced with a similar offering of Soil Restoration Notes on June 15, 2018. The total Soil Restoration Notes advanced during 2019 and 2018 aggregated $5,010,000 and $1,480,000, respectively. The notes are issued as individual promissory notes and bear interest between 0.00% and 2.50% and have maturity dates ranging between 2020 and 2023, with interest due semiannually on January 15 and July 15th. The notes are uncollateralized and are subordinated to the mortgages payable and any advances on the revolving lines of credit (see Notes E and F). In accordance with the Soil Restoration Notes, the Company also funds an organic transition pool to support the tenants and farmers during the organic transition period by primarily providing rent and/or interest reimbursements. See Note L for a description of a grant received which has reduced the costs associated with issuing the notes.

Aggregate notes payable due to related parties, which consists entirely of stockholders, aggregated approximately 37%, or $5,862,500 and 46% or $4,981,000 of the total notes payable at December 31, 2019 and 2018, respectively. Interest expensed on the related parties notes totaled approximately $130,000 and $120,000 during the years ended December 31, 2019 and 2018, respectively.

Future original maturities of the aggregate notes payable as of December 31, 2019 are as follows:

2020	$3,390,000
2021	1,115,000
2022	935,000
2023	7,065,000
2024	916,667
Thereafter	2,318,333
$15,740,000

NOTE H - RENTAL INCOME

The Company leases its real estate to farm operators generally under five year initial terms. The leases automatically renew for two year terms following the initial term and any subsequent renewals. The leases are structured as variable cash, fixed cash or crop-share operating lease agreements. Variable cash lease agreements include minimum base rent plus a variable component, if applicable, based on total farm revenues. All leases require the farm tenant to maintain federal crop insurance on insurable crops for the duration of the lease. Rental income consists of fixed lease payments of $1,080,523 and $1,051,590, variable lease payments of $37,022 and $150,713, and lease reimbursements of $143,305 and $133,108 for the years ended December 31, 2019 and 2018, respectively. The Company manages risk associated with the residual value of its leased assets by leasing primarily land to lessees which management believes will maintain the residual value consistent with the current book value.

F-19

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE H - RENTAL INCOME (Continued)

Future minimum base rentals on noncancelable operating leases for the years ending December 31 are as follows:

2020	$1,314,289
2021	995,931
2022	505,332
2023	287,777
2024	243,401
Thereafter	664,420
$4,011,150

NOTE I - STOCK OPTION PLAN

The Company provides for the grant of incentive options to purchase stock to certain officers of the Company. The agreements allow the option holders to purchase stock of the Company at a stated price during a specified period of time (generally 10 - 15 years). Option awards are generally granted with an exercise price equal to the fair market value of the stock at the date of grant. Options generally vest over three years.

The Company has granted options to certain staff members and consultants. In 2019, 394 options were exercised ranging from $508 to $552 per share. In 2018, 550 options were exercised ranging from $508 to $552 per share and none were granted.

The fair value of each option is estimated on the date of grant based on the Black-Scholes option pricing model. An expected volatility factor was based on comparable farmland values and public companies and was used in computing the option-based compensation during 2019 and 2018. The annual rate of dividends is expressed as a dividend yield which is a constant percentage of the share price. The expected life of an option represents the period of time that an option is expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the 10-year U.S. Treasury note in effect at the time of grant (expected lives are 10 - 15 years).

Option-based compensation expense recognized in the statements of operations was $0 and $8,922, respectively, for the years ended December 31, 2019 and 2018.

F-20

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE I - STOCK OPTION PLAN (Continued)

The fair value of each option granted during previous years was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

Expected life	10 - 15 years
Risk-free interest rate	1.78% - 3.47%
Expected dividends	0.00%
Volatility	10% - 29%

Option activity for the year ended December 31, 2019 is as follows:

			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term
January 1, 2019	2,263	$543.80	11 years
Granted	–	–	N/A
Exercised	(394)
Cancelled/forfeited	–
December 31, 2019	1,869	$543.80	8 years
Exercisable at December 31, 2019	1,869		8 years

There were no options vested during the year ended December 31, 2019.

F-21

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE I - STOCK OPTION PLAN (Continued)

Option activity for the year ended December 31, 2018 is as follows:

			Weighted
		Weighted	Average
	Shares	Average	Remaining
	Subject to	Exercise	Contractual
	Option	Price	Term
January 1, 2019	2,813	$541.00	10 years
Granted	–	–	N/A
Exercised	(550)
Cancelled/forfeited	–
December 31, 2019	2,263	$543.80	11years
Exercisable at December 31, 2019	2,263		11 years

A total of 250 options vested during the year ended December 31, 2018.

NOTE J - CONCENTRATIONS OF RISK

The Company maintains its cash balances at financial institutions located in the United States. These cash balances are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company may, from time to time, have balances in excess of FDIC insured deposit limits. The Company also maintains cash balances with its lender (see Note B-4), which is not a federally insured institution.

The Company's investments in real estate, at cost, are significantly concentrated within holdings of agriculture within the United States (see Note B-3). The general health of that industry could have a significant impact on the fair value of investments held by the Company.

NOTE K - OPERATING LEASE OBLIGATIONS

The Company leases various office spaces under the terms of operating leases, which are month-to-month or expire at various dates through September 2020. Monthly payments under the leases aggregate $2,835. Total rent expense was approximately $32,335 and $33,400, respectively, for the years ended December 31, 2019 and 2018.

As of December 31, 2019, future minimum lease payments required under the operating lease are as follows:

2020	$14,175
$14,175

F-22

Iroquois Valley Farmland REIT PBC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

NOTE L - CONSERVATION INNOVATION GRANT - GAIN CONTINGENCY

In the fall of 2016, the Company was awarded a Conservation Innovation Grant from the National Resources Conservation Service, a division of the United States Department of Agriculture. The grant became effective on December 2, 2016 and expires on September 30, 2020 as defined in the agreement. Under the terms of the grant, the Company receives reimbursement for certain expenses associated with the Soil Restoration Notes offering that was issued in 2017 (see Note G) and other qualified expenses. The payments under the grant during the years ended December 31, 2019 and 2018 were approximately $288,000 and $176,000, respectively, and have been included as reductions of general and administrative expenses and professional fees in the accompanying statement of income. Given the contingent nature of the grant the Company has not recorded the full grant amount as an asset related to future reimbursement payments. The Company has recorded a receivable from the grant totaling $54,092 and $32,692 at December 31, 2019 and 2018, respectively, which is included in prepaids and other assets in the accompanying financial statements.

NOTE M - SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 28, 2020, the date that these financial statements were available to be issued. Management has determined that no events or transactions, other than as described below, have occurred subsequent to the balance sheet date that require disclosure in the financial statements.

The direct and indirect impacts of the current COVID-19 outbreak on the Company’s investments in real estate, borrowers, operations, and financing arrangements are currently unknown, as is the duration and severity of any impacts that the Company may experience. Management is currently unable to quantify the effects that this situation will have on its operations and financial position; however, they may be significant. The Company has not experienced significant payment delays for leases and loans.

During January 2020, the Company purchased 172 acres of farmland in Iroquois County for approximately $1,387,000. The Company entered into a commitment to purchase 278 acres of farmland in Kankakee County for approximately $1,876,500.

Between January 1, 2020 and April 28, 2020, the Company issued approximately $1,289,000 of REIT stock.

F-23

EXHIBITS

2.1*	Certificate of Incorporation of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(a) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
2.2*	Bylaws of Iroquois Valley Farmland REIT, PBC (incorporated by reference to Exhibit 2(b) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
3.1*	Stock Redemption Program (incorporated by reference to Exhibit 3(a) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
3.2*	Form Soil Restoration Note (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 1-K filed May 22, 2020)
4.1**	Subscription Agreement
6.1*	First Midwest Bank Promissory Note (incorporated by reference to Exhibit 3(c)(i) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.2*	RSF Social Finance Promissory Note (incorporated by reference to Exhibit 3(d)(i) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.3*	RSF Social Finance Business Loan Agreement (incorporated by reference to Exhibit 3(d)(ii) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.4*	RSF Social Finance Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing (incorporated by reference to Exhibit 3(d)(iii) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.5*	RSF Social Finance Modification of Mortgage (incorporated by reference to Exhibit 3(d)(iv) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.6*	Compeer Financial – Illinois – Promissory Note/Loan Agreement (incorporated by reference to Exhibit 3(e)(i) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.7*	Compeer Financial – Illinois – Open-End Mortgage (incorporated by reference to Exhibit 3(e)(ii) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.8*	Stock Option Agreement – David Miller (incorporated by reference to Exhibit 6(ii) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.9*	Stock Option Agreement – John Steven Bianucci (incorporated by reference to Exhibit 6(iv) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.10*	Stock Option Agreement – John Steven Bianucci (incorporated by reference to Exhibit 6(v) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.11*	Stock Option Agreement – John Steven Bianucci (incorporated by reference to Exhibit 6(vi) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.12*	Stock Option Agreement – Arnold Lau (incorporated by reference to Exhibit 6(xiv) to the Company’s Offering Statement on Form 1-A/A filed April 26, 2019)
6.13*	Stock Option Agreement – Sally Dodge (incorporated by reference to Exhibit 6.13 to the Company’s 1-A POS filed June 5, 2020)
6.14**	Agreement for Certified B Corporations and Iroquois Valley's Public B-Lab Profile
11.1**	Consent of Plante Moran
11.2**	Consent of Gundzik Gundzik Heeger LLP (included in Exhibit 12.1)
12.1**	Opinion Regarding Legality and Consent of Gundzik Gundzik Heeger LLP

* Filed previously

** Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on July 10, 2020.

IROQUOIS VALLEY FARMLAND REIT, PBC

By: /s/ David E. Miller

Name: David E. Miller

Its: President and CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ David E. Miller

Name: David E. Miller

Its: President and Chief Executive Officer, and Member of the Board of Directors

Date: 07/10/2020

By: /s/ Mark D. Schindel

Name: Mark D. Schindel

Its: Chief Financial Officer

Date: 07/10/2020

By: /s/ Arnold Lau

Name: Arnold Lau

Its: Secretary, and Member of the Board of Directors

Date: 07/10/2020

By: /s/ Stephen Rivard

Name: Dr. Stephen Rivard

Its: Chairperson and Member of the Board of Directors

Date: 06/05/2020

By: /s/ Dorothy D. Burlin

Name: Dorothy D. Burlin

Its: Member of the Board of Directors

Date: 07/10/2020

By: /s/ Sally Dodge

Name: Sally Dodge

Its: Member of the Board of Directors

Date: 07/10/2020

By: /s/ Andy Ambriole

Name: Andy Ambriole

Its: Member of the Board of Directors

Date: 07/10/2020

III-2